Exhibit 10.1

AMENDMENT NO. 1

This AMENDMENT NO. 1 (this “Amendment”), dated as of July 15, 2025, to the Amended and Restated Credit Agreement, dated as of March 17, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”), is entered into by and among ENTRAVISION COMMUNICATIONS CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), and as L/C Issuer and Swing Line Lender. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Existing Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower has requested an amendment to the Existing Credit Agreement pursuant to which certain provisions of the Existing Credit Agreement will be amended as set forth herein; and

WHEREAS, pursuant to Section 10.01 of the Existing Credit Agreement, the Loan Parties and each of the undersigned Lenders, together constituting the Required Lenders under the Existing Credit Agreement, have agreed to amend the Existing Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Amendments to the Credit Agreement.
(a)
Effective as of the Amendment No. 1 Effective Date (as defined below), the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Existing Credit Agreement attached as Exhibit A hereto.

(b)
Effective as of the Amendment No. 1 Effective Date, Schedule 2.01 to the Existing Credit Agreement is hereby amended to delete the schedule of Revolving Commitments in its entirety and replace it with the schedule of Revolving Commitments attached as Schedule 1 hereto.

2.
Conditions Precedent. This Amendment shall become effective on the date when the following conditions are met (the “Amendment No. 1 Effective Date”):

(i) the Administrative Agent shall have received counterparts of this Amendment duly executed by each of the Borrower, the Guarantors, the Administrative Agent, the Required Lenders, the Swing Line Lender and the L/C Issuer;

(ii) the Borrower shall have paid to the Administrative Agent, for the account of each Lender that has delivered a counterpart to this Amendment, a consent fee equal to 0.05% of the amount of outstanding loans and commitments held by each consenting Lender immediately prior to giving effect to this Amendment;

(iii) the Borrower shall have paid all amounts due and payable pursuant to this Amendment, including, to the extent invoiced three Business Days prior to the Amendment No. 1 Effective Date, reimbursement or payment of documented and reasonable out-of-pocket expenses in connection with this Amendment and related matters (including the reasonable and documented fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent), any other out-of-pocket expenses of the Administrative Agent required to be paid or reimbursed pursuant to the Existing Credit Agreement and any expense payable to the Administrative Agent or its affiliates as separately agreed;

(iv) There shall have been delivered to the Administrative Agent each of the following:

(a)
copies of resolutions of the Board of Directors of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Amendment No. 1 Effective Date by a Responsible Officer of each Loan Party as being in full force and effect without modification or amendment;
(b)
good standing certificates for each Loan Party, in each case, from the jurisdiction in which such Loan Party is organized;
(c)
(x) an incumbency certificate and/or other certificate of Responsible Officers of each Loan Party, evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which it is a party or is to be a party on the Amendment No. 1 Effective Date and (y) a certificate of a Responsible Officer of the Borrower certifying, with respect to each Loan Party’s Organization Documents, that (A) either (1) except as attached to such certificate, there have been no changes, modifications, or amendments to such Organization Documents that were previously certified and delivered to the Administrative Agent on the Restatement Effective Date or (2) any such Organization Documents that have been changed, modified or amended since such the Restatement Effective Date have been attached to such certificate, and (B) all such Organization Documents are true and correct and remain in full force and effect as of the Amendment No. 1 Effective Date;

(v) The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower certifying that, on the Amendment No. 1 Effective Date, immediately prior to and immediately after giving effect to this Amendment, the conditions specified in clauses (vi) and (vii) have been satisfied;

(vi) Each of the representations and warranties contained in Section 3 hereof shall be true and correct on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, in each case subject to the qualifications set forth therein;

(vii) No Default or Event of Default shall have occurred and be continuing on the Amendment No. 1 Effective Date or would result from this Amendment;

(viii) The Administrative Agent shall have received customary opinions of (i) Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties, and (ii) Wiley Rein LLP, FCC counsel to the Loan Parties, each addressed to the Administrative Agent and each Lender, and each in form and substance reasonably satisfactory to the Administrative Agent;

(ix) The Administrative Agent shall have received copies of customary UCC, tax and judgment lien searches that are reasonably requested by the Administrative Agent; and

(x) So long as requested at least five days prior to the Amendment No. 1 Effective Date, (x) the Borrower shall have delivered to the Administrative Agent all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the PATRIOT Act, at least three Business Days prior to the Amendment No. 1 Effective Date and (y) any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered at least three Business Days prior to the Amendment No. 1 Effective Date, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

3.
Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as of the Amendment No. 1 Effective Date that:
(d)
the representations and warranties of each Loan Party contained in Article V of the Amended Credit Agreement and in each other Loan Document (and acknowledging that this Amendment is a Loan Document) are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date); provided that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they are true and correct in all respects; and
(e)
no Default or Event of Default has occurred and is continuing or will result from this Amendment.
4.
Fees and Expenses. Section 10.04 of the Existing Credit Agreement is incorporated herein by reference, mutatis mutandis.

5.
Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

6.
Governing Law; Jurisdiction; Waiver of Right of Trial by Jury. Sections 10.14 and 10.15 of the Existing Credit Agreement are incorporated herein by reference, mutatis mutandis.

7.
Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

8.
Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Existing Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit

Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Existing Credit Agreement as amended hereby, or any other Loan Document, is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for all purposes and from and after the Amendment No. 1 Effective Date, all references to the Existing Credit Agreement in any Loan Document and all references in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement.

9.
Reaffirmation. Each of the Loan Parties hereby consents to this Amendment and confirms and reaffirms (i) that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Amended Credit Agreement, (ii) its guaranty of the Obligations, (iii) its prior pledges and grants of security interests and Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents and (iv) such Guarantees, prior pledges and grants of security interests and liens on the Collateral to secure the Obligations, as applicable, shall continue to be in full force and effect, shall not be affected, impaired or discharged hereby or by the transactions contemplated in this Amendment and shall continue to inure to the benefit of the Administrative Agent, the Lenders and the other Secured Parties. This Amendment shall not constitute a novation of the Existing Credit Agreement or any other Loan Document.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized respective officers as of the date first above written.

ENTRAVISION COMMUNICATIONS CORPORATION

By: /s/ Mark Boelke
Name: Mark Boelke
Title: Chief Financial Officer and Treasurer

ARIZONA RADIO, INC.

ASPEN FM, INC.

CHANNEL FIFTY SEVEN, INC.

DIAMOND RADIO, INC.

ENTRAVISION COMMUNICATIONS COMPANY, L.L.C.

ENTRAVISION HOLDINGS, LLC

ENTRAVISION SAN DIEGO, INC.

ENTRAVISION-TEXAS G.P., LLC

ENTRAVISION-TEXAS L.P., INC.

ENTRAVISION-TEXAS LIMITED PARTNERSHIP

EVC COCINA HOLDINGS, LLC

LATIN COMMUNICATIONS GROUP INC.

LOS CEREZOS TELEVISION COMPANY

LOTUS/ENTRAVISION REPS LLC

PULPO MEDIA, INC.

THE COMMUNITY BROADCASTING COMPANY OF SAN DIEGO, INCORPORATED

TODOBEBE, LLC

VISTA TELEVISION, INC.

By: /s/ Mark Boelke
Name: Mark Boelke
Title: Chief Financial Officer and Treasurer

[Entravision - Signature Page to Amendment No. 1]

BANK OF AMERICA, N.A., as
Administrative Agent

By: /s/ Teresa Weirath
Name: Teresa Weirath
Title: Vice President

[Entravision - Signature Page to Amendment No. 1]

BANK OF AMERICA, N.A., as Swing Line Lender, L/C Issuer, a Revolving Lender and a Term Lender

By: /s/ Brad Besel
Name: Brad Besel
Title: SVP

[Entravision - Signature Page to Amendment No. 1]

JPMORGAN CHASE BANK, N.A.,

as a Revolving Lender and a Term Lender

By: /s/ Di Li
Name: Di Li
Title: VP

[Entravision - Signature Page to Amendment No. 1]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Revolving Lender and a Term Lender

By: /s/ Jonathan Berns
Name: Jonathan Berns
Title: Executive Director

[Entravision - Signature Page to Amendment No. 1]

ROYAL BANK OF CANADA, as a
Revolving Lender and a Term Lender

By: /s/ Alfonse Simone
Name: Alfonse Simone
Title: Authorized Signatory

[Entravision - Signature Page to Amendment No. 1]

Texas Capital Bank, as a Revolving Lender
and a Term Lender

By: /s/ Fred Wysk
Name: Fred Wysk
Title: Managing Director

[Entravision - Signature Page to Amendment No. 1]

CIBC Bank USA as a Revolving Lender and
a Term Lender

By: /s/ Sahil Arora
Name: Sahil Arora
Title: Managing Director

[Entravision - Signature Page to Amendment No. 1]

HOMESTREET BANK, as a Term Lender

By: /s/ Jim Steele
Name: Jim Steele
Title: SVP Correspondent Banking

[Entravision - Signature Page to Amendment No. 1]

Schedule 1

Revolving Commitments and Applicable Percentages

[Intentionally Omitted]

Exhibit A

Amended Credit Agreement

[attached]

Deal CUSIP: 29382XAF1

Revolving Credit Facility CUSIP: 29382XAG9

Term A Loan CUSIP: 29382XAH7

~~$275,000,000~~

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of March 17, 2023,

as amended by Amendment No. 1, dated as of July 15, 2025,

among

ENTRAVISION COMMUNICATIONS CORPORATION,
as the Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent,

BANK OF AMERICA, N.A.,
as L/C Issuer and Swing Line Lender,

and

The Lenders Party Hereto

WELLS FARGO SECURITIES, LLC AND

JPMORGAN CHASE BANK, N.A.,

as Co-Syndication Agents

RBC CAPITAL MARKETS,

TRUIST BANK AND

TEXAS CAPITAL BANK, N.A.,

as Co-Documentation Agents

BANK OF AMERICA, N.A.,

WELLS FARGO SECURITIES, LLC AND

JPMORGAN CHASE BANK, N.A.,

as Joint Bookrunners

BANK OF AMERICA, N.A.,

Wells Fargo securities, LLC,

jpmorgan chase bank, n.A.,

RBC Capital markets,

truist securities, inc. and

TCBI Securities, inc. d/b/a Texas capital securities,
as Joint Lead Arrangers

TABLE OF CONTENTS

Page

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ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS 1

1.01 Defined Terms 1

1.02 Other Interpretive Provisions 37

1.03 Accounting Terms. 38

1.04 Rounding 38

1.05 Times of Day; Interest Rates ~~38~~39

1.06 Letter of Credit Amounts 39

1.07 Pro Forma Calculations. 39

1.08 Effect of Restatement 41

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS 41

2.01 Loans 41

2.02 Borrowings, Conversions and Continuations of Loans. 41

2.03 Letters of Credit. 43

2.04 Swing Line Loans. 50

2.05 Prepayments. 52

2.06 Termination or Reduction of Commitments. 55

2.07 Repayment of Obligations 55

2.08 Interest. 56

2.09 Fees ~~56~~57

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. 57

2.11 Evidence of Debt. 57

2.12 Payments Generally; Administrative Agent’s Clawback. 58

2.13 Sharing of Payments by Lenders ~~59~~60

2.14 Collateral Documents and Guaranty Agreements. ~~60~~61

2.15 Cash Collateral and Other Credit Support. ~~60~~61

2.16 Defaulting Lenders 61

2.17 Discounted Voluntary Prepayments. 63

2.18 Incremental Facilities. 64

2.19 Extensions of Term Loans and Revolving Commitments. 66

2.20 Refinancing Amendment 68

2.21 MIRE Event 68

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY 68

3.01 Taxes. 68

3.02 Illegality 71

3.03 Inability to Determine Rates. 72

3.04 Increased Costs. ~~73~~74

3.05 Compensation for Losses ~~74~~75

3.06 Mitigation Obligations; Replacement of Lenders. 75

3.07 Survival 75

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS ~~75~~76

4.01 Conditions to Restatement Effective Date ~~75~~76

4.02 Conditions to all Credit Extensions ~~77~~78

ARTICLE V.
REPRESENTATIONS AND WARRANTIES 78

5.01 Existence, Qualification and Power; Compliance with Laws 78

5.02 Authorization; No Contravention 78

5.03 Governmental Authorization; Other Consents ~~78~~79

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5.04 Binding Effect 79

5.05 Financial Statements; No Material Adverse Effect. 79

5.06 Litigation 79

5.07 No Default 79

5.08 Ownership of Property; Liens ~~79~~80

5.09 Environmental Compliance 80

5.10 Insurance 80

5.11 Taxes 80

5.12 ERISA Compliance. 80

5.13 Subsidiaries; Equity Interests ~~80~~81

5.14 Use of Proceeds; Margin Regulations; Investment Company Act. 81

5.15 Disclosure 81

5.16 Compliance with Laws 81

5.17 [Reserved] 81

5.18 [Reserved]. ~~81~~82

5.19 Solvent ~~81~~82

5.20 Collateral Documents. ~~81~~82

5.21 Intellectual Property; Licenses, Etc 82

5.22 Patriot Act 82

5.23 OFAC 82

5.24 Anti-Corruption Laws 82

5.25 Affected Financial Institution ~~82~~83

5.26 [Reserved]. ~~82~~83

5.27 FCC Rules and Regulations ~~82~~83

5.28 Labor Matters 84

5.29 Beneficial Ownership Certificate 84

ARTICLE VI.
AFFIRMATIVE COVENANTS 84

6.01 Financial Statements 84

6.02 Certificates; Other Information 85

6.03 Notices ~~86~~87

6.04 Payment of Certain Obligations 87

6.05 Preservation of Existence, Etc 87

6.06 Maintenance of Properties 87

6.07 Maintenance of Insurance. 87

6.08 Compliance with Laws 88

6.09 Books and Records 88

6.10 Inspection Rights; Lender Calls 88

6.11 Use of Proceeds 88

6.12 Additional Guarantors and Covenant to Give Security ~~88~~89

6.13 [Reserved] 89

6.14 Collateral. 89

6.15 Further Assurances 91

6.16 [Reserved] 91

6.17 [Reserved] 91

6.18 Anti-Corruption Laws; Sanctions 91

6.19 Communications Authorizations 91

6.20 Post-Closing Matters ~~91~~92

ARTICLE VII.
NEGATIVE COVENANTS ~~91~~92

7.01 Liens 92

7.02 Investments 94

7.03 Indebtedness 96

7.04 Fundamental Changes 99

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7.05 Dispositions 100

7.06 Restricted Payments 101

7.07 Acquisitions 102

7.08 Change in Nature of Business 103

7.09 Transactions with Affiliates 103

7.10 Negative Pledge Clauses; Limitations on Subsidiary Distributions 104

7.11 Use of Proceeds 105

7.12 Amendment of Material Documents and Agreements 105

7.13 Financial Covenants. 105

7.14 [Reserved] 105

7.15 Sale and Leaseback Transactions 105

7.16 [Reserved] ~~105~~106

7.17 Change in Status of Subsidiaries. ~~105~~106

7.18 Prepayments, Etc. of Indebtedness 106

7.19 Sanctions 107

7.20 Anti-Corruption Laws 107

7.21 License Subsidiaries 107

7.22 [Reserved]. 107

7.23 Fiscal Year ~~107~~108

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES ~~107~~108

8.01 Events of Default ~~107~~108

8.02 Remedies Upon Event of Default ~~109~~110

8.03 Application of Funds 110

ARTICLE IX.
ADMINISTRATIVE AGENT 111

9.01 Appointment and Authority 111

9.02 Rights as a Lender ~~111~~112

9.03 Exculpatory Provisions 112

9.04 Reliance by Administrative Agent ~~112~~113

9.05 Delegation of Duties 113

9.06 Resignation of Administrative Agent 113

9.07 Non-Reliance on the Administrative Agent, the Arrangers and the Other Lenders 114

9.08 No Other Duties, Etc 115

9.09 Administrative Agent May File Proofs of Claim; Credit Bidding 115

9.10 Collateral and Guaranty Matters 116

9.11 Secured Cash Management Agreements and Secured Hedge Agreements 117

9.12 No Fiduciary Relationships 117

9.13 Withholding Taxes 117

9.14 Recovery of Erroneous Payments 117

ARTICLE X.
MISCELLANEOUS 118

10.01 Amendments, Etc 118

10.02 Notices; Effectiveness; Electronic Communication. 120

10.03 No Waiver; Cumulative Remedies; Enforcement 122

10.04 Expenses; Indemnity; Damage Waiver. 123

10.05 Payments Set Aside 124

10.06 Successors and Assigns. 124

10.07 Treatment of Certain Information; Confidentiality 129

10.08 Right of Setoff 130

10.09 Interest Rate Limitation 130

10.10 Counterparts; Integration; Effectiveness 130

10.11 Survival of Representations and Warranties 130

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10.12 Severability 131

10.13 Replacement of Lenders 131

10.14 Governing Law; Jurisdiction; Etc. 131

10.15 Waiver of Jury Trial 132

10.16 USA PATRIOT Act Notice 132

10.17 Time of the Essence 133

10.18 Designation as Senior Indebtedness 133

10.19 No Advisory or Fiduciary Responsibility 133

10.20 Electronic Execution; Electronic Records; Counterparts 133

10.21 ENTIRE AGREEMENT 134

10.22 Keepwell 134

10.23 Acknowledgement and Consent to Bail-In of Affected Financial Institutions 134

10.24 ERISA 135

10.25 Acknowledgement Regarding Any Supported QFCs 136

SCHEDULES

1.01(a) Immaterial Subsidiaries

1.01(b) License Subsidiaries

2.01 Commitments and Applicable Percentages

5.08 Real Property

5.13 Subsidiaries and Other Equity Investments

5.27(b) Station Disclosures

5.27(e) MVPD Disclosures

6.20 Post-Closing Matters

7.01 Existing Liens

7.03 Existing Indebtedness

7.09 Transactions with Affiliates

10.02 Administrative Agent’s Office, Certain Addresses for Notices

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EXHIBITS

Form of

A Loan Notice

B Note

C Compliance Certificate

D Assignment and Assumption

E Guaranty

F Security Agreement

G Swing Line Loan Notice

H Auction Procedures

I Forms of U.S. Tax Certificates

J Notice of Loan Prepayment

K Perfection Certificate

L Perfection Certificate Supplement

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ENTRAVISION COMMUNICATIONS CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of March 17, 2023, among Entravision Communications Corporation, a Delaware corporation (the “Borrower”), the Guarantors party hereto from time to time, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

WHEREAS, the Borrower, Bank of America, as Administrative Agent and the other lenders party thereto entered into a credit agreement dated as of November 30, 2017 (as amended by the First Amendment and Limited Waiver, dated as of April 30, 2019, as amended by Second Amendment, dated as of June 4, 2021 and as further amended, supplemented or otherwise modified from time to time prior to the ~~date hereof~~Restatement Effective Date, the “Existing Credit Agreement”);

WHEREAS, pursuant to the Restatement Agreement (as defined below), the Borrower ~~has~~ requested and certain Lenders ~~have~~ agreed to provide on the Restatement Effective Date a (i) Term A Facility in an aggregate principal amount of $200,000,000 and (ii) Revolving Credit Facility in an original aggregate principal amount of $75,000,000; and

WHEREAS, the requisite parties to the Existing Credit Agreement have agreed to amend and restate the Existing Credit Agreement in the form hereof on the terms and subject to the conditions set forth herein and in the Restatement Agreement.

Accordingly, the Existing Credit Agreement shall be amended and restated pursuant to the Restatement Agreement of the Restatement Effective Date as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of the Borrower, or (c) a merger or consolidation or any other combination with another Person. The terms “Acquire,” “Acquired” and “Acquisition of” shall have correlative meanings.

“Act” has the meaning set forth in Section 10.16.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent engaged in accordance with the terms of Section 9.06.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Agents” means the Administrative Agent, the Documentation Agents and Syndication Agents.

“Aggregate Commitments” means the sum of the Revolving Commitments of all the Revolving Lenders. ~~On the Restatement~~As of the Amendment No. 1 Effective Date, the Aggregate Commitments are $~~75,000,000~~30,000,000.

“Aggregate Non-Loan Party Indebtedness” means the aggregate principal amount of Indebtedness incurred by Restricted Subsidiaries that are not Guarantors under Sections 7.03(g), (i), (j) and (l).

“Agreement” has the meaning specified in the introductory paragraph hereof.

“Amendment No. 1” means that certain Amendment No. 1, dated as of the Amendment No. 1 Effective Date, by and among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Effective Date” means July 15, 2025.

“Applicable Percentage” means (a) in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A Facility represented by (i) on or prior to the Restatement Effective Date, such Term A Lender’s Term A Commitment at such time, and (ii) thereafter, the principal amount of such Term A Lender’s Term A Loans at such time, (b) in respect of the Revolving Credit Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of such Revolving Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.16, (c) in respect of any Incremental Term Facility, with respect to any Incremental Term Lender at any time, the percentage (carried out to the ninth decimal place) of such Incremental Term Facility represented by (i) on or prior to the funding of the Incremental Term Loans thereunder, such Incremental Term Lender’s Incremental Term Commitment under such Incremental Term Facility at such time, and (ii) thereafter, the principal amount of such Incremental Term Lender’s Incremental Term Loans under such Incremental Term Facility at such time and (d) in respect of any Incremental Revolving Facility, with respect to any Incremental Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of such Incremental Revolving Lender’s Incremental Revolving Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each Revolving Lender or Incremental Revolving Lender to make Committed Loans and the obligation of the L/C Issuer to make L/C Credit Extensions or Incremental Revolving Loans has been terminated pursuant to Section 8.02 or if the Revolving Commitments or Incremental Revolving Commitments have expired, then the Applicable Percentage of each Revolving Commitments or Incremental Revolving Lender in respect of the applicable Revolving Commitments or Incremental Revolving Facility shall be determined based on the Applicable Percentage of such Revolving Lender or Incremental Revolving Lender in respect of the applicable Revolving Credit Facility or Incremental Revolving Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Incremental Loan Amendment, Increase Agreement or Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” shall mean, at any date, in respect of the Term A Facility, the Revolving Credit Facility and the Revolving Commitment Fee (a) from the Restatement Effective Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) for the first fiscal quarter ending after the Restatement Effective Date, (x) with respect to Term SOFR Loans, 2.75% per annum, (y) with respect to Base Rate Loans, 1.75% per annum, and (z) with respect to the Revolving Commitment Fee, 0.35% per annum; and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Total Net Leverage Ratio	Applicable Rate for Term SOFR Loans and Letter of Credit Fees	Applicable Rate for Base Rate Loans	Revolving Commitment Fee
I	Greater than or equal to 2.25 to 1.00	3.00%	2.00%	0.40%
II	Greater than or equal to 1.00 to 1.00 but less than 2.25 to 1.00	2.75%	1.75%	0.35%
III	Less than 1.00 to 1.00	2.50%	1.50%	0.30%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level II shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding the foregoing, (x) the Applicable Rate in respect of any tranche of any Extended Term Loans shall be the applicable percentages per annum set forth in the relevant Extension Offer and (y) the Applicable Rate in respect of any tranche of Incremental Term Loans or Incremental Revolving Commitments shall be the applicable percentages per annum set forth in the relevant Incremental Loan Amendment.

“Applicable Revolving Percentage” means with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Appropriate Lender” means, (a) at any time, with respect to any of the Term A Facility, the Revolving Credit Facility, any Incremental Term Facility or any Incremental Revolving Facility, a Lender that has a Commitment with respect to such Facility or holds a Term A Loan or a Committed Loan, respectively, under such Facility at such time or (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means the Joint Lead Arrangers and Joint Bookrunners.

“Asset Swap” means any transfer of assets of the Borrower or any of its Restricted Subsidiaries to any Person other than to the Borrower or any of its wholly-owned Restricted Subsidiaries in exchange for assets of such Person.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease or similar obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Auction Manager” means (a) Bank of America or (b) a financial institution, advisor or other Person of recognized standing selected by the Borrower and reasonably satisfactory to the Administrative Agent (which such Person shall not be a Lender, the Borrower or an Affiliate of the Borrower), in each case that will manage the Discounted Voluntary Prepayment Offer.

“Auction Procedures” means the auction procedures with respect to Discounted Voluntary Prepayment Offers set forth in Exhibit H hereto.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower (including accounts its Restricted Subsidiaries) for the fiscal years ended December 31, 2019, December 31, 2020 and December 31, 2021, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means (a) in respect of the Revolving Credit Facility, the period from and including the Restatement Effective Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Lender to make Committed Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Available Amount” means at any time (the “Available Amount Reference Time”), an amount which is initially equal to zero but never less than zero, and that is equal to the difference between

(a) the sum of:

(i) an amount equal to 50% of Consolidated Net Income for the cumulative period from, the first day of the fiscal quarter of the Borrower during which the Restatement Effective Date to and including the last day of the most recently ended fiscal quarter of the Borrower for which consolidated financial statements required pursuant to Section 6.01(a) or (b) have been delivered prior to the Available Amount Reference Time;

(ii) 100% of the Eligible Equity Proceeds received by the Borrower during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time;

(iii) if during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time, the Borrower has designated and converted an Unrestricted Subsidiary to a Restricted Subsidiary in accordance with the terms of this Agreement and such Person remains a Restricted Subsidiary, without duplication, an amount equal to the lesser of (x) the original amount of any investment by the applicable Loan Party in such Unrestricted Subsidiary prior to the Available Amount Reference Time and (y) the fair market value of the investment of the applicable Loan Party in such Unrestricted Subsidiary at the time of such designation or conversion, and

(iv) $35,000,000;

provided, however, that, notwithstanding any provision in the foregoing to the contrary, to the extent that any amounts which would be included in the calculation of the Available Amount for any fiscal year pursuant to subsection (ii) preceding are required by any provision of any other agreement entered into by any Loan Party with respect to other Indebtedness of any Loan Party, or any other Subsidiary of any Loan Party, to repay or prepay obligations or liabilities under such Indebtedness, such amounts may not be included in the calculation of the Available Amount;

(b) minus the sum of:

(i) the aggregate amount of Investments (including (x) Investments in Unrestricted Subsidiaries and (y) Investments deemed made in Unrestricted Subsidiaries upon the designation or conversion of any Restricted Subsidiary as an Unrestricted Subsidiary) made relying on the permitted basket in Section 7.02(f) during the period commencing on the Closing Date and ending on the Available Amount Reference Time without taking into account of the intended usage of the Available Amount at such Available Amount Reference Time, plus

(ii) the aggregate amount of Restricted Payments made relying on the permitted basket in Section 7.06(c) during the period commencing on the Closing Date and ending on the Available Amount Reference Time without taking into account of the intended usage of the Available Amount at such Available Amount Reference Time, plus

(iii) the aggregate amount of prepayments, redemption, defeasance, repurchase or cancellation of Indebtedness, made relying on the permitted basket in Section 7.18(a) during the period commencing on the Closing Date and ending on the Available Amount Reference Time without taking into account of the intended usage of the Available Amount at such Available Amount Reference Time; provided that if such Indebtedness is purchased at a discount to par or cancelled, only the actual amount of cash U.S. dollars spent to retire or cancel such Indebtedness shall be included in such calculation.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate”, (c) Term SOFR plus 1.00% and (d) 1.00%. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Committed Loan or a Term A Loan that bears interest based on the Base Rate.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The term “Beneficially Own” will have correlative meaning.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed Borrowing, a Swing Line Borrowing or a Term A Borrowing, as the context may require.

“Business” means any television broadcasting station, radio broadcasting station, digital media or digital advertising platform or service or any other business similar in nature to any business conducted or proposed to be conducted by the Borrower and the Restricted Subsidiaries on the Closing Date and any business reasonably ancillary, incidental, complementary or related to the business conducted or proposed to be conducted by the Borrower and the Restricted Subsidiaries on the Closing Date or a reasonable extension, development or expansion thereof, in each case, as determined in good faith by the Borrower.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Cable Act” means Title VI of the Communications Act of 1934, as amended, 47 U.S.C. §§ 151 et seq., and all other provisions of the Cable Communications Policy Act of 1984, Pub. L. No. 98-549, and the Cable Television Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385, and the Telecommunications Act of 1996, Pub. L. No. 104-104, as such statutes may be amended from time to time, and the rules and regulations promulgated thereunder by the FCC.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or Swing Line Lender (as applicable) and the Revolving Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of the Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Administrative Agent, the L/C Issuer or Swing Line Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer or Swing Line Lender, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments:

(a) United States dollars;

(b) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(c) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $300,0000,000;

(d) repurchase obligations for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above and in U.S. dollars;

(e) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof, in U.S. dollars;

(f) marketable short term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within 24 months after the date of creation thereof and in U.S. dollars;

(g) investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (f) above;

(h) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an investment grade rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(i) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition and in each case in U.S. dollars;

(j) Investments with weighted average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s and in each case in U.S. dollars; and

(k) credit card receivables and debit card receivables so long as such are considered cash equivalents under GAAP and are so reflected on the Borrower’s balance sheet.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than U.S. dollars. In the case of Investments by any Foreign Subsidiary or Investments made in a country outside the United States, Cash Equivalents shall also include (i) Investments of the type and maturity described in clauses (a) through (k) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement (or on the Closing Date or Restatement Effective Date with respect to Cash Management Agreements existing on the Closing Date or Restatement Effective Date), is the Administrative Agent or an Affiliate of the Administrative Agent, a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“Casualty Event Receipts” means any cash or proceeds received by or paid to or for the account of any Person under any casualty insurance policy in respect of a covered loss thereunder or as a result of the taking of any assets of any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code, as amended.

“CFC Holdco” means a Domestic Subsidiary that has no material assets (directly or through subsidiaries) other than (i) equity interests in one or more Foreign Subsidiaries of the Borrower that are CFCs or (ii) intercompany loans, Indebtedness or receivables owed, or treated as owed for U.S. federal income tax purposes, by one or more Foreign Subsidiaries of the Borrower that are CFCs.

“Change in Law” means the occurrence, after the date of this Agreement (or in the case of any Replacement Term Loan, on or after the effective date of the amendment pursuant to which such Replacement Term Loan is made), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following:

(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than one or more Permitted Holders or Related Holders; or

(b) the adoption of a plan relating to the liquidation or dissolution of the Borrower; or

(c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or Related Holders, (a) becomes the Beneficial Owner, directly or indirectly, of 35% or more of the voting power of the Voting Stock of the Borrower and (b) (i) at such time, the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Borrower than such other person or group and (ii) at such time, the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Borrower; or

(d) the Borrower consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Borrower, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Borrower is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Borrower outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the voting power of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders and any Related Holder, (a) becomes, directly or indirectly, the Beneficial Owner of 35% or more of the voting power of the Voting Stock of the surviving or transferee Person and (b) (i) at such time, the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the surviving or transferee Person than such other person or group and (ii) at such time, the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the surviving or transferee Person.

“Class” means, (a) when used in reference to any Loan, whether such Loan is a Term A Loan, Committed Loan, Swing Line Loan, Incremental Term Loan or an Incremental Revolving Loan, and (b) when used in reference to any Commitment, whether such Commitment is a Term A Commitment, a Revolving Commitment, an Incremental Revolving Commitment or an Incremental Term Commitment.

“Closing Date” means November 30, 2017.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” or other similar term referred to in the Collateral Documents and all Mortgaged Property and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties, and excludes, for the avoidance of doubt, any Excluded Collateral.

“Collateral Documents” means the Security Agreement, each of the Security Agreement Supplements, each Intellectual Property Security Agreement, mortgages, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term A Commitment, a Revolving Commitment, an Incremental Revolving Commitment or an Incremental Term Commitment, as the context may require.

“Committed Borrowing” means a borrowing consisting of one or more Committed Loans made on the same day of the same Type.

“Committed Loan” has the meaning specified in Section 2.01(a).

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a Credit Extension, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Communications Laws” has the meaning set forth in Section 5.27(a).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C, or any other form approved by the Administrative Agent.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent (in consultation with the Borrower), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period of determination:

(a) Consolidated Net Income plus the sum of (in each case, without duplication):

(i) all amounts deducted in calculating Consolidated Net Income for depreciation or amortization for such period, plus

(ii) interest expense (less interest income) deducted in calculating net income (or loss) for such period, plus

(iii) fees and expenses incurred in connection with the Loan Documents (including without limitation all amendments~~,~~ (including Amendment No. 1), restatements, modifications or extensions thereof), plus

(iv) all taxes on or measured by income to the extent deducted in calculating Consolidated Net Income for such period, plus

(v) (A) any unusual, extraordinary or non-recurring cash expenses of the Borrower and its Subsidiaries incurred in connection with (I) the discontinuation of operations of the Entravision Global Partners business Disposed of by the Borrower in the fiscal quarter ended June 30, 2024 and/or (II) the amounts set forth in the schedule delivered to the Lenders prior to the Amendment No. 1 Effective Date, in each case, to the extent that such expenses were deducted in computing Consolidated Net Income for such period and (B) any other unusual, extraordinary or non-recurring cash expenses of the Borrower and its Subsidiaries to the extent that such expenses were deducted in computing Consolidated Net Income for such period; provided, however, that such extraordinary or non-recurring cash expenses under this clause (v)(B) do not exceed 10.0% of Consolidated EBITDA as calculated hereunder for such period unless approved by the Administrative Agent, plus

(vi) all non-cash losses or expenses (or minus non-cash income or gain) included or deducted in calculating Consolidated Net Income for such period, including, without limitation, any non-cash loss or expense (or income or gain) due to the application of FASB ASC 815-10 regarding hedging activity, FASB ASC 350 regarding impairment of good will and indefinite-lived intangible assets, FASB ASC 480-10 regarding accounting for financial instruments with debt and equity characteristics, non-cash foreign currency exchange losses (or minus gains) and non-cash expenses deducted as a result of any grant of Stock or Stock Equivalents to employees, officers or directors, but excluding any non-cash loss or expense that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period, plus

(vii) fees, costs and expenses of the Borrower and its Subsidiaries for such period in connection with any equity offering of the Borrower, any Investment permitted under Section 7.02 (including, for the avoidance of doubt, any Permitted Acquisition), any Disposition permitted under Section 7.05 or any issuance of Indebtedness permitted under Section 7.03 (including any refinancing of any such Indebtedness permitted under Section 7.03), in each case, whether or not consummated, plus

(viii) the amount of net cost savings and synergies projected by the Borrower in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) by the Borrower and its Subsidiaries as a result of actions taken or to be taken within 12 months of the end of such period of determination, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided, that such net cost savings and synergies are reasonably anticipated to be realized within eighteen (18) months after the date of such calculation and are factually supportable, all as determined in good faith by the Borrower, that, together with expenses added back pursuant to clause (v) above, do not exceed 15.0% of Consolidated EBITDA as calculated hereunder for such period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Restricted Subsidiaries on a consolidated basis (which shall specifically exclude Indebtedness of the Unrestricted Subsidiaries, except Indebtedness to the extent set forth in subclauses (f) and (g) below), the sum of (without duplication) (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct and indirect obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable and other accrued liabilities incurred in the ordinary course of business and (ii) deferred compensation, but including any “earn-out” obligation payable in connection with the purchase of any assets or any Permitted Acquisition to the extent such obligation is past due (unless the same is being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Restricted Subsidiary)), (e) Attributable Indebtedness in respect of capital leases and similar obligations and Synthetic Lease Obligations, (f) all Guarantees (for the avoidance of doubt, excluding Guarantees made by any Unrestricted Subsidiary) with respect to outstanding Indebtedness of the types specified in subsections (a) through (e) above of Persons other than the Borrower or any Restricted Subsidiary, and (g) the aggregate amount of Indebtedness of Unrestricted Subsidiaries of the types referred to in subsections (a) through (f) above for which any Loan Party has direct liability. The amount of any capital lease, similar obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Notwithstanding anything herein to the contrary, in no event will any “earn-out” obligation payable in connection with the purchase of any assets or any Permitted Acquisition to the extent not past due be included in the calculation of Consolidated Funded Indebtedness.

“Consolidated Interest Charges” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of (a) all cash interest, fees, charges (excluding fees and charges related to the Loans) and related cash expenses of the Borrower and its Restricted Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) dividends paid in cash with respect to any Disqualified Stock and (c) the portion of rent expense of the Borrower and its Restricted Subsidiaries paid in cash during such period under capital leases that is treated as interest in accordance with generally accepted accounting principles, in the case of clauses (a) and (c) preceding, net of (i) consolidated interest income of the Borrower and its Restricted Subsidiaries for such period and (ii) interest accrued on the Attributable Indebtedness and other obligations described in subsection (e) of the definition of “Consolidated Funded Indebtedness.”

“Consolidated Net Income” means net income (or loss) for the applicable period of measurement of Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person which is not a Subsidiary of the Borrower, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period; (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries; (c) [reserved]; (d) after-tax gains or losses from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Borrower and its Subsidiaries or returned surplus assets of any pension plan; (e) the cumulative effect of a change in accounting principles; (f) any non-cash compensation expense realized from grants of performance shares, stock options or other rights to officers, directors and employees of the Borrower and its Subsidiaries (provided, that such shares, options or other rights can be redeemed at the option of the holder only for Stock (other than Disqualified Stock) of the Borrower); (g) any other net extraordinary gains or losses of the Borrower or its Subsidiaries; and (h) all expenses related to, and gains arising from, the Borrower’s participation, through its wholly-owned Subsidiary, in the broadcast incentive auction conducted by the FCC pursuant to Section 6403 of the Middle Class Tax Relief and Job Creation Act (Pub. L. No. 11296, § 6403, 126 Stat. 156, 225-230 (2012)) and the rules and regulations adopted by the FCC to effectuate such law.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, provided that, the directors, officers and employees of a Person shall not be deemed to control such Person as a result of their role as such. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment; provided that, in each case, such Indebtedness is issued, incurred or otherwise funded (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, the existing Term A Loans, or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided further that (i) except in the case of Indebtedness incurred in connection with a Refinancing Amendment, the terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms) are ordinary and customary with respect to the type of Indebtedness being incurred and which the Borrower determines in good faith shall not adversely affect the Borrower’s ability to make payments of principal or interest on the Loans, (ii) such Indebtedness has an equal or later maturity than the Refinanced Debt (provided that if such Indebtedness is subordinated to the Refinanced Debt or is secured by a junior Lien on the Collateral then its maturity shall be no earlier than the 91st day following the maturity of the Refinanced Debt) and a weighted average life to maturity equal to or greater than the Refinanced Debt, (iii) except to the extent otherwise permitted hereunder (subject to a dollar for dollar usage of any other applicable basket, if applicable), such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing, (iv) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or funded and (v) the aggregate unused revolving commitments under such Credit Agreement Refinancing Indebtedness shall not exceed the unused revolving commitments being replaced.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, in each case as specified in Section 8.01, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans under the applicable Facility plus (iii) 2% per annum; provided, however, that with respect to a Term SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such

Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more of the conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with any such funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in a writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country, region or territory to the extent that such country or territory itself is the subject of any Sanction.

“Discounted Voluntary Prepayment” has the meaning specified in Section 2.17(a).

“Discounted Voluntary Prepayment Offer” has the meaning specified in Section 2.17(a).

“Disposition” or “Dispose” means the sale, assignment, transfer in full, conveyance, or other disposition (including dispositions pursuant to any sale and leaseback transaction) of any property by the Borrower or any of its Restricted Subsidiaries, including any such disposition or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding property disposed of in the ordinary course of business of such Person.

“Disqualified Stock” means any Equity Interest of the Borrower which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable by the holder thereof, or upon the happening of any event, matures, requires prepayment, triggers a put option, is mandatorily redeemable or otherwise required to be repaid or secured (other than solely as a result of a change of control or a sale of substantially all assets) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or a sale of substantially all assets), in whole or in part, in each case prior to the date that is 180 days after the Maturity Date (or, if later, the maturity date of any Extended Term Loan);

provided, however, that if such Equity Interest is issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disregarded Entity” means an entity disregarded from its owner for federal income tax purposes under Section 301.7701-3 of the United States Treasury Regulations.

“Documentation Agents” means RBC Capital Markets, Truist Bank, Texas Capital Bank, N.A. or any successor documentation agents.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States, any state thereof, or the District of Columbia.

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system or any similar system used by the SEC for electronic SEC filings.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 U.S.C. §7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries. For the avoidance of doubt, any assignment to the Borrower is subject to Section 10.06(g).

“Eligible Equity Proceeds” means, at any date of determination after the Closing Date, the Net Issuance Proceeds from the sale after the Closing Date of Equity Interests of the Borrower that are not (a) Disqualified Stock and/or (b) being used to prepay Indebtedness in accordance with the terms of Section 7.18(g); provided that Net Issuance Proceeds from any such sales to a Person that is a Loan Party, an Unrestricted Subsidiary or a Subsidiary of a Loan Party or Unrestricted Subsidiary, or any Person that is owned in whole or in part by a Loan Party, an Unrestricted Subsidiary, or a Subsidiary of a Loan Party or an Unrestricted Subsidiary, may not be included in Eligible Equity Proceeds.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Laws” means any and all applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or governmental restrictions relating to pollution and the protection of the Environment or the Release or threatened Release of any Hazardous Materials into the Environment.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock or membership or partnership interests of (or other ownership interests in) such Person, all of the warrants, options or other rights for the purchase or Acquisition from such Person of shares of capital stock or membership or partnership interests of (or other ownership interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership interests in) such Person or warrants, rights or options for the purchase or Acquisition from such Person of such shares (or such other interests), and all of the other ownership interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent or in reorganization (within the meaning of Title IV of ERISA); (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430 or 432 of the Code or Sections 303 or 305 of ERISA; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate or (h) a failure by the Borrower or any ERISA Affiliate to meet the applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, the imposition of a lien under Section 430(k) of the Code or Section 303(k) of ERISA with respect to any Pension Plan, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Collateral” means, collectively, (i) fee owned real property with a value of less than $10,000,000 and all leasehold interests in real property, and all real property located outside the United States, (ii) any permit or license or any contract (including any License (other than, to the maximum extent permitted by law, the economic value of the Licenses and the right to receive all monies, consideration and proceeds derived from or in connection with the sale, assignment or transfer of the Licenses)) entered into by any Loan Party (A) that validly prohibits, or requires the consent of any Person other than a Loan Party which has not been obtained as a condition to, the creation by such Loan Party of a Lien on such permit, license or contract or (B) to the extent that any requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code of any applicable jurisdiction or any other requirement of Law, (iii) any U.S. “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed), (iv) equipment or similar property that is the subject of a purchase-money security interest or capital lease or similar arrangement permitted hereunder to the extent the underlying documents governing such purchase-money security interest, capital lease or similar arrangement prohibit the Administrative Agent’s lien in such equipment, (v) motor vehicles and other assets subject to a certificate of title to the extent perfection must be obtained solely through notation on a certificate of title, (vi) letter of credit rights (other than to the extent such rights can be perfected by filing a UCC-1), (vii) those assets as to which the Administrative Agent and the Borrower reasonably determine that the costs of obtaining, perfecting or maintaining a security interest in such assets exceeds the fair market value thereof (which fair market value shall be determined by the Borrower in its reasonable judgment) or the practical benefit to the Lenders afforded thereby, (viii) voting Equity Interests owned by the Borrower or any of its Subsidiaries in any Subsidiary of the Borrower that is a CFC or CFC Holdco in excess of 65% of the voting Equity Interests of such CFC or CFC Holdco, (ix) margin stock, (x) cash or Cash Equivalents that are held by an intermediary that is an unaffiliated third party holding such cash and Cash Equivalents for the sole purpose of conducting a Like-Kind Exchange pending consummation of such Like-Kind Exchange (it being understood that this clause (x) does not include any assets received by a Loan Party in such Like-Kind Exchange), (xi) any cash collateral posted by such Loan Party to any Person (other than any Loan Party or any Affiliate of any Loan Party) in the ordinary course of business (including, for the avoidance of doubt, any account containing solely such cash collateral) constituting a Permitted Lien, (xii) the Equity Interests of a non-wholly-owned Subsidiary or joint venture, solely to the extent that the pledge of such Equity Interests would violate a contractual obligation owing by such Loan Party to the owners of the other Equity Interests of such non-wholly-owned Subsidiary or joint venture (other than any such owners that are Affiliates of the Borrower) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction and other applicable law, and (xiii) any assets to the extent a security interest in such assets would result (in the reasonable good faith judgment of the Borrower in consultation with the Administrative Agent) in material adverse tax consequences to the Borrower and its Restricted Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction); provided, further; “Excluded Collateral” shall not include any proceeds, products, substitutions or replacements of Excluded Collateral (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Collateral).

“Excluded Perfection Action” means, collectively, (a) any filings or other action in any jurisdiction outside of the United States or required by the Laws of any jurisdiction outside of the United States to create or perfect any security interest in any assets located or titled outside of the United States, including, without limitation, any such filings or other actions with respect to intellectual property registered in any jurisdiction outside the United States (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any jurisdiction outside the United States), (b) any bailee waivers, landlord waivers, estoppels or collateral access letters, (c) any notices to be sent to account debtors or other contractual third parties (other than during the continuance of an Event of Default), (d) any perfection action to the extent this Agreement or the Security Agreement expressly provides such action is not required and (e) any control agreements with respect to any Excluded Accounts (as defined in the Security Agreement).

“Excluded Subsidiary” means (a) any Subsidiary that is not wholly-owned, directly or indirectly, by the Borrower, (b) any Unrestricted Subsidiary, (c) any Immaterial Subsidiary, (d) any direct or indirect Domestic Subsidiary of a Foreign Subsidiary of the Borrower that is a CFC, and (e) any CFC Holdco; provided that, no Subsidiary may be released from its Guarantee of the Obligations solely because it ceases to be a wholly-owned Subsidiary, if as a result of (i) a disposition or issuance of Equity Interests of such Subsidiary, in either case, to a Person that is an Affiliate of the Borrower or (ii) any transaction entered into primarily for the purpose of such Subsidiary ceasing to constitute a Guarantor.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.22 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by such Recipient’s net income or net profits (in each case, however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Commitment (or, to the extent a Lender acquires an interest in a Loan not funded pursuant to a prior Commitment, acquires such interest in such Loan) (in each case, other than pursuant to an assignment request by the Borrower under Section 3.06) or (ii) such Lender changes its Lending Office, except in each case under clause (i) or clause (ii) to the extent that, pursuant to Section 3.01(a) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Commitment or Loan or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e), (d) any U.S. federal withholding Taxes imposed pursuant to FATCA and (e) all liabilities, penalties and interest with respect to any of the foregoing. For purposes of subclause (b) of this definition, a Lender that acquires a participation pursuant to Section 2.13 shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or the Loan(s) to which such participation relates.

“Existing Credit Agreement” has the meaning specified in the recitals hereof.

“Extended Revolving Commitment” has the meaning specified in Section 2.19(a).

“Extended Term Loans” has the meaning specified in Section 2.19(a).

“Extension” has the meaning specified in Section 2.19(a).

“Extension Offer” has the meaning specified in Section 2.19(a).

“Facility” means the Term A Facility, the Revolving Credit Facility or the applicable Incremental Facility, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), any intergovernmental agreements (and any related legislation, rules, or official administrative guidance) implementing the foregoing.

“FCC” means the Federal Communications Commission and any successor or substitute governmental commission, agency, department, board or authority performing functions similar to those performed by the Federal Communications Commission on the date hereof.

“FCC License” means any radio, television, community antenna relay service, broadcast auxiliary license, earth station license or registration, business radio, microwave or wireless radio service license issued by the FCC pursuant to the Communications Laws.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means (i) the engagement letter dated February 14, 2023 among the Borrower and Bank of America, (ii) the fee letter dated February 14, 2023 by and between the Borrower and the Administrative Agent, and (iii) any other fee letter entered into by the Borrower and any Agent, Arranger or Lender in connection with this Agreement.

“Final Order” means an action or order issued by the FCC (a) which has not been reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which (i) no requests or petitions have been filed for administrative or judicial review, reconsideration, rehearing, appeal or stay and the time for filing any such requests or petitions and for the FCC to set aside the action on its own motion have expired, (ii) in the event that administrative or judicial review was sought, the time for further administrative or judicial review has expired, and (iii) no appeal to a court or request for stay by a court of such action is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

“First Lien Net Leverage Ratio” means for purposes of any calculation made with reference to a Measurement Period, as of any date of determination, the ratio of (i) First Lien Secured Indebtedness as of such date to (ii) Consolidated EBITDA for the Measurement Period. For purposes of calculating the First Lien Net Leverage Ratio as of any date of determination, First Lien Secured Indebtedness shall be reduced by the amount of unrestricted cash and Cash Equivalents on hand of the Borrower and its Restricted Subsidiaries as of such date, provided that, in no event shall First Lien Secured Indebtedness be so reduced by an amount greater than $~~50,000,000~~60,000,000 and excluding the proceeds of any Indebtedness incurred substantially concurrently with the determination of such ratio.

“First Lien Secured Indebtedness” means, as of any date of determination, the aggregate principal amount of all Consolidated Funded Indebtedness secured by a first priority security interest in any assets of the Borrower or any Restricted Subsidiary.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Force Majeure Effect” means any cause beyond the reasonable control of the applicable party (e.g., war, terrorist attack, catastrophic weather, satellite or program distribution failure).

“Foreign Disposition” has the meaning specified in Section 2.05(b)(v).

“Foreign Event of Loss” has the meaning specified in Section 2.05(b)(v).

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Restricted Subsidiary” has the meaning specified in Section 2.05(b)(v).

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Revolving Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Revolving Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.06(f).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, however, that the term “Guarantee” shall not include any liability by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business or any customary and reasonable indemnity obligations in effect on the Closing Date or otherwise entered into in the ordinary course of business, including in connection with any Acquisition or Disposition or the incurrence of Indebtedness or the issuance of Equity Interests, in any case to the extent the subject transaction is otherwise permitted hereby. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, for which such Person is liable under such Guarantee or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means the Borrower (other than with respect to its own Obligations) and all existing and future direct and indirect wholly-owned Restricted Subsidiaries of the Borrower that are Domestic Subsidiaries (other than Excluded Subsidiaries) party to the Guaranty.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit E.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that, at the time it enters into a Swap Contract permitted under Article VI or VII (or on the Closing Date or Restatement Effective Date with respect to Swap Contracts existing on the Closing Date or Restatement Effective Date), is the Administrative Agent or an Affiliate of the Administrative Agent, a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.

“HMT” has the meaning specified in the definition of “Sanction(s).”

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Immaterial Subsidiary” means, as of any date of determination, each Restricted Subsidiary of the Borrower that (a) has not Guaranteed any Indebtedness of, or provided any other credit support for, the Borrower or any of its Restricted Subsidiaries and (b) owns 2.5% or less of Total Assets at the end of any fiscal quarter or generates 2.5% or less of Consolidated EBITDA for any period of four consecutive fiscal quarters, in each case determined by reference to the most recent Measurement Period, provided, however, at no time shall all Immaterial Subsidiaries that have not become Guarantors in the aggregate own more than 5% of Total Assets at the end of any fiscal quarter or generate more than 5% of Consolidated EBITDA for any period of four consecutive fiscal quarters, in each case determined by reference to the most recent Measurement Period; provided, further at such time as any such Subsidiary (A) becomes a party to any Loan Document, (B) executes and delivers a Guaranty (if applicable) or any Collateral Documents, or (C) Guarantees or provides any other credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries, such Subsidiary shall at all times thereafter cease to be an Immaterial Subsidiary irrespective of the value of its assets or its revenues. The Borrower shall not designate any new Immaterial Subsidiary if such designation would not comply with the provisions set forth in clause (b) above and if the limitation set forth in the first proviso to clause (b) above is exceeded as of the last day of the most recent Measurement Period, then the Borrower on or before the date on which the financial statements for such Measurement Period were required to be delivered pursuant to this Agreement, re-designate one or more Subsidiaries as “non-Immaterial Subsidiaries” to cause compliance with the limitation set forth in the proviso to clause (b) above. Each Immaterial Subsidiary as of the Closing Date is set forth on Schedule 1.01(a) hereto.

“Increase Agreement” has the meaning specified in Section 2.18(d).

“Increase Effective Date” has the meaning set forth in Section 2.18(d).

“Incremental Equivalent Debt” has the meaning set forth in Section 7.03(m).

“Incremental Facility” has the meaning set forth in Section 2.18(a).

“Incremental Loan Amendment” has the meaning set forth in Section 2.18(e).

“Incremental Revolver Increase” has the meaning set forth in Section 2.18(a).

“Incremental Revolving Commitment” means, as to any Incremental Revolving Lender, its obligation to make Incremental Revolving Loans to the Borrower pursuant to the applicable Incremental Loan Amendment or Increase Agreement, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name in such Incremental Loan Amendment or Increase Agreement, as applicable or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Incremental Revolving Facility” has the meaning set forth in Section 2.18(a).

“Incremental Revolving Lender” means, at any time, any Lender that has an Incremental Revolving Commitment at such time.

“Incremental Revolving Loan” means any revolving loan made by an Incremental Revolving Lender to the Borrower, in Dollars, pursuant to such Incremental Revolving Lender’s Incremental Revolving Commitment.

“Incremental Term Commitment” means, as to any Incremental Term Lender, its obligation to make Incremental Term Loans to the Borrower pursuant to the applicable Incremental Loan Amendment or Increase Agreement in an aggregate principal amount not to exceed the amount set forth in such Incremental Loan Amendment or Increase Agreement, as applicable.

“Incremental Term Facility” has the meaning set forth in Section 2.18(a).

“Incremental Term Lender” means, (a) on or prior to the effectiveness of any Incremental Loan Amendment, any Lender that has an Incremental Term Commitment at such time and (b) at any time after the effectiveness of any Incremental Loan Amendment, any Lender that holds Incremental Term Loans.

“Incremental Term Loans” means any term loan made by an Incremental Term Lender to the Borrower, in Dollars, pursuant to such Incremental Term Lender’s Incremental Term Commitment.

“Incremental Term Loan Increases” has the meaning set forth in Section 2.18(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, including, without limitation, all Disqualified Stock;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable and other accrued liabilities incurred in the ordinary course of business and (ii) deferred compensation, but including any “earn-out” obligation payable in connection with the purchase of any assets or any Permitted Acquisition to the extent such obligation is past due (unless the same is being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary));

(e) indebtedness (excluding prepaid interest thereon) secured by (or for which the holder of such debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by the Borrower or any of its Restricted Subsidiaries, whether or not the obligations secured thereby have been assumed by such Person or is limited in recourse (provided that, if such Indebtedness is non-recourse, the amount of such Indebtedness for purposes hereof shall be limited to the lesser of the principal amount of such Indebtedness and the fair market value of the property serving as collateral therefor);

(f) capital leases and similar obligations, Synthetic Lease Obligations; and

(g) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer to the extent a Loan Party is liable therefor. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or similar obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), all Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intellectual Property Security Agreement” means a Copyright Security Agreement, Patent Security Agreement and/or Trademark Security Agreement (each as defined in the Security Agreement).

“Intercreditor Agreement” means any intercreditor agreement by and among the Borrower, the Administrative Agent and the collateral agents or other representatives for the holders of Indebtedness secured by Liens on the Collateral that are intended to rank pari passu (without control of remedies) or junior to the Liens securing the Obligations and that are otherwise Liens permitted pursuant to Section 7.01, and in form and substance reasonably satisfactory to the Administrative Agent.

“Interest Coverage Ratio” means for purposes of any calculation made with reference to a Measurement Period, as of any date of determination, the ratio of (i) Consolidated EBITDA for the Measurement Period to (ii) Consolidated Interest Charges for the Measurement Period.

“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date, and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).

“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in its Loan Notice, or such other period that is twelve months or less requested by the Borrower and consented to by all of the Appropriate Lenders and the Administrative Agent (in the case of each requested Interest Period, subject to availability); provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guaranties Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning set forth in Section 5.21.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) in favor of the L/C Issuer and relating to any such Letter of Credit.

“Joint Bookrunners” means Bank of America, N.A., Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A., in their capacities as joint bookrunners.

“Joint Lead Arrangers” means Bank of America, N.A., Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., RBC Capital Markets, Truist Securities, Inc. and TCBI Securities, Inc. d/b/a Texas Capital Securities, in their capacities as joint lead arrangers.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, including, when used with respect to the Borrower and its Subsidiaries, Communications Laws.

“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date required to be so reimbursed pursuant to this Agreement or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder (with the express prior written consent of each such successor issuer).

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including (without duplication) all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LCA Election” has the meaning set forth in Section 1.07(d).

“LCA Test Date” has the meaning set forth in Section 1.07(d).

“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes the Swing Line Lender.

“Lender Recipient Party” means, collectively, the Lenders, the Swing Line Lender and the L/C Issuer.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires, each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder, and shall include any existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is three days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $~~10,000,000~~4,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“License” means any authorization, permit, consent, franchise, ordinance, registration, certificate, license, agreement or other right filed with, granted by, or entered into by a federal, state or local Governmental Authority which permits or authorizes the acquisition, construction or operation of a radio broadcasting station, or any part of a radio broadcasting station or which is required for the acquisition, ownership or operation of any Station (including, without limitation, FCC Licenses).

“License Entity” has the meaning set forth in Section 5.27(f).

“License Subsidiary” means any Subsidiary of the Borrower which is the holder of FCC Licenses. Each License Subsidiary as of the Closing Date is set forth on Schedule 1.01(b).

“Licensing Authority” means a Governmental Authority which has granted or issued a License.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other) or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Like-Kind Exchange” means an exchange of like-kind property qualifying under Section 1031 of the Code.

“Limited Condition Acquisition” means any Permitted Acquisition by the Borrower or one or more of its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan, Term Loan, a Swing Line Loan, an Incremental Term Loan or an Incremental Revolving Loan.

“Loan Documents” means this Agreement, amendments and joinders to this Agreement (including Amendment No. 1), each Note, each Fee Letter, each Intercreditor Agreement, each Collateral Document and the Guaranty, and each other document or agreement executed by any Loan Party in connection with this Agreement from time to time and any amendment or modification entered into in connection with any Incremental Facility or Extension; excluding Swap Contracts.

“Loan Notice” means a Committed Loan Notice or a Term Loan Notice which, in each case, shall be substantially in the form of Exhibit A, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, properties, operations or financial condition of either (i) the Borrower and its Subsidiaries taken as a whole or (ii) the Borrower and the Restricted Subsidiaries taken as a whole; (b) a material adverse effect upon the ability of the Borrower to perform its material obligations under this Agreement; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of this Agreement or (d) a material adverse effect upon (i) the ability of the Loan Parties taken as a whole to perform their material obligations under the Loan Documents or (ii) the legality, validity, binding effect or enforceability against the Loan Parties taken as a whole of the Loan Documents.

“Material Contractual Obligation” means, as to the Borrower and its Subsidiaries, any provision of any security issued by such Person, or of any agreement, instrument or other undertaking (other than Material Operating Agreements) to which such Person is a party or by which it or any of its property is bound, in each case set forth above, the termination or adverse modification of which could reasonably be expected to have a Material Adverse Effect.

“Material Intellectual Property” means any intellectual property that, either individually or collectively, is material to the operation of the business of the Borrower and its Restricted Subsidiaries, taken as a whole.

“Material Operating Agreement” means any programming agreement, time brokerage or similar agreement, franchise agreement, lease or other agreement relating to the operation of a Station by the Borrower or any of its Subsidiaries, in each case set forth above, the termination or adverse modification of which could reasonably be expected to have a Material Adverse Effect.

“Material Real Property” means any fee owned real property located in the United States that is owned by any Loan Party with a fair market value (as reasonably determined by the Borrower in good faith) in excess of $10,000,000 at the Closing Date or, with respect to real property acquired after the Closing Date, at the time of acquisition.

“Maturity Date” means (a) March 17, 2028 or (b) such earlier date as the Obligations become due and payable pursuant to this Agreement (whether by acceleration, scheduled reduction or otherwise); provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Measurement Period” means, with respect to any date, the period of the ~~four~~eight (8) most recently completed consecutive fiscal quarters for which financial statements have been or were required to have been delivered to the Administrative Agent pursuant to Section 6.01(a) or (b). When used in reference to (x) a measurement of Consolidated EBITDA, the Consolidated EBITDA for such Measurement Period shall be measured as the Consolidated EBITDA for such eight consecutive fiscal quarters, divided by two and (y) a measurement of First Lien Net Leverage Ratio, Total Net Leverage Ratio or Interest Coverage Ratio, the applicable ratio shall be calculated using the Consolidated EBITDA (in the numerator or denominator of such ratio, as applicable) for such eight consecutive fiscal quarters, divided by two.

“Mexico” has the meaning set forth in Section 5.27(f).

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.15(a)(i), (a)(ii) or (a)(iii), an amount equal to 100% of the Outstanding Amount of all L/C Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Minimum Extension Condition” has the meaning set forth in Section 2.19(b).

“Minimum Tranche Amount” has the meaning set forth in Section 2.19(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means any agreement including but not limited to, mortgages, deeds of trust, trust deeds, and deeds to secure debt, as the same may be amended from time to time, made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Secured Parties in the form and substance reasonably acceptable to the Administrative Agent (with such changes as may be customary to account for local law matters) encumbering a Mortgaged Property.

“Mortgaged Property” shall mean (a) each Material Real Property identified on Schedule 5.08 hereto and (b) each Material Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 6.14(e).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“MVPDs” has the meaning set forth in Section 5.27(d).

“Net Cash Proceeds” means, in connection with any Disposition, the cash proceeds (including any cash payments received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received in cash) of such Disposition net of (i) reasonable transaction costs (including any underwriting, brokerage or other selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses and fees and expenses of regulatory-related advisors, associated therewith actually incurred and satisfactorily documented) paid or estimated in good faith to be paid to any Person not an Affiliate of a Loan Party, (ii) required payments on Indebtedness permitted to exist hereunder related to assets sold in such Disposition (other than payments due with respect to the Obligations), (iii) taxes estimated to be paid as a result of such Disposition, (iv) any reserve for adjustment in respect of (A) the sale price of the property that is the subject of such Disposition established in accordance with GAAP and (B) any liabilities associated with such property and retained by such Loan Party or such Subsidiary after such Disposition, and (v) with respect to the Disposition by the Borrower or any Restricted Subsidiary of the Equity Interests of any Subsidiary that is an Unrestricted Subsidiary, the portion of the gross proceeds of such Disposition payable to the minority holder(s) of the Equity Interests in such Unrestricted Subsidiary in accordance with the applicable percentage ownership of such Equity Interests.

“Net Debt Proceeds” means, in connection with any incurrence or issuance of any Indebtedness by any Loan Party, the cash proceeds received in connection with such incurrence or issuance, as and when received, net of all reasonable transaction costs (including any underwriting, investment banking and reasonable legal, advisory and other fees and expenses associated therewith actually incurred and satisfactorily documented) paid or estimated in good faith to be paid to any Person not an Affiliate of a Loan Party.

“Net Issuance Proceeds” means, in connection with any sale or issuance of Equity Interests of, or any capital contribution to, any Loan Party from a source other than a Loan Party, the cash proceeds received by a Loan Party in connection with such sale or issuance or such capital contribution, as and when received net of all reasonable transaction costs (including any underwriting, investment banking and reasonable legal, advisory and other fees and expenses associated therewith actually incurred and satisfactorily documented) paid or estimated in good faith to be paid to any Person not an Affiliate of a Loan Party.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means promissory notes made by the Borrower in favor of a Lender evidencing Loans made by such Lender substantially in the form of Exhibit B, and “Note” means any one or more of the Notes, as applicable in the context used.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit J or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document including with respect to any Loan and any Letter of Credit, or with respect to any Secured Cash Management Agreement or Secured Hedge Agreement and all L/C Obligations, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and other amounts with respect to any of the foregoing that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and other amounts are allowed or available in such proceeding; provided that the Obligations of any Guarantor shall exclude any Excluded Swap Obligations of such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OID” means original issue discount.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan or

Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; (ii) with respect to Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of Term Loans occurring on such date; (iii) with respect to Incremental Revolving Loans or Incremental Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Incremental Revolving Loans occurring on such date; and (iv) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts, as applicable in the context used.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) and set forth in Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or the Pension Funding Rules and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Perfection Certificate” shall mean a certificate in the form of Exhibit K or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit L or any other form approved by the Administrative Agent.

“Permitted Acquisitions” means Acquisitions by the Borrower and their Restricted Subsidiaries of radio broadcasting stations, television broadcasting stations or other communications or broadcasting stations, any other Business or any other assets useful in the Business, provided that each such Acquisition satisfies one of two following qualifications: (a) such Acquisition consists of assets (i) acquired by the Borrower or a Restricted Subsidiary and (ii) that are or will be, in accordance with the provisions of Section 6.12, subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Obligations in accordance with the terms of this Agreement or (b) such Acquisition consists of Equity Interests acquired by the Borrower or a Restricted Subsidiary and such Restricted Subsidiary has complied or will comply with the provisions of Section 6.12 with respect to Restricted Subsidiaries.

“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by Borrower (and any guarantees thereof by the Guarantors) in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of any Loan Party other than the Collateral, (ii) such Indebtedness satisfies the requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness”, (iii) such Indebtedness is not at any time guaranteed by any Loan Party other than the Guarantors and (iv) the holders of such Indebtedness (or their representative) and Administrative Agent shall be party to an Intercreditor Agreement.

“Permitted Holders” means Paul Zevnik.

“Permitted Incremental Amount” means the sum of (a) $100,000,000 plus (b) the amount that would result in the First Lien Net Leverage Ratio not exceeding 2.25 to 1.00 (determined as of the most recently ended Measurement Period and on a Pro Forma Basis after giving effect to the incurrence of such Incremental Facility or such Incremental Equivalent Debt, as applicable, and the use of proceeds thereof and assuming the full amount thereof is drawn and is secured on a pari passu basis with the Facilities whether or not so secured).

“Permitted Liens” means Liens permitted by Section 7.01.

“Permitted Second Priority Refinancing Debt” means secured Indebtedness incurred by Borrower (and any guarantees thereof by the Guarantors) in the form of one or more series of second Lien (or other junior Lien) secured notes or second Lien (or other junior Lien) secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Loans, the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of any Loan Party other than the Collateral, (ii) such Indebtedness satisfies the requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness”, (iii) such Indebtedness is not at any time guaranteed by any Loan Party other than the Guarantors, (iv) such Indebtedness has no financial maintenance covenants, (v) such Indebtedness does not contain any provisions that cross-default to any Default or Event of Default hereunder other than a payment default (provided that such Indebtedness may contain cross-acceleration provisions) and (vi) the holders of such Indebtedness (or their representative) and the Administrative Agent shall be party to an Intercreditor Agreement.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by Borrower (and any guarantees thereof by the Guarantors) in the form of one or more series of senior unsecured notes or loans; provided that (i) such indebtedness satisfies the requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness”, (ii) such Indebtedness has no financial maintenance covenants, (iii) such Indebtedness does not contain any provisions that cross-default to any Default or Event of Default hereunder other than a payment default (provided that such Indebtedness may contain cross-acceleration provisions) and (iv) such Indebtedness is not at any time guaranteed by any Loan Party other than the Guarantors.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established or maintained by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Preferred Stock” means any Equity Interests with preferential rights of payment or dividends or upon liquidation, dissolution or winding up.

“Pro Forma Basis” means a method of calculation in accordance with the terms of Section 1.07(a).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Refinanced Term Loans” has the meaning specified in Section 10.01.

“Refinancing Amendment” shall mean an amendment to this Agreement in form and substance satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Loan Parties party thereto, (b) the Administrative Agent, (c) each Refinancing Lender and (d) each existing Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto.

“Refinancing Lender” means, at any time, any bank or other institution that agrees to provide any portion of any Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.20; provided that each Refinancing Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Borrower and the Administrative Agent (such approval not to be unreasonably withheld or delayed), in each case to the extent any such consent would be required from the Borrower or the Administrative Agent under Section 10.06(b) for an assignment of Loans or Commitments to such Refinancing Lender.

“Refinancing Term Loan Commitments” means one or more classes of term loan commitments hereunder that result from a Refinancing Amendment.

“Refinanced Commitment” has the meaning specified in Section 10.01.

“Refinancing Term Loans” means one or more classes of term loans that result from a Refinancing Amendment.

“Register” has the meaning specified in Section 10.06(c).

~~“Reinvestment Event” means any Disposition or receipt of Casualty Event Receipts in respect of which the Borrower has exercised its reinvestment rights pursuant to and in accordance with Section 2.05(b)(i) or Section 2.05(b)(ii).~~

“Reinvestment Period” has the meaning specified in Section 2.05(b)(i).

“Related Holder” means (i) any controlling stockholder, 66 2/3% owned Subsidiary, or immediate family member (in the case of an individual) of any Permitted Holder; or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding a 66 2/3% controlling interest of which consist of any one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (i).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and directors, officers, employees, agents, trustees, administrators, managers, partners and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, leaching, migrating into or through the Environment, or into, from or through any building, structure or facility.

“Removal Effective Date” has the meaning specified in Section 9.06(b).

“Replacement Commitments” has the meaning specified in Section 10.01.

“Replacement Term Loans” has the meaning specified in Section 10.01.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the 30 day notice period has been waived.

“Required Incremental Lenders” means, as of any date of determination, with respect to any Incremental Facility, Lenders holding more than 50% of such Incremental Facility on such date, provided that the portion of such Incremental Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Incremental Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (i) the Total Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Lender for purposes of this definition) and (ii) aggregate unused Revolving Commitments; provided that the unused Revolving Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Lenders holding more than 50% of the sum of the (a) Total Revolving Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Lender for purposes of this definition) and (b) aggregate unused Revolving Commitments, under the Revolving Credit Facility; provided that if at such time any single Revolving Lender holds 50% or more of such Total Revolving Outstandings and Revolving Commitments, at least two such Revolving Lenders shall be required.

“Required Term A Lenders” means, as of any date of determination, Term A Lenders holding more than 50% of the Term A Facility on such date; provided that the portion of the Term A Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A Lenders.

“Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii).

“Resignation Effective Date” has the meaning specified in Section 9.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, executive vice president, treasurer or assistant treasurer of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. For the avoidance of doubt, any certificate executed by any officer pursuant to or in connection with any Loan Document shall be deemed executed by such officer in his or her capacity as an officer of the applicable Loan Party and not in his or her individual capacity, and such officer shall have no individual or personal liability with respect thereto.

“Restatement Agreement” means the Restatement Agreement, dated as of March 17, 2023, by and among the Borrower, the Guarantors, the Administrative Agent, the Lenders and the L/C Issuer party thereto.

“Restatement Effective Date” shall have the meaning assigned to such term in the Restatement Agreement. The Restatement Effective Date shall be March 17, 2023.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property) including (a) any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof) and (b) any interest or other cash payment with respect to any Preferred Stock (excluding Disqualified Stock).

“Restricted Subsidiary” means (unless designated as an “Unrestricted Subsidiary” in accordance with the terms of the definition of “Unrestricted Subsidiary”), each Subsidiary of the Borrower.

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule ~~2.01~~1 to Amendment No. 1 under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Commitment Fee” has the meaning set forth in Section 2.09(a).

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Committed Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time.

“Revolving Lender” means, at any time, any Lender that has a Revolving Commitment at such time.

“S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services, LLC, and any successor thereto.

“Sanction(s)” means any sanction(s) administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning set forth in Section 3.03.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Swing Line Lender, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” means one or more Security Agreements executed by each of the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit F.

“Security Agreement Supplement” has the meaning assigned to such term in the Security Agreement.

“Significant Subsidiary” means any Restricted Subsidiary of the Borrower whose operating cash flow (using the determination set forth in Consolidated EBITDA for such Subsidiary only) for the most recently completed twelve month period was greater than 10% of Consolidated EBITDA or whose assets comprise more than 10% of Total Assets at the end of any fiscal quarter, in each case determined by reference to the most recent Measurement Period.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” with respect to Daily Simple SOFR means 0.10%; and with respect to Term SOFR means 0.10% for an Interest Period of one, three and six months’ duration.

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time.

“Solvent” means, with respect to any Person, as of any date of determination, that the fair value of the assets of such Person (at fair valuation) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date, that the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, and that, as of such date, such Person will be able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person acting in good faith.

“SPC” has the meaning specified in Section 10.06(f).

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.22).

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation (as a Restricted Subsidiary or an Unrestricted Subsidiary), discontinuance of operations, the incurrence of an Incremental Facility, or any other event that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis.”

“Station Licenses” mean all FCC Licenses for the operation of the Stations operated by or under the control of Borrower or any of its License Subsidiaries.

“Stations” means, as of any date, the radio broadcasting stations owned by the Borrower and their Restricted Subsidiaries as of such date, all auxiliary stations owned or operated by the Borrower and their Restricted Subsidiaries in connection with the foregoing, all television or other broadcasting stations owned by the Borrower and their Restricted Subsidiaries, or any other communications station owned or operated at such time by the Borrower or any of their Restricted Subsidiaries.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Indebtedness” means any Indebtedness of any Loan Party or any Subsidiary of any Loan Party which is subordinated to the Obligations as to right and time of payment and as to other rights and remedies thereunder and having such other terms as are, in each case, reasonably satisfactory to the Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Successor Rate” has the meaning specified in Section 3.03(b).

“Survey” shall mean a survey of any Mortgaged Property (an all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such dated of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of such easement, right of way or other interest in the Mortgaged Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by Section 6.14(e) or (b) otherwise acceptable to the Administrative Agent.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out (and any obligations arising thereunder have not been paid) and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit G or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $~~5,000,000~~2,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Syndication Agents” means Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A. or any successor syndication agents.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment); provided however, that no programming agreement, time brokerage agreement or similar agreement shall constitute a Synthetic Lease Obligation.

“Target” means any other Person or business unit or asset group of any other Person acquired or proposed to be acquired in an Acquisition.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, or other similar fees or charges in the nature of taxes imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Borrowing” means a borrowing consisting of simultaneous Term A Loans of the same Type.

“Term A Commitment” means, as to each Term A Lender, its obligation to make Term A Loans to the Borrower on the Restatement Effective Date pursuant to Section 2.01 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term A Commitment.”

“Term A Facility” means at any time, (a) on or prior to the Restatement Effective Date, the aggregate amount of the Term A Commitments at such time and (b) thereafter, the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time.

“Term A Lender” means at any time, (a) on or prior to the Restatement Effective Date, any Lender that has a Term A Commitment at such time and (b) at any time after the Restatement Effective Date, any Lender that holds Term A Loans.

“Term A Loan” has the meaning specified in Section 2.01.

“Term A Repayment Amounts” has the meaning set forth in Section 2.07(a).

“Term Lender” means a Term A Lender or an Incremental Term Lender, as applicable.

“Term Loans” means the Term A Loan and any Incremental Term Loan, as applicable.

“Term Loan Notice” means a notice of (a) a Term A Borrowing or (b) a conversion of Term A Loans from one Type to the other, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Term SOFR” means:

(a) any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period;

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than 0.00%, the Term SOFR shall be deemed 0.00% for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Title Company” shall mean any title insurance company as shall be retained by Borrower and reasonably acceptable to the Administrative Agent.

“Title Policy” shall have the meaning assigned to such term in Section 6.14(e).

“Total Assets” means, as of any date, the total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Borrower delivered pursuant to Section 6.01(a) or (b).

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) (x) Consolidated Funded Indebtedness as of such date, minus (y) the amount of unrestricted cash and Cash Equivalents on hand of the Borrower and its Restricted Subsidiaries as of such date, in an amount not to exceed $~~50,000,000~~60,000,000, to (b) Consolidated EBITDA for the ~~four fiscal quarter period then last ended~~Measurement Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Committed Loans, Swing Line Loans and all L/C Obligations.

“Tranche” means, as applicable, either (a) the Committed Loans and L/C Credit Extensions or (b) the Term A Loan, as applicable.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Univision” means, as applicable, Univision Communications Inc., a Delaware corporation, or Univision Network Limited Partnership, a Delaware limited partnership.

“Unrestricted Subsidiary” means a direct or indirect Subsidiary of the Borrower which the Borrower has designated as an “Unrestricted Subsidiary” by delivering five days prior written notice to the Administrative Agent (or such lesser notice as agreed to by the Administrative Agent).

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(~~III~~3).

“Voting Stock” of any Person as of any date means the Stock of such Person that is ordinarily entitled to vote in the election of the board of directors of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Recitals, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Recitals, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Derivatives of defined terms have corresponding meanings. Any reference to the knowledge of a non-individual Person shall mean the actual knowledge of an executive officer (or individual holding a similar position) of such Person. Any reference to “consolidated” in connection with the Borrower and its Subsidiaries shall mean eliminating all intercompany accounts.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Borrower and the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein. Notwithstanding the preceding sentence, the parties hereto specifically agree to exclude any impact of the variable interest entities on the Borrower or Restricted Subsidiaries’ financial position or results of operations (including, without limitation, Indebtedness, Consolidated Funded Indebtedness, Consolidated Interest Charges, Consolidated EBITDA and net income of such entities) in any calculation made under this Agreement (including, without limitation, the calculation of any component of the financial covenant ratios required to be calculated under the terms of this Agreement and including, without limitation and for the avoidance of doubt, any financial covenant ratios the compliance with which is required in connection with any Acquisition, Disposition, repayment of Indebtedness, the making of any Investment or Restricted Payment or any other action or event described in this Agreement).

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day; Interest Rates.

(a) Unless otherwise specified, all references herein to times of day shall be references to Eastern time.

(b) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 Pro Forma Calculations.

(a)

(i) For purposes of making all financial calculations to determine any financial covenant ratios the compliance with which is required in connection with any Acquisition, Disposition, incurrence or repayment of Indebtedness, the making of any Investment or Restricted Payment or any other action or event described in this Agreement (x) any Disposition (and any related incurrence or repayment of

Indebtedness) by the Borrower or its Restricted Subsidiaries, may, at the option of the Borrower upon notice to the Administrative Agent as indicated in the applicable Compliance Certificate, be deemed to have occurred on the first day of the applicable Measurement Period and (y) any Acquisition of any Target for which the Administrative Agent has received financial statements pursuant to Section 6.01(b) for less than 12 months by the Borrower or any of its Restricted Subsidiaries (and any related incurrence or repayment of Indebtedness) which occurs during any applicable Measurement Period shall be deemed to have occurred on the first day of such Measurement Period,

(ii) For purposes of determining the (A) Total Net Leverage Ratio and (B) First Lien Net Leverage Ratio, Consolidated Funded Indebtedness shall be determined as of such date of determination after giving effect to the applicable proposed transaction, and all other incurrence and repayments of Indebtedness on the same date or prior thereto (to the extent any such repayment is permitted by the Loan Documents), and

(iii) Notwithstanding the foregoing clauses (i) and (ii), (A) any Disposition and Acquisition occurring as part of the same or related transactions shall be treated in a consistent manner, (B) with respect to any financial covenant calculation, First Lien Net Leverage Ratio determination, Interest Coverage Ratio calculation, or Total Net Leverage Ratio determination for interest rates or any other provision herein, each determination and calculation made with respect to such covenant shall include or exclude financial information in connection with Acquisitions and Dispositions in a consistent manner and (C) with respect to any period, each financial covenant under Section 7.13 shall include or exclude financial information in connection with Acquisitions and Dispositions in a consistent manner.

(b) [Reserved].

(c) Any calculation required or permitted to be made on a pro forma basis in accordance with clause (a) for any applicable Measurement Period (other than for purposes of calculating compliance with the financial covenants set forth in Section 7.13 and/or for purposes of calculating Total Net Leverage Ratio for purposes of determining the Applicable Rate), shall take into account any transaction or event which has occurred after such Measurement Period and on or prior to the date of such calculation.

(d) Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with a Specified Transaction undertaken in connection with the consummation of a Limited Condition Acquisition and the incurrence of any Indebtedness (and use of the proceeds thereof) in connection therewith, the date of determination of such ratio and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or the date of determination of such other applicable covenant shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition (which election shall be made at any time on or prior to the date of the definitive agreements for such Limited Condition Acquisition), an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”) and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Acquisition and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness (including any Incremental Facility) and the use of proceeds thereof) as if they occurred at the beginning of the four consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with; provided that if financial statements for one or more subsequent fiscal quarters or fiscal years shall have become available and the Borrower has delivered such financial statements in accordance with Section 6.01, the Borrower may elect, in its sole discretion, to re-determine all such ratios or other provisions on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCA Test Date for purposes of such ratios or provisions. For the avoidance of doubt, if and after the Borrower has made an LCA Election for any Limited Condition Acquisition, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition and any related Specified Transaction and/or incurrence of Indebtedness in connection therewith are permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Acquisition or related Specified Transactions. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio (specifically excluding the determination of the Applicable Rate and/or calculation of the financial covenants set forth in Section 7.13) or basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated except that Consolidated EBITDA and Consolidated Net Income of any target of such Limited Condition Acquisition shall not be used in the determination of the relevant ratios and baskets for any purpose other than the incurrence test under which such Limited Condition Acquisition is being made and such Indebtedness is being incurred unless and until such acquisition has closed.

(e) Notwithstanding anything in this Agreement or in any Loan Document to the contrary, when calculating compliance with the First Lien Net Leverage Ratio, Total Net Leverage Ratio or any financial covenant in Section 7.13 with respect to any incurrence of Indebtedness permitted by this Agreement (including any Incremental Facility) or otherwise incurred in connection with any event or transaction permitted by this Agreement, such calculation shall be determined (i) on a Pro Forma Basis after giving effect to (x) the incurrence of such Indebtedness and any related prepayment of Indebtedness and (y) any fixed dollar basket and (ii) excluding any proceeds of the incurrence of any such Indebtedness in the determination of unrestricted cash and Cash Equivalents.

1.08 Effect of Restatement

(a) This Agreement shall amend and restate the Existing Credit Agreement in its entirety, with the parties hereby agreeing that there is no novation of the Existing Credit Agreement and from and after the Restatement Effective Date, the rights and obligations of the parties under the Existing Credit Agreement shall be subsumed and governed by this Agreement. From and after the Restatement Effective Date, the Obligations and Commitments under the Existing Credit Agreement shall continue as Obligations and Commitments under this Agreement until otherwise paid or terminated in accordance with the terms hereof. Without limiting the generality of the foregoing, (x) the liens and security interests of the Administrative Agent in the Collateral shall not be impaired, extinguished or released and shall remain in full force and effect after giving effect to this Agreement, (y) the Guarantors shall continue pursuant to the Guaranty to guarantee the Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Agreement and (z) the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Agreement.

(b) On and after the Restatement Effective Date, each reference to the “Credit Agreement” in any other Loan Document shall mean and be a reference to this Agreement.

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Loans.

(a) Committed Loans. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans in Dollars (each such loan, a “Committed Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Revolving Outstandings shall not exceed the Revolving Credit Facility and (ii) the Revolving Credit Exposure of each Revolving Lender shall not exceed such Lender’s Revolving Commitment. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Committed Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

(b) Term A Loans. Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to make a single term loan in Dollars to the Borrower on the Restatement Effective Date, in an amount not to exceed such Term A Lender’s Applicable Percentage of $200,000,000 (each such loan, a “Term A Loan”). The Term A Borrowing on the Restatement Effective Date shall consist of Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Term A Commitments. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. Term A Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Term A Borrowing, Committed Borrowing, each conversion of Term Loans or Committed Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Term SOFR Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders and the Administrative Agent. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(f) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (i) whether the Borrower is requesting a Term A Borrowing, Committed Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing and in the case of the initial funding of the Term A Loan on the Restatement Effective Date, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate.

(e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than 10 Interest Periods in effect with respect to Committed Loans.

(f) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

(g) With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Restatement Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of the Borrower or any other Restricted Subsidiaries, and to amend or extend Letters of Credit in Dollars previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or any other Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Revolving Credit Facility, (y) the Revolving Credit Exposure of each Lender shall not exceed such Lender’s Revolving Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders (other than Defaulting Lenders) and the L/C Issuer have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) first imposed after the Restatement Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date and, in each case, which the L/C Issuer in good faith deems material to it;

(B) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;

(C) the issuance of any such Letter of Credit would violate one or more policies of the L/C Issuer, as applicable to all Letters of Credit, generally;

(D) the Letter of Credit is denominated in a currency other than Dollars; or

(E) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has received Cash Collateral in accordance with Section 2.15 to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to such Defaulting Lender as to either the Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Obligations as to which the L/C Issuer has such actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit

(which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the proposed Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Lender (provided that, notwithstanding the definition of “Defaulting Lender” hereunder, any Revolving Lender giving such written notice that is the sole Revolving Lender giving such written notice shall be a Defaulting Lender hereunder), the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or such Restricted Subsidiary, or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Lender (provided that any Revolving Lender giving such written notice that is the sole Revolving Lender giving such written notice shall be a Defaulting Lender hereunder) or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00

a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing (provided that if the L/C Issuer has not provided the Borrower with at least one Business Day’s notice of a drawing under a Letter of Credit, the Borrower’s reimbursement obligation to the L/C Issuer shall be postponed until the first Business Day following the date that the Borrower receives such notice so long as the Borrower pays interest on the amount paid by the L/C Issuer at the Base Rate plus the Applicable Rate for such day). If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Revolving Percentage thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Applicable Revolving Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be presumptively correct absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might otherwise acquire as a result of the payment by any L/C Issuer of any draft or the reimbursement by the Borrower thereof), including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE L/C ISSUER, other than in each case, arising from or as a result of the willful misconduct, bad faith or gross negligence of the L/C Issuer;

(iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is permitted by the UCC or the ISP, as applicable;

(vii) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE L/C ISSUER, other than, in each case, arising from or as a result of the willful misconduct, bad faith or gross negligence of the L/C Issuer; or

(viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE L/C ISSUER, other than, in each case, arising from or as a result of the willful misconduct, bad faith or gross negligence of the L/C Issuer.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer.

(f) Role of L/C Issuer. Each Revolving Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, bad faith or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document, AND IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF SUCH PERSON other than, in each case, arising from or as a result of willful misconduct, bad faith or gross negligence of the L/C Issuer. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY SUCH PERSON; provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which were determined by a final, nonappealable judgment by a court of competent jurisdiction to be caused by the L/C Issuer’s willful misconduct, bad faith or gross negligence or the willful misconduct, bad faith or gross negligence of such L/C Issuer’s Related Parties, correspondents, participants or assignees or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Extended Commitments. If the maturity date in respect of any tranche of Revolving Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Commitments in respect of which the maturity date shall not have occurred are then in effect, (x) outstanding Committed Loans shall be repaid pursuant to Section 2.05(a) on such maturity date in an amount sufficient to permit the reallocation of the L/C Obligations relating to the outstanding Letters of Credit contemplated by clause (y) below and (y) such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Committed Loans and payments in respect thereof pursuant to Section 2.03(c)) under (and ratably participated in by Lenders pursuant to) the Revolving Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that (A) the participations therein of Revolving Lenders under the maturing tranche shall be correspondingly released and (B) no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), but without limiting the obligations with respect thereto, the Borrower shall Cash Collateralize any such Letter of Credit no later than five Business Days prior to such maturity date. If, for any reason, such Cash Collateral is not provided or the reallocation does not occur, the Revolving Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit; provided that, notwithstanding anything to the contrary contained herein, upon any subsequent repayment of the Committed Loans, the reallocation set forth in clause (i) shall automatically occur to the extent of such repayment (it being understood that no partial face amount of any Letter of Credit may be so reallocated). Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a maturity date with respect to a given tranche of Revolving Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any tranche of Revolving Commitments, the sublimit for Letters of Credit under any tranche of Revolving Commitments that has not so then matured shall be as agreed with the Lenders under such extended tranche; provided that in no event shall such sublimit be less than the sum of (x) the L/C Obligations of the Revolving Lenders under such extended tranche immediately prior to such maturity date and (y) the face amount of the Letters of Credit reallocated to such extended tranche pursuant to clause (i) above (assuming Committed Loans are repaid in accordance with clause (i)(x)).

(h) Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender, subject to Section 2.16, in accordance with its Applicable Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each standby Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter within five Business Days of demand therefor. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each standby Letter of Credit, at the rate per annum specified in the Fee Letters, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter within five Business Days of demand therefor. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account such customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten Business Days of receipt of a reasonably detailed written invoice therefor and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control, and the grant of a security interest under any Issuer Document shall not be effective with respect to any Excluded Collateral.

Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may, in its sole discretion, make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the Revolving Credit Exposure of each Revolving Lender shall not exceed such Lender’s Revolving Commitment, (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make a Swing Line Loan if it shall determine in good faith that it has, or will by such Credit Extension have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 or a whole multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower either by (i) crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Swing Line Lender by the Borrower.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Revolving Lender’s Applicable Revolving Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02; provided, however, that under no circumstance shall the Borrower be deemed to have made any representations or warranties with respect to a Committed Loan requested on its behalf by the Swing Line Lender. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to the Swing Line Lender its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Revolving Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Extended Revolving Commitments. If the maturity date shall have occurred in respect of any tranche of Revolving Commitments at a time when another tranche or tranches of Revolving Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Committed Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(g)), there shall exist sufficient unutilized Extended Revolving Commitments so that the respective outstanding Swing Line Loans could be incurred pursuant the Extended Revolving Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swing Line Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Commitments, and such Swing Line Loans shall not be so required to be repaid in full on such earliest maturity date.

2.05 Prepayments.

(a) Voluntary Prepayments. The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) two Business Days prior to any date of prepayment of Term SOFR Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.17, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages. The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that, if such notice is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06; provided, further that upon such revocation, the Borrower shall compensate the Lenders for any actions the Lenders have taken in reliance upon such notice of voluntary prepayment to the extent required by the terms of Section 3.05.

(b) Mandatory Prepayments.

(i) Asset Dispositions. If the Borrower or any Restricted Subsidiary makes any Disposition (other than (i) a Disposition permitted by subsections (a) through (f) and (i) of Section 7.05, and (ii) Dispositions resulting in Net Cash Proceeds of $5,000,000 or less individually or $10,000,000 or less in the aggregate during the term of this Agreement), then the Borrower shall make a mandatory prepayment of the Term Loans in the amount of the Net Cash Proceeds of such Disposition (for the avoidance of doubt, excluding the first $5,000,000 of individual Net Cash Proceeds and/or $10,000,000 of aggregate Net Cash Proceeds excluded above); provided that, notwithstanding the foregoing, this requirement for mandatory prepayment shall be reduced to the extent the Borrower or another Loan Party reinvests such Net Cash Proceeds in assets useful in one or more Businesses of a Loan Party or any Restricted Subsidiary thereof (other than assets of, or Equity Interests in, Unrestricted Subsidiaries) (and any new Subsidiary shall be a Restricted Subsidiary and shall have executed a Guarantee of the Obligations substantially similar to the Guaranty), (I) during the first 12 months after the date of consummation of such Disposition or (II) if the Borrower or Restricted Subsidiary commits to reinvest such Net Cash Proceeds within 12 months following the date of consummation of such Disposition, then within 180 days following such 12 month period (referred to herein as the “Reinvestment Period”), so long as no payment Default under Section 8.01(a) or Event of Default exists as of the (A) consummation of the applicable Disposition, (B) receipt of the Net Cash Proceeds by the Borrower (but not including Net Cash Proceeds received as a result of post-closing adjustments, earn-outs and other customary post-closing arrangements) and (C) at the time of reinvestment. If (x) any such payment Default under Section 8.01(a) or Event of Default occurs and is continuing at any such time (unless the Borrower has entered into a written commitment during such Reinvestment Period to reinvest such Net Cash Proceeds prior to the end of such Reinvestment Period in assets useful in one or more Businesses of a Loan Party), or (y) all of such Net Cash Proceeds are not so reinvested during the Reinvestment Period, then the Borrower shall make a mandatory prepayment of the Term Loans promptly following the occurrence of such payment Default under Section 8.01(a) or Event of Default or the end of the Reinvestment Period, whichever is earlier, in an amount equal to the Net Cash Proceeds of such Disposition less any amounts reinvested during the Reinvestment Period in accordance with the terms of this provision and the other terms of this Agreement. Notwithstanding the foregoing, in no event shall this Section 2.05(b)(i) apply to (a) any dispositions required by any Governmental Authority or applicable Law in connection with a Permitted Acquisition or other acquisition and (b) any dispositions of any property acquired as part of a strategic Permitted Acquisition or other acquisition of other property in order to effect such strategic Permitted Acquisition or other acquisition and the property or assets to be disposed of were not part of the property or assets intended to be retained in the long term, as determined in good faith by the Borrower; provided that, in each case, (i) no Default exists after giving effect to each such disposition, (ii) the Borrower (or the Restricted Subsidiary), as the case may be, receives consideration at the time of such disposition at least equal to the fair market value of the assets disposed of and (iii) at least 75% of the consideration for such disposition is in the form of cash or Cash Equivalents.

(ii) Casualty Event Receipts. Within five Business Days of the receipt by the Borrower or any Restricted Subsidiary of any Casualty Event Receipts, the Borrower shall make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Casualty Event Receipts in excess of $5,000,000 for any single receipt or series of related receipts, provided that, notwithstanding the foregoing, this requirement for mandatory prepayment shall be reduced to the extent the Borrower or another Loan Party reinvests such Casualty Event Receipts in assets useful in one or more Businesses of a Loan Party or any Restricted Subsidiary thereof (other than assets of, or Equity Interests in, Unrestricted Subsidiaries) (and any new Subsidiary shall be a Restricted Subsidiary and shall have executed a Guarantee of the Obligations substantially similar to the Guaranty), (I) during the first 12 months after the date of receipt of such Casualty Event Receipts or (II) if the Borrower or Restricted Subsidiary commits to reinvest such Casualty Event Receipts within 12 months following the date of receipt of such Casualty Event Receipts, then within 180 days following such 12 month period (referred to herein as the “Casualty Reinvestment Period”), so long as no payment Default under Section 8.01(a) or Event of Default exists as of the (A) date of the casualty event giving rise to such Casualty Event Receipts, (B) receipt of the Casualty Event Receipts by the Borrower and (C) at the time of reinvestment. If (x) any such payment Default under Section 8.01(a) or Event of Default occurs and is continuing at any such time (unless the Borrower has entered into a written commitment during such Casualty Reinvestment Period to reinvest such Casualty Event Receipts prior to the end of such Casualty Reinvestment Period in assets useful in one or more Businesses of a Loan Party), or (y) all of such Casualty Event Receipts are not so reinvested during the Casualty Reinvestment Period, then the Borrower shall make a mandatory prepayment of the Term Loans promptly following the occurrence of such payment Default under Section 8.01(a) or Event of Default or the end of the Casualty Reinvestment Period, whichever is earlier, in an amount equal to the Casualty Event Receipts of such Disposition less any amounts reinvested during the Casualty Reinvestment Period in accordance with the terms of this provision and the other terms of this Agreement.

(iii) Excess Outstandings. If for any reason the Total Revolving Outstandings at any time exceeds the Revolving Credit Facility then in effect, the Borrower shall immediately prepay Committed Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iii) unless after the prepayment in full of the Committed Loans and the Swing Line Loans the Total Revolving Outstandings exceeds the Revolving Credit Facility then in effect.

(iv) Debt Issuances. Within five Business Days of the receipt by the Borrower or any Restricted Subsidiary of Net Debt Proceeds from any incurrence or issuance of any Indebtedness by a Loan Party (except Indebtedness of a Loan Party permitted to be incurred or issued under Section 7.03), the Borrower shall make a mandatory prepayment in an amount equal to 100% of all such Net Debt Proceeds.

(v) Limitation on Certain Mandatory Prepayments. Notwithstanding any other provisions of this Section 2.05(b), (i) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary that is a Restricted Subsidiary (a “Foreign Restricted Subsidiary”) giving rise to a prepayment pursuant to Section 2.05(b)(i) (a “Foreign Disposition”), Casualty Event Receipts received by a Foreign Restricted Subsidiary giving rise to a prepayment pursuant to Section 2.05(b)(ii) (a “Foreign Event of Loss”) or Net Debt Proceeds received by Foreign Restricted Subsidiaries giving rise to a prepayment pursuant to Section 2.05(b)(iv) (“Foreign Net Debt Proceeds”) are prohibited or delayed by applicable local law from being repatriated to the United States, the Borrower will not be required to prepay Term A Loans in an amount equal to the affected portion of such Net Cash Proceeds, Casualty Event Receipts or Net Debt Proceeds, as applicable, at the times otherwise provided for such prepayments in this Section 2.05(b) for so long, but only so long, as such Net Cash Proceeds, Casualty Event Receipts or Net Debt Proceeds are so affected (the Borrower hereby agreeing to cause the applicable Foreign Restricted Subsidiary to promptly use commercially reasonable under local law that do not require (x) the expenditure of more than a nominal amount of funds or (y) modifications to the organizational or tax structure of the Borrower and its Subsidiaries efforts to cause such Net Cash Proceeds, Casualty Event Receipts or Net Debt Proceeds not to be so affected), and once such Net Cash Proceeds, Casualty Event Receipts or Net Debt Proceeds are no longer affected, Borrower will promptly (and in any event not later than three (3) Business Days after Net Cash Proceeds, Casualty Event Receipts or Foreign Net Debt Proceeds become no longer affected) repay the Loans pursuant to this Section 2.05 to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Foreign Disposition, Casualty Event Receipts of any Foreign Event of Loss or Foreign Net Debt Proceeds would cause the Borrower to incur a material tax liability (including any material withholding tax, but other than any tax deducted in arriving at the calculation of the Net Cash Proceeds, Casualty Event Receipts or Foreign Net Debt Proceeds, as applicable) (taking into account any foreign tax credit or benefit received in connection with such repatriation) then, to the extent that such material tax liability is not directly attributable to actions taken by the Borrower or its Subsidiaries with the intent of avoiding or reducing the mandatory prepayments otherwise required under this Agreement, Borrower shall not be required to prepay Loans in an amount equal to the Net Cash Proceeds, Casualty Event Receipts or Net Debt Proceeds so affected until such time as such Foreign Restricted Subsidiary may repatriate such Net Cash Proceeds of any Foreign Disposition, Casualty Event Receipts of any Foreign Event of Loss Foreign Net Debt Proceeds without incurring such material tax liability, provided that, in each case, the Borrower shall not be required to make such prepayments to the extent such Net Cash Proceeds, Casualty Event Receipts or Net Debt Proceeds, as applicable, had previously been used to repay Indebtedness of the applicable Foreign Restricted Subsidiary.

(c) Prepayments; Generally.

(i) Each mandatory prepayment required to be made under Section 2.05(b) shall be applied to the Term A Facility and each Incremental Term Facility, if applicable, pro rata among the Term A Facility and Incremental Term Facility, if any, to reduce the remaining amortization payments under the Term A Facility and each Incremental Term Facility, if applicable, first, to the next four scheduled amortization payments in direct order; second, to the remaining scheduled amortization payments (other than the payment due on the Maturity Date) on a pro rata basis and third, to the payment due on the Maturity Date. After giving effect to the application of payments in the immediately preceding sentence, any such mandatory prepayments shall be applied to any Incremental Revolving Facility on a pro rata basis to reduce the outstanding Incremental Revolving Loans thereunder.

(ii) Each prepayment of a Loan shall be accompanied by all accrued interest on the amount prepaid.

2.06 Termination or Reduction of Commitments.

(a) Mandatory. The aggregate Term A Commitments shall be automatically terminated on the date of the Term A Borrowing.

(b) Voluntary. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit and (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit. A notice delivered by the Borrower pursuant to this Section 2.06 may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of proceeds from the issuance of other Indebtedness or the consummation of another transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied; provided that upon such revocation, the Borrower shall compensate the Lenders for any actions the Lenders have taken in reliance upon such notice to the extent required by the terms of Section 3.05.

2.07 Repayment of Obligations. The Borrower shall:

(a) Term A Loans. Repay to the Term A Lenders on the last Business Day of each fiscal quarter (or, in the case of the final principal installment to be repaid on the Maturity Date, as set forth in the proviso hereto), (A) on the last Business Day of each March, June, September and December commencing June 30, 2023 and ending on March 31, 2024, an aggregate principal amount equal to 0.625% of the original aggregate principal amount of the Term A Loans outstanding on the Restatement Effective Date ~~and~~, (B) on the last Business Day of each March, June, September and December ~~thereafter~~commencing

June 30, 2024 and ending on June 30, 2025, an aggregate principal amount equal to 1.25% of the original aggregate principal amount of the Term A Loans outstanding on the Restatement Effective Date and (C) on the last Business Day of each March, June, September and December thereafter, an aggregate principal amount equal to $5,000,000 (the foregoing ~~clause~~clauses (A) ~~and~~through (~~B~~C), collectively, the “Term A Repayment Amounts”); provided, however, that the final principal repayment installment of the Term A Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date (together with all accrued and unpaid interest thereon).

(b) Repayment of Committed Loans. Repay to the Revolving Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Committed Loans outstanding on such date (together with all accrued and unpaid interest thereon).

(c) Repayment of Swing Line Loans. Repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility (together with all accrued and unpaid interest thereon). At any time that there shall exist a Defaulting Lender, immediately upon the request of the Swing Line Lender, the Borrower shall repay the outstanding Swing Line Loans made by the Swing Line Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Swing Line Loans.

(d) Repayment of Obligations. Repay to the Lenders on the Maturity Date all other Obligations outstanding on the Maturity Date (together with all accrued and unpaid interest thereon), except to the extent any Incremental Facility, Extended Revolving Commitment or Extended Term Loan has a later maturity date.

(e) Repayment of Incremental Facilities, Extensions and Obligations. Repay to the (i) applicable Lenders each Incremental Term Loan on the maturity date applicable thereto (together with all accrued and unpaid interest thereon), (ii) Revolving Lenders party to an Extension on the maturity date for the Extended Revolving Commitments the aggregate principal amount of all Committed Loans on such date under such Facility (together with all accrued and unpaid interest thereon), (iii) Term A Lenders party to an Extension in accordance with the amortization schedule applicable to such Extended Term Loans and on the maturity date applicable to such Extended Term Loans (together with all accrued and unpaid interest thereon), and (iv) repay to the Lenders all remaining outstanding Obligations on the latest maturity date of the Incremental Facilities, Extended Revolving Commitments and the Extended Term Loans (together with all accrued and unpaid interest thereon).

(f) Repayment of L/C Borrowing. Repay to the Lenders within five days after demand therefor the full amount of each L/C Borrowing, unless such L/C Borrowing has been cash collateralized in accordance with the terms of Section 2.15.

2.08 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Term SOFR Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to Term SOFR plus the Applicable Rate for such Facility, (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility.

(b)

(i) If any amount of principal of any Loan is not paid when due (after the expiration of any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (after the expiration of any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a) Revolving Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender that is not a Defaulting Lender in accordance with its Applicable Revolving Percentage, a commitment fee (a “Revolving Commitment Fee”) equal to the Applicable Rate for the Revolving Commitment Fee times the actual daily amount (the “Commitment Amount”) by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. The Revolving Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Restatement Effective Date, and on the last day of the Availability Period. The Revolving Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Commitment Amount or the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the Revolving Commitment Fee.

(b) Arrangers’ Fees. The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts, fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c) Lenders’ Fees. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest (including those with respect to Term SOFR Loans) shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be presumptively correct, absent manifest error.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be presumptively correct absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Notwithstanding anything to the contrary, in the event of any conflict between the accounts and records maintained pursuant to this Section 2.11 and the Register (or Participant Register), or any conflict between the provisions of this Section 2.11 and Section 10.06(c) (or Section 10.06(d)), the Register (or Participant Register) and the provisions of Section 10.06(c) (or Section 10.06(d)), respectively, shall govern.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)

(i) Funding by Lenders; Presumption by Administrative Agent. All payments to be made by a Lender to the Administrative Agent shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed (A) time, with respect to Base Rate Loans made on a same day basis and (B) date, with respect to all other Loans, of any Credit Extension that such Lender will not make available to the Administrative Agent such Lender’s share of such Credit Extension, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Credit Extension of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Credit Extension available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If the Lender does not pay the Administrative Agent such amount, the Borrower agrees to pay the Administrative Agent any such amount made available to the Borrower within five Business Days of notice thereof with interest at a rate equal to the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Credit Extension to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Credit Extension. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest; provided, however, that if such funds are not returned within one Business Day, such funds shall bear interest at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Committed Loans, to fund participants in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (x) notify the Administrative Agent of such fact, and (y) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) (B) the application of Cash Collateral provided for in Section 2.15, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Notwithstanding anything to the contrary contained in this Section 2.13 or elsewhere in this Agreement, the Borrower may (i) make prepayments of Term Loans at a discount to the par value of such Loans and on a non pro rata basis in accordance with Section 2.17 and (ii) extend the final maturity of Term Loans and/or Revolving Commitments in connection with an Extension that is permitted under Section 2.19 without being obligated to effect such extensions on a pro rata basis among the Lenders (it being understood that no such extension (x) shall constitute a payment or prepayment of any Term Loans or Committed Loans, as applicable, for purposes of this subsection or (y) shall reduce the amount of any scheduled amortization payment due under Section 2.07(a), except that the amount of any scheduled amortization payment due to a Lender of Extended Term Loans may be reduced to the extent provided pursuant to the express terms of the respective Extension Offer) without giving rise to any violation of this Section or any other provision of this Agreement. Furthermore, the Borrower may take all actions contemplated by (A) Section 2.17 in connection with the prepayment of Term Loans at a discount to the par value of such Loans and (B) Section 2.19 in connection with any Extension (including modifying pricing, amortization and repayments or prepayments of Extended Revolving Commitments or Extended Term Loans) and, in each case, such actions taken in accordance with Sections 2.17 and 2.19, as applicable, shall be permitted hereunder, and the differing or non pro rata payments contemplated therein shall be permitted without giving rise to any violation of this subsection or any other provision of this Agreement.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Collateral Documents and Guaranty Agreements.

(a) All Obligations shall be secured in accordance with the Collateral Documents.

(b) All Obligations shall be unconditionally guaranteed by the Guarantors pursuant to one or more Guaranties.

2.15 Cash Collateral and Other Credit Support.

(a) Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(a)(iii) or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer, the Lenders and the other Secured Parties, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts with the Administrative Agent. All interest accrued on any such account shall be for the account of the Borrower and shall be deposited into the applicable cash collateral account until all amounts in such cash collateral accounts have been released in accordance with the provisions of this Section 2.15(b). The Borrower shall pay on demand therefor from time to time all customary opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.16, or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the full extent permitted by applicable Law:

(a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.

(b) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08, shall be applied, subject to any applicable requirements of Law, at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Committed Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Committed Loans or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to prepay the Committed Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the prepayment of any Committed Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Revolving Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.16(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender (including, without limitation, such Defaulting Lender) irrevocably consents thereto.

(c) Certain Fees.

(i) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Revolving Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(ii) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.

(iii) With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(A) Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 10.24, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(B) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(d) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par such portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages with respect to such Facility, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

2.17 Discounted Voluntary Prepayments.

(a) Notwithstanding anything to the contrary in Section 2.05(a) (which shall not be applicable to this Section 2.17), the Borrower shall have the right at any time and from time to time to offer to prepay Term A Loans under the Term A Facility at a discount to the par value of such Term A Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment” and a “Discounted Voluntary Prepayment Offer”) pursuant to the procedures described in this Section 2.17; provided, however, that (i) any Discounted Voluntary Prepayment shall be offered to all Term A Lenders with Term A Loans outstanding on a pro rata basis (which such Term A Lenders shall be allowed to offer all or a part of such Term A Lender’s Term A Loans for prepayment), (ii) no Default has occurred and is continuing or would result from such Discounted Voluntary Prepayment, and (iii) the Borrower shall deliver to the Administrative Agent a certificate stating that (A) no Default has occurred and is continuing or would result from such Discounted Voluntary Prepayment, (B) each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.17 has been satisfied and (C) no more than one Discounted Voluntary Prepayment Offer may be issued and pending at any one time.

(b) The Borrower must terminate any Discounted Voluntary Prepayment Offer if they fail to satisfy one or more of the conditions set forth in this Section 2.17 that are required to be met at the time at which the Term A Loans would have been prepaid pursuant to such Discounted Voluntary Prepayment Offer. If the Borrower commences any Discounted Voluntary Prepayment Offer (and all relevant requirements set forth above that are required to be satisfied at the time of the commencement of such Discounted Voluntary Prepayment Offer have in fact been satisfied), and if at such time of commencement the Borrower reasonably believes that all required conditions set forth above that are required to be satisfied at the time of the consummation of such Discounted Voluntary Prepayment Offer shall be satisfied, then the Borrower shall have no liability to any Term A Lender or any other Person for any termination of such Discounted Voluntary Prepayment Offer as a result of their failure to satisfy one or more of the conditions set forth above that are required to be met at the time that otherwise would have been the time of consummation of such Discounted Voluntary Prepayment Offer, and any such failure shall not result in any Default or Event of Default hereunder. All Term A Loans prepaid by the Borrower pursuant to this Section 2.17 shall be accompanied by all accrued interest on the par principal amount so prepaid to, but not including, the date of the Discounted Voluntary Prepayment. All Term A Loan prepayments conducted pursuant to Discounted Voluntary Prepayment Offers shall not constitute voluntary or mandatory prepayments for purposes of Section 2.05 hereof. The par principal amount of Term A Loans prepaid pursuant to this Section 2.17(b) shall be applied to reduce the final installment payment of the Term A Repayment Amounts.

(c) Each Discounted Voluntary Prepayment Offer shall comply with the Auction Procedures and any such other procedures established by the Administrative Agent in its reasonable discretion and agreed to by the Borrower.

(d) The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article IX and Section 10.04 to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Discounted Voluntary Prepayment Offer.

(e) This Section 2.17 shall not (i) require the Borrower to undertake any Discounted Voluntary Prepayment Offer, (ii) require any Lender to accept any Discounted Voluntary Prepayment Offer or (iii) limit or restrict the Borrower from making voluntary prepayments of Term A Loans in accordance with Section 2.05.

(f) Notwithstanding anything in this Agreement, any Loan Document or in Exhibit H to the contrary, in no event may the Borrower use the proceeds of any Credit Extension under the Revolving Credit Facility to purchase any Term A Loans under the auction permitted by this Section 2.17 or otherwise.

2.18 Incremental Facilities.

(a) Request for Incremental Facility. Provided there exists no Default or Event of Default both before and after giving effect to any such incurrence of an Incremental Facility, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request (w) one or more incremental term loan facilities (the “Incremental Term Facilities”), (x) one or more increases in an Incremental Term Facility or the Term A Facility (the “Incremental Term Loan Increases”), (y) one or more revolving credit facilities (the “Incremental Revolving Facilities”) and (z) one or more increases to an Incremental Revolving Facility or the Revolving Credit Facility (the “Incremental Revolver Increase”, and together with the Incremental Term Facilities, Incremental Term Loan Increases and Incremental Revolving Facilities, the “Incremental Facilities”); provided that (A) the aggregate principal amount of Incremental Facilities on any date Indebtedness thereunder is first incurred, together with the aggregate principal amount of any Incremental Equivalent Debt, will not exceed an amount equal to the Permitted Incremental Amount (it being understood that the Borrower may use amounts under clause (a) of the definition thereof prior to amounts under clause (b) of such definition) and (B) any such request for any Incremental Facility shall be in a minimum amount of $25,000,000 or such lesser amount as is available for Incremental Facilities under clause (A). At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than five Business Days from the date of delivery of such notice to the Lenders or such other time period as agreed to by the Borrower and the Administrative Agent).

(b) Lender Elections. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in such Incremental Facility, and, if so, in what amount. Any Lender not responding within such time period shall be deemed to have declined to participate in such Incremental Facility. No existing Lender shall be required to participate in any such Incremental Facility.

(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested Incremental Facility and subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) Effective Date of Incremental Increases and Allocations. In the event of an Incremental Term Loan Increase or an Incremental Revolver Increase in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date. The Borrower shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Revolving Commitments under this Section. To effectuate an Incremental Revolver Increase or an Incremental Term Loan Increase, the Borrower, the Administrative Agent and each Lender or other approved financial institution agreeing to provide such Incremental Revolver Increase or Incremental Term Loan Increase, as applicable, shall execute an increase agreement (each, an “Increase Agreement”). Each Incremental Revolver Increase shall be part of, and on the same terms as, any previously established Incremental Revolving Facility and each Incremental Term Loan Increase shall be a part of, and on the same terms as, the Term A Facility or the applicable Incremental Term Facility, as applicable. Notwithstanding Section 10.01, any waiver, consent or other amendment to any term or provision of this Agreement necessary or advisable to effectuate any Incremental Revolver Increase or Incremental Term Loan Increase, as applicable, or any provisions thereof in accordance with the terms of, or the intent of, this Agreement, shall be effective when executed by the Borrower, the Administrative Agent and each Lender or other approved financial institution making such Incremental Facility.

(e) Incremental Loan Amendments. To effectuate the addition of an Incremental Term Facility or an Incremental Revolving Facility, the Borrower, the Administrative Agent and each Lender or other approved financial institution agreeing to provide Commitments under such Incremental Term Facility or Incremental Revolving Facility, as applicable, shall execute an amendment (each, an “Incremental Loan Amendment”). Each such Incremental Loan Amendment shall provide that (i) in the case of an Incremental Term Facility, (x) the final maturity date of such Incremental Term Facility shall not be earlier than the Maturity Date and (y) the weighted average life of such Incremental Term Facility shall not be shorter than the weighted average life of the Term A Facility, (ii) in the case of an Incremental Revolving Facility, (x) the final maturity date of such Incremental Revolving Facility shall not be earlier than the Maturity Date and (y) there shall be no scheduled amortization payments with respect to the Loans under such Incremental Revolving Facility and the Commitments under such Incremental Revolving Facility shall not be subject to any scheduled reductions and (iii) the applicable Incremental Facility shall rank pari passu or junior in right of payment and pari passu or junior with respect to Liens securing the Facilities. Notwithstanding Section 10.01, any waiver, consent or other amendment to any term or provision of this Agreement necessary or advisable to effectuate any Incremental Term Loan or any provisions thereof in accordance with the terms of, or the intent of, this Agreement, shall be effective when executed by the Borrower, the Administrative Agent and each Lender or other approved financial institution making such Incremental Facility. So long as any financial institution not theretofore a Lender which is providing an Incremental Term Loan shall have become a Lender under this Agreement pursuant to an Incremental Loan Amendment, the Incremental Term Loans being requested by the Borrower shall become effective under this Agreement upon the effectiveness of such Incremental Loan Amendment and the Lender or Lenders providing such Incremental Term Loans shall be deemed to have agreed, severally and not jointly, upon the terms and subject to the conditions of this Agreement, to make an Incremental Term Loan on the effective date of the applicable Incremental Loan Amendment.

(f) Conditions to Effectiveness of Incremental Increase or Incremental Loan Amendment. As a condition precedent to any such Incremental Facility, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party (as applicable) dated as of the Increase Effective Date or the effective date of the Incremental Loan Amendment, as applicable, signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to participate in such Incremental Facility, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such Incremental Facility, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (except to the extent that any representation and warranty is already qualified by materiality in which case such representation and warranty shall be true and correct in all respects) on and as of the Increase Effective Date or the effective date of the Incremental Loan Amendment, as applicable, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date (except to the extent such representations and warranties as of such earlier date are qualified with respect to materiality, in which case such representations and warranties are true and correct in all respects as of such earlier date), and except that for purposes of this Section 2.18, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; provided that solely with respect to Incremental Term Loans incurred in connection with a Limited Condition Acquisition, if agreed to by the Lenders providing such Incremental Facility, the foregoing clause (A) shall be limited to customary “specified representations” and those representations of the seller or the target company (as applicable) included in the acquisition agreement related to such Limited Condition Acquisition that are material to the interests of the Lenders and that give the applicable parties the ability to terminate such acquisition agreement and (B) no Default or Event of Default shall have occurred and be continuing or be caused by the incurrence of such Incremental Facility (provided that solely with respect to Incremental Term Loans incurred in connection with a Limited Condition Acquisition, to the extent the Lenders participating in such tranche of Incremental Term Loans agree, no Default or Event of Default shall exist at the time of the execution of the definitive documentation for such Limited Condition Acquisition and no Default under Section 8.01(a) or Event of Default under Sections 8.01(f) or (g) shall exist at the time such Limited Condition Acquisition is consummated). Notwithstanding the foregoing, in connection with a Limited Condition Acquisition, conditions precedent related to the absence of Defaults or Events of Default (other than any payment Default under Section 8.01(a) or any Event of Default under Sections 8.01(f) or (g)) may be waived by the Lenders providing such Incremental Facility.

(g) Conflicting Provisions. This Section 2.18 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.19 Extensions of Term Loans and Revolving Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Term Loans with a like maturity date or Revolving Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Commitments and otherwise modify the terms of such Term Loans and/or Revolving Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension,” and each group of Term Loans or Revolving Commitments, as applicable in each case, as so extended, as well as the original Term Loans and the original Revolving Commitments (in each case not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted, and any Extended Revolving Commitments shall constitute a separate tranche of Revolving Commitments from the tranche of Revolving Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the

Lenders, (ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Commitment of any Revolving Lender that agrees to an extension with respect to such Revolving Commitment extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Commitments (and related outstandings) unless the Revolving Lenders under the original Revolving Commitments also receive the benefit of any more restrictive terms or conditions (it being understood to the extent that any covenant is added for the benefit of any Extended Revolving Commitment, no consent shall be required from the Administrative Agent or any Revolving Lender to the extent such covenant is also added for the benefit of the existing Revolving Lenders); provided that (x) subject to the provisions of Sections 2.03(g) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Commitments in accordance with their Applicable Revolving Percentages (and except as provided in Sections 2.03(g) and 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued) and all borrowings under Revolving Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings) and (B) repayments required upon the maturity date of the non-extending Revolving Commitments) and (y) at no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments and any original Revolving Commitments) which have more than three different maturity dates, (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to the immediately succeeding clauses (iv), (v) and (vi), be determined between the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an extension with respect to such Term Loans extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer until the maturity of such Term Loans unless the Lenders under such tranche of Term Loans subject to such Extension Offer also receive the benefit of any more restrictive terms or conditions (it being understood to the extent that that any covenant is added for the benefit of any Extended Term Loans, no consent shall be required from the Administrative Agent or any Lender to the extent such covenant is also added for the benefit of the existing Term Loans), (iv) the final maturity date of any Extended Term Loans shall be no earlier than the then latest maturity date hereunder and the amortization schedule applicable to Term Loans pursuant to Section 2.07(a) for periods prior to the Maturity Date, as applicable, may not be increased, (v) the weighted average life of any Extended Term Loans shall be no shorter than the remaining weighted average life of the Term Loans extended thereby, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Commitments, as the case may be, in respect of which Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Committed Loans, as the case may be, of such Term Lenders or Revolving Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Lenders, as the case may be, have accepted such Extension Offer, (viii) all documentation in respect of such Extension shall be consistent with the foregoing, (ix) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower and (x) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent.

(b) With respect to all Extensions consummated by the Borrower pursuant to this subsection, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that (x) the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Commitments (as applicable) of any or all applicable tranches be tendered and (y) no tranche of Extended Term Loans shall be in an amount of less than $20,000,000 (or, if less, the then aggregate Outstanding Amount of the Term Loans) (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this subsection (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.05, 2.13 and 10.01) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Commitments (or a portion thereof). Each Lender may, but is not obligated to, extend the maturity date of each such Lender’s Term Loans and/or Revolving Commitments. With respect to any Extension of the Revolving Commitments, if the consent of (i) the L/C Issuer is not obtained, the L/C Issuer’s commitment to issue Letters of Credit in accordance with Section 2.03 shall terminate on the Maturity Date for the Revolving Credit Facility and (ii) the Swing Line Lender is not obtained, the Swing Line Lender’s commitment to extend Swing Line Loans in accordance with Section 2.04 shall terminate on the Maturity Date for the Revolving Credit Facility. All Extended Term Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this subsection.

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least 15 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this subsection.

2.20 Refinancing Amendment. At any time after the Closing Date, the Borrower may obtain, from any Lender or any Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Loans or Commitments then outstanding under this Agreement (which for purposes of this Section 2.20 will be deemed to include any then outstanding Refinancing Term Loans, Refinancing Term Loan Commitments, Loans and Commitment under Incremental Facilities or Extended Term Loans), in the form of Refinancing Term Loans or Refinancing Term Loan Commitments in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) will rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder and (ii) will have such pricing, premiums and optional prepayment or redemption terms as may be agreed by the Borrower and the Lenders thereof. Any Class of Refinancing Term Loans or Refinancing Term Loan Commitments, as applicable, may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) with other Classes of Term Loans, Term A Commitments or Incremental Term Commitments in any voluntary or mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment, provided that all Classes of Refinancing Term Loans or Refinancing Term Loan Commitments shall participate on a pro rata basis with all other Classes of Refinancing Term Loans or Refinancing Term Loan Commitments. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction or waiver on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (a) board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Restatement Effective Date under Section 4.01 and (b) customary legal opinions reasonably acceptable to the Administrative Agent. Each issuance of Credit Agreement Refinancing Indebtedness incurred under this Section 2.20 shall be in an aggregate principal amount that is not less than $100,000,000. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Refinancing Term Loans and/or Refinancing Term Loan Commitments). Any Refinancing Amendment may,

without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.20.

2.21 MIRE Event. Notwithstanding anything to the contrary herein, the making, increasing, extension or renewal of any Loans pursuant to this Agreement shall be subject to flood insurance due diligence and flood insurance compliance in accordance with Section 6.07 hereto and shall otherwise be reasonably satisfactory to the Administrative Agent.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws require the deduction or withholding of any Tax from any such payment by the Administrative Agent, a Loan Party, or any other applicable withholding agent (as determined in the good faith discretion of the applicable withholding agent), then (A) the applicable withholding agent shall withhold or make such deductions as are determined by the applicable withholding agent to be required, (B) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after such withholding or deductions are made (including such withholding or deductions applicable to additional sums payable under this Section 3.01), the applicable Lender (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such withholding or deductions been made.

(b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay all Other Taxes to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.

(c) Tax Indemnifications. Each of the Loan Parties shall jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 30 days after its receipt of a reasonably detailed written invoice therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A duly executed certificate, prepared in good faith, as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be presumptively correct absent manifest error.

(d) Evidence of Payments. Within 30 days after any payment of Taxes by any Loan Party to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person (including, for the avoidance of doubt, any Person that is a U.S. Person and that is treated for income tax purposes as the owner of the assets of a Lender that is a Disregarded Entity) shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two duly executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender (including, for the avoidance of doubt, any Person that is not a U.S. Person and that is treated for income tax purposes as the owner of the assets of a Lender that is a Disregarded Entity) shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two duly executed originals of whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, IRS Form W-8BEN or W-8BEN-E;

(2) IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments under any Loan Documents are effectively connected with such Foreign Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies (or, if required by applicable Law, originals) of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any documentation it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall promptly update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

(ii) Notwithstanding anything to the contrary in this Section 3.01(e), a Lender shall not be required to deliver any documentation pursuant to this Section 3.01(e) that such Lender is not legally eligible to deliver. Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender pursuant to this Section 3.01(e).

(f) Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Loan Party, upon the request of such Recipient, shall repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the applicable Loan Party pursuant to this subsection the payment of which would place such Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01(f) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(h) Administrative Agent. On or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall provide to the Borrower two duly executed originals of the documentation prescribed in clause (i) or (ii) below, as applicable (together with all required attachments thereto): (i) IRS Form W-9, or (ii) (A) with respect to payments received for its own account, IRS Form W-8ECI, and (B) with respect to payments received on account of any Lender, a U.S. branch withholding certificate on IRS Form W-8IMY evidencing its agreement to be treated as a US Person for U.S. federal withholding purposes. If any documentation the Administrative Agent previously delivered pursuant to this Section 3.01(h) expires or becomes obsolete or inaccurate in any respect, the Administrative Agent shall update such documentation or promptly notify the Borrower in writing of its legal ineligibility to do so. Notwithstanding anything to the contrary in this Section 3.01(h), the Administrative Agent shall not be required to provide any documentation that the Administrative Agent is not legally eligible to deliver as a result of a Change in Law after the Closing Date.

(i) For the avoidance of doubt, for purposes of this Section 3.01, the term “Lender” includes any L/C Issuer and any Swing Line Lender and the term “applicable Law” includes FATCA.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loan and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

3.03 Inability to Determine Rates.

(a) If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of

Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.

(b) Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.00%, the Successor Rate will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) in respect of its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the L/C Issuer any other material condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest rate on which is determined by reference to SOFR (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligations to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be presumptively correct absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses. Within 30 days of receipt of a reasonably detailed written invoice therefor, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss (but not lost profits), cost or expense actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b) any failure by the Borrower, other than pursuant to Section 3.03 (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any actual loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or, if not eliminate, reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) any Lender is unable to fund under Section 3.02 (if such illegality or condition is not generally applicable to the Lenders) or (iii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a) such that the circumstances described in the foregoing clauses (i), (ii) and (iii) are not applicable, the Borrower may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Commitments, repayment of all Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions to Restatement Effective Date. The amendment and restatement of the Existing Credit Agreement contemplated hereby and the obligation of each Lender to make its initial Loans on the Restatement Effective Date and the L/C Issuer to issue Letters of Credit hereunder is subject to satisfaction or waiver of the following conditions precedent:

i) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party on behalf of the signing Loan Party, each dated the Restatement Effective Date (or, in the case of certificates of governmental officials, a recent date before the Restatement Effective Date) and each in form and substance satisfactory to the Administrative Agent and the Arrangers:

(1) (x) executed counterparts of the Restatement Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower and (y) a Loan Notice in accordance with the requirements hereof;

(2) Notes executed by the Borrower in favor of each Lender requesting Notes, evidencing the Term A Loans and the Committed Loans, as applicable;

(3) [reserved];

(4) a first priority security interest (subject to Permitted Liens) in all of the Equity Interests of each Guarantor owned by such Person; the Borrower and each such Guarantor shall have delivered to the Administrative Agent, or substantially concurrently with the Restatement Effective Date, will deliver to the Administrative Agent, all certificates, if any, evidencing such Equity Interests, all UCC-1s and all powers, duly endorsed in blank, with respect thereto; the Borrower and each such Guarantor shall have taken all actions as may be required by the Administrative Agent to effect the grant and first priority perfection of the Administrative Agent’s security interest in such Equity Interests;

(5) all certificates, agreements or instruments representing or evidencing Securities Collateral (as defined in the Security Agreement), accompanied by instruments of transfer undated and endorsed in blank shall have been delivered to the Administrative Agent or substantially concurrently with the Restatement Effective Date, will be delivered to the Administrative Agent;

(6) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(7) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed and validly existing in good standing;

(8) a favorable opinion of (i) Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties, and (ii) Wiley Rein LLP, FCC counsel to the Loan Parties, each addressed to the Administrative Agent and each Lender, and each in form and substance reasonably satisfactory to the Administrative Agent;

(9) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all material consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(10) a certificate of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since December 31, 2021 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(11) evidence that all amounts outstanding under the Existing Credit Agreement have been, or concurrently with the Restatement Effective Date are being paid;

(12) a Perfection Certificate, dated the Restatement Effective Date and executed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby;

(xiii) certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, each of a recent date listing all effective financing statements, lien notices or comparable documents in such jurisdictions requested by the Administrative Agent; and

(xiv) insurance certificates with respect to each insurance policy required by Section 6.07 which shall name the Administrative Agent, on behalf of the Secured Parties, as lender loss payee, mortgage and/or additional insured, as applicable, in form and substance satisfactory to the Administrative Agent.

ii) Any fees required to be paid on or before the Restatement Effective Date shall have been paid.

(c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel to the Administrative Agent, (directly to such counsel if requested by the Administrative Agent) to the extent invoiced three Business Day prior to the Restatement Effective Date (provided that such invoice shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d) So long as requested at least 10 days prior to the Restatement Effective Date, (x) the Borrower shall have delivered to the Administrative Agent all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the PATRIOT Act, at least three Business Days prior to the Restatement Effective Date and (y) any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered at least three Business Days prior to the Restatement Effective Date, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

iii) There shall not have occurred a Material Adverse Effect since December 31, 2021.

iv) There shall not be any action, suit, investigation or proceeding pending or, to the actual knowledge of a member of the executive management of Borrower or any of its Restricted Subsidiaries, threatened, in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(g) The Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged

Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto).

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Effective Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Loan Notice (other than (x) a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans and (y) a Credit Extension of Incremental Term Loans in connection with a Limited Condition Acquisition) is subject to the satisfaction of each of the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except to the extent that any representation and warranty is already qualified by materiality in which case such representation and warranty shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except to the extent that any representation and warranty as of such earlier date is already qualified by materiality in which case such representation and warranty shall be true and correct in all respects as of such earlier date), and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Loan Notice in accordance with the requirements hereof.

Each Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Restricted Subsidiary thereof (a) is (to the extent a relevant concept exists in such jurisdiction) duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (a) (solely with respect to any Restricted Subsidiary that is not a Loan Party), (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under any Material Contractual Obligation or Material Operating Agreement, (c) conflict with or result in any breach or contravention of, any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (d) except as would not reasonably be expected to have a Material Adverse Effect, violate any Law. On the Closing Date, each Loan Party and each Subsidiary thereof is in compliance with all Material Contractual Obligations and Material Operating Agreements, except as would not reasonably be expected to have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with any Governmental Authority or any other Person is necessary or required in connection with the (a) execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except routine filings with the SEC (e.g., a Form 8-K), filings of UCC-1 financing statements and any required continuations thereof, and any notices required in connection with the exercise of remedies by the Administrative Agent.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except to the extent that the enforceability hereof and thereof may be limited by bankruptcy, insolvency or like laws affecting creditors rights generally and by the application of general equitable principles (whether such enforcement is sought by proceedings in equity or law).

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness to the extent required by GAAP to be shown therein.

(b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated September 30, 2022, and the related consolidated statements of income or operations and cash flows for the fiscal quarter-ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the lack of footnote disclosure, the use of GAAP for interim financial statements and to normal year-end audit adjustments. The Borrower and its Subsidiaries have no material Indebtedness, of the Borrower and its consolidated Subsidiaries as of the date of such financial statements that is not included on such financial statements or permitted under Section 7.03.

(c) Since December 31, 2021, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06 Litigation. Except for regulatory issues affecting the industry as a whole, there is no action, suit, complaint, proceeding, inquiry or investigation at law or in equity, or by or before any court or governmental instrumentality or agency, nor any order (including, any order to show cause or order of forfeiture), decree or judgment in effect, pending or, to the best of the Borrower’s knowledge, threatened against or affecting any Loan Party which could reasonably be expected to have a Material Adverse Effect.

5.07 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Loan Party or the grant or perfection of the Collateral Agent’s Liens on the Collateral or the consummation of the transactions contemplated by this Agreement and the other Loan Documents. No Loan Party and no Subsidiary of any Loan Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

5.08 Ownership of Property; Liens. Each of the Borrower and each Restricted Subsidiary has marketable title to, or valid leasehold interests in all property necessary or used in the ordinary conduct of its business, except for such defects in title as could not reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Restricted Subsidiaries is subject to no Liens, except Permitted Liens. All Material Real Property owned in fee by the Loan Parties as of the Closing Date is set forth on Schedule 5.08. No Mortgage encumbers improved real property that is located in an area that has been identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws unless flood insurance available under such Flood Insurance Laws has been obtained in accordance with Section 6.07.

5.09 Environmental Compliance. The Borrower and its Subsidiaries have obtained all material permits, licenses and other authorizations which are required under Environmental Laws and are in compliance with such Environmental Laws and are not subject to any Environmental Liability, except for such failures to obtain, such non-compliance and such liabilities as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10 Insurance. The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance), with such deductibles and covering such risks as comply with Section 6.07.

5.11 Taxes. The Borrower and each of its Restricted Subsidiaries have filed (or caused to be filed) all material Tax returns and reports required to be filed, and have paid all material Taxes, assessments, fees and other governmental charges owing by them (including in their capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. On the Closing Date, there is no current, pending or proposed Tax deficiency, assessment or other claim against the Borrower or any Restricted Subsidiary that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5.12 ERISA Compliance.

(a) Except as could not reasonably be expected to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws, (ii) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from, or may rely on a favorable opinion letter issued by, the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification and (iii) the Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Except as could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) the Borrower and each ERISA Affiliate have met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained in respect of any Pension Plan; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA. No Pension Plan is in the process of being terminated or has been terminated for which the liabilities in connection therewith could reasonably be expected to have a Material Adverse Effect, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) The Borrower represents and warrants as of the Closing Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments.

5.13 Subsidiaries; Equity Interests. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in the Restricted Subsidiaries have been validly issued, are (in the case of U.S. corporations) fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens other than Permitted Liens. As of the Closing Date, the Borrower has no equity Investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. As of the Closing Date, there are no Unrestricted Subsidiaries.

5.14 Use of Proceeds; Margin Regulations; Investment Company Act.

(a) The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 6.11, and are intended to be and shall be used in compliance with Section 7.11.

(b) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Credit Extension, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be margin stock. None of the proceeds of any Credit Extension will be used by the Loan Parties to buy or hold margin stock.

(c) Neither the Borrower nor any Person Controlling the Borrower or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. No report, financial statement, certificate or other written information furnished by any Loan Party to the Administrative Agent or any Lender in connection with the syndication of this transaction, negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time in light of the circumstances when made, it being recognized that projections are not to be viewed as facts or as guarantees of performance or achievement of any particular results and that actual results during the period or periods covered by the projections may differ significantly and materially from the projected results, and no assurance can be given that the projected results will be realized.

5.16 Compliance with Laws. Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each of the Borrower and each License Subsidiary is in compliance with the rules and regulations of the FCC relating to the operation of television and radio stations, except to the extent that any failure to file or failure to comply could not reasonably be expected to have a Material Adverse Effect.

5.17 [Reserved].

5.18 [Reserved].

5.19 Solvent. The Borrower and its Subsidiaries are, on a GAAP consolidated basis, Solvent.

5.20 Collateral Documents.

(a) The Security Agreements are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate and (ii) upon the taking of possession or control by the Administrative Agent of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by each Security Agreements), the Liens created by the Security Agreements shall constitute perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral to the extent such security interests can be perfected by filing a financing statement or making such other filings specified on Schedule 2 to the Perfection Certificate or by such taking of possession or control, in each case subject to no Liens other than Permitted Liens.

(b) As of the Closing Date, neither the Borrower nor any Restricted Subsidiary has any interest in any tangible negotiable instruments, instruments (other than Equity Interests and promissory notes) or tangible chattel paper that aggregate in value $200,000 or more.

5.21 Intellectual Property; Licenses, Etc. Each of the Borrower and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are used in or otherwise necessary for the operation of their respective businesses, without conflict with the rights of any other Person, which either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The operation of the Borrower and its Subsidiaries’ respective businesses, including any slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries, does not infringe upon or violate any rights held by any other Person which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.22 Patriot Act. To the extent applicable, each of the Borrower and its Restricted Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.23 OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List

of Financial Sanctions Targets, or any similar list enforced by any other applicable sanctions authority or (c) located, organized or resident in a Designated Jurisdiction except to the extent licensed or otherwise approved or not prohibited by the applicable authority imposing such Sanctions. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

5.24 Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.25 Affected Financial Institution. No Loan Party is an Affected Financial Institution.

5.26 [Reserved].

5.27 FCC Rules and Regulations.

(a) To their best knowledge, and after giving effect to any Permitted Acquisition, the operation of the businesses of the Borrower and its License Subsidiaries has complied or will comply, as the case may be, in all material respects with the Communications Act of 1934, as amended, and the rules, orders, regulations and other applicable requirements of the FCC (including without limitation the FCC’s rules, regulations and policies relating to the operation of transmitting and studio equipment) (collectively, the “Communications Laws”).

(b) The Station Licenses are all of the licenses, permits, permissions and other authorizations used or necessary to operate the radio and television stations operating in the United States as such stations are currently operated by the Borrower and its License Subsidiaries, and all Station Licenses have been validly issued in the name of the Borrower or one of its License Subsidiaries or, in the case of those Station License(s) being acquired in any Permitted Acquisition, an application will be made to the FCC for all necessary consents to the assignment of such Station License(s) to be made in the name of the Borrower or one of its License Subsidiaries. Except as described on Schedule 5.27(b), the Station Licenses that have been issued are in full force and effect, are valid for the balance of the current license term (including any permitted extensions thereof), are unimpaired by any material act or omissions of the Borrower, its License Subsidiaries or any of their employees, agents, officers, directors, members or stockholders, and are free and clear of any material restrictions that might limit the full operation of the radio and television stations operated by the Borrower and its License Subsidiaries, and have been so unimpaired for the current license term. Except as described on Schedule 5.27(b), to the best of the Borrower’s knowledge, there are no applications, proceedings or complaints pending or threatened that may have a Material Adverse Effect on the business or operation of such radio and television stations (other than proceedings that apply to the radio and television broadcast industry generally). The Borrower is not aware of any reason why those of the Station Licenses subject to expiration might not be renewed in the ordinary course or of any reason why any of the Station Licenses might be revoked. No renewal of any Station License would constitute a major federal action having a significant effect on the human environment under Sections 1.1305 or 1.1307(b) of the FCC’s rules. All information contained in any pending applications for modification, extension or renewal of the Station Licenses or other applications filed with the FCC by the Borrower or any of its License Subsidiaries is true, complete and accurate in all material respects.

(c) The Borrower and its License Subsidiaries are in material compliance with the FCC’s requirements for construction of digital television facilities for each of the full-service and Class A television stations owned and operated by Borrower and its Subsidiaries.

(d) Borrower and its License Subsidiaries have timely elected must-carry or retransmission consent for carriage of the full-service television stations operating in the United States which are owned and operated by Borrower and its License Subsidiaries on multichannel video distributors, as that term is defined in the Communications Laws (“MVPDs”) during the election cycle ending on December 31, 2017, and such television stations are carried by such MVPDs in accordance with such elections except where the failure to do so would not have a Material Adverse Effect, or where Borrower has entered into an agreement with an MVPD to secure other carriage rights which Borrower has determined are commercially reasonable.

(e) Except as described in Schedule 5.27(e), effective as of the Closing Date, no MVPD, in connection with a Borrower or License Subsidiary full-service television station operating in the United States has (i) asserted, or maintains an assertion, to the Borrower and its Subsidiaries any signal quality, copyright indemnity or other requirement of the Communications Laws that would prevent carriage of any full-service television station, (ii) declined or threatened to decline such carriage or failed to respond to a request for carriage or sought any form of relief from carriage from the FCC, or (iii) sought or obtained a modification to the geographic area in which any full-service television station is eligible for must-carry or retransmission consent rights under the Cable Act, except where any of the above arose from a retransmission consent agreement involving such full-service television station or would not have a Material Adverse Effect.

(f) To the best knowledge of the Borrower and its Subsidiaries, each television station identified to Administrative Agent on the Closing Date as broadcasting under an authorization from the government of the United Mexican States (“Mexico”), is owned by an entity, organized under the laws of Mexico, in which the Borrower or its Subsidiaries holds a minority, limited voting interest (neutral interest) (“License Entity”). To the best knowledge of the Borrower and its Subsidiaries, the License Entity, to which the Borrower or its Subsidiaries, as the case may be, provides programming and related services, is owned and programmed by the Borrower or its Subsidiaries and the License Entity in material compliance with all applicable laws and regulations of the Mexican governmental authorities and any applicable treaties between Mexico and the United States. To the best knowledge of the Borrower and its Subsidiaries, the material authorizations (concessions) of the Mexican government required in connection with the stations’ broadcast operations are held by the majority owner of the stations’ authorizations (concessions) and such authorizations are in full force and effect.

5.28 Labor Matters. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened and (b) the hours worked by and payments made to employees of the Borrower or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters.

5.29 Beneficial Ownership Certificate. As of the Restatement Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

(a) within 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2022, a consolidated balance sheet of the Borrower (including the accounts of the its Subsidiaries) as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by (i) a report and opinion of Grant Thornton LLP. or any other nationally recognized independent accounting firms or another independent certified public accountant of nationally recognized standing or otherwise reasonably acceptable to the Administrative Agent, which report and opinion (as to the financial statements) shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualification as to scope of audit or going concern (other than such a qualification that is solely with respect to, or resulting solely from, the upcoming maturity date of any of the Loans hereunder being scheduled to occur within twelve months from the time such report is delivered) and (ii) a copy of management’s discussion and analysis with respect to such financial statements; and

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, commencing with the fiscal quarter ending March 31, 2023, (x) the following financial statements as of the end of such fiscal quarter: (i) a condensed consolidated balance sheet as of the fiscal quarter then ended with a comparison to the balance sheet as of the most recently ended fiscal year; (ii) condensed consolidated statements of income or operations for the most recently ended quarterly period for such fiscal year and for the portion of the fiscal year then ended, in comparative form; and (iii) condensed consolidated statements of cash flows for the portion of the fiscal year then ended, in comparative form; and (y) a copy of management’s discussion and analysis with respect to such financial statements. The condensed consolidated interim unaudited financial statements shall be prepared in accordance with GAAP for interim financial information and shall be accompanied by the certifications required by the rules and regulations of the SEC.

Notwithstanding the foregoing, (i) in the event that the Borrower timely files an Annual Report on Form 10-K for such fiscal year with the SEC that is made publicly available through EDGAR that meets all the requirements set forth in Section 6.01(a) preceding other than the delivery requirement to the Administrative Agent, such filing shall be deemed to have satisfied such delivery requirement of Section 6.01(a); (ii) in the event that the Borrower timely files a Quarterly Report on Form 10-Q for such fiscal quarter with the SEC that is made publicly available through EDGAR that meets all the requirements set forth in Section 6.01(b) preceding other than the delivery requirement to the Administrative Agent, such filing shall be deemed to have satisfied such delivery requirement of Section 6.01(b); and (iii) so long as the Borrower has made filings that satisfy subsections (i) and (ii) preceding, the Borrower shall not have to satisfy the requirement that such information be in form and detail satisfactory to the Administrative Agent and the Required Lenders.

6.02 Certificates; Other Information. Deliver to the Administrative Agent:

(a) (x) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, (i) certifying among other things, (x) as to the compliance by the Borrower with the financial covenants described in Section 7.13, (y) the Available Amount, to the extent used during such period, and (z) for purposes of determining the Applicable Rate and Total Net Leverage Ratio, and (ii) including a list that identifies each Immaterial Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date or the date of the last such list and (y) concurrently with the delivery of the financial statements referred to Section 6.01(a), a duly completed Perfection Certificate Supplement signed by a Responsible Officer of the Borrower;

(b) promptly after any request by the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Restricted Subsidiary, or any audit of any of them;

(c) promptly after the same are available, notice of copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto. Notwithstanding the foregoing, in the event that the Borrower timely files such filings in accordance with the requirements of the SEC and such filings are made publicly available through EDGAR, the Borrower shall have no delivery requirement under this Section 6.02(c);

(d) promptly after the furnishing thereof, copies of any notice of default or breach under any material debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement with an outstanding principal amount in excess of $10,000,000;

(e) as soon as practicable, and in any event within ten (10) days after the last of the issuance, filing or receipt thereof, the Borrower shall furnish (i) any order or notice of the FCC, any Governmental

Authority or a court of competent jurisdiction which designates any Station License, or any application for renewal of license therefor, for a hearing or which refuses renewal or extension of, or revokes or suspends the authority of Borrower or any of its FCC Subsidiaries to operate a full-service radio or full-service television Station or the authority to broadcast of any full-service radio or full-service television station for which the Borrower or any License Subsidiary provides services under a Local Marketing, Time Brokerage, or Joint Sales Agreement, (ii) any Notice of Violation, Notice of Apparent Liability for Forfeiture or Order to Show Cause related to a violation of the Communications Laws, issued by the FCC or other Governmental Authority or any material complaint filed with the FCC or other Governmental Authority which Borrower or a License Subsidiary is notified about by the FCC or the other Governmental Authority, in each case with respect to Borrower or any of its License Subsidiaries, and (iii) a copy of any notice or application by the Borrower or any of its License Subsidiaries requesting authority to cease broadcasting for a period of more than thirty (30) days, except as a result of a Force Majeure Effect, on any full-service radio or full-service television Station; and

(f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request;

(g) as soon as practicable, and in any event within 30 days of its due date for filing with the FCC, a duplicate copy of each biennial FCC Form 323 (or any comparable form which may be substituted therefor by the FCC) filed with the FCC with respect to each Station owned by Borrower or any of its Subsidiaries; and

(h) promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

Unless made publicly available as set forth in Section 6.01, documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and, if requested by the Administrative Agent, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower, and each Lender shall be solely responsible for maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or at the direction of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or another substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative

Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or any of its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding anything in this paragraph, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6.03 Notices. Promptly notify the Administrative Agent:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or is reasonably expected to result in a Material Adverse Effect,

(c) of (i) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority that could reasonably be expected to result in a Material Adverse Effect; (ii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws, that could reasonably be expected to result in a Material Adverse Effect; (iii) any material admonition, censure or adverse citation or order by the FCC or any other Governmental Authority or regulatory agency that could reasonably be expected to result in a Material Adverse Effect; or (iv) any competing application, petition to deny or other opposition to any license renewal application filed by the Borrower or any of its License Subsidiaries with the FCC that would reasonably be expected to result in a Material Adverse Effect, it being understood that, no notice will be required in connection with any litigation, proceeding or filing instituted, requested or made by a nuisance filer or its affiliates, agents and representatives; and

(d) of the occurrence of any ERISA Event that could reasonably be expected to result in a Material Adverse Effect,

Each notice pursuant to this Section shall be accompanied by a statement of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe each material provision of this Agreement and the Loan Documents that may be materially implicated by the occurrence referred to therein (if any) to the knowledge of the Responsible Officers of the Borrower.

6.04 Payment of Certain Obligations. Pay and discharge or otherwise satisfy before they become delinquent all material Tax liabilities, assessments and governmental charges (other than Indebtedness) or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect each Loan Party and each other Significant Subsidiary’s legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) preserve, renew and maintain in full force and effect each Loan Party and each other Significant Subsidiary’s good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 or if the failure to preserve, review and maintain such good standing could not reasonably be expected to have a Material Adverse Effect; and (c) preserve, maintain or renew all of its IP Rights, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof, except in each case of (a) and (b) preceding where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance.

(a) Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to their properties against loss or damage of the kinds and in the amounts consistent with prudent business practice, and carry such other insurance as is consistent with prudent business practice (it being understood that self-insurance shall be permitted to the extent consistent with prudent business practice). All such insurance shall name the Administrative Agent as additional insured on behalf of the Secured Parties (in the case of liability insurance) or lender loss payee (in the case of property insurance), as applicable.

(b) If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, (x) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (y) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent and the Lenders. The Administrative Agent has adopted internal policies and procedures that address requirements placed on federally regulated Lenders under the Flood Insurance Laws. The Administrative Agent will post on the applicable electronic platform (or otherwise distribute to each lender in the syndicate) documents that it receives in connection with the Flood Insurance Laws. However, the Administrative Agent reminds each Lender and Participant that, pursuant to the Flood Insurance Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower (including the accounts of the Subsidiaries); and (b) maintain such books of record and account in conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower (including the accounts of the Subsidiaries), in each case of the preceding clauses (a) and (b), except to the extent that noncompliance therewith could reasonably be expected to have Material Adverse Effect.

6.10 Inspection Rights; Lender Calls. Permit representatives and independent contractors of the Administrative Agent and each Lender at such parties’ own expense (coordinated through the Administrative Agent) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided, however, notwithstanding the foregoing, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. The Borrower will participate in a conference call with the Administrative Agent and the Lenders once during each fiscal quarter (no later than five Business Days after the date on which the financial statements have been delivered in accordance with Section 6.01 after the end of each such fiscal quarter) at such time as may be agreed to by the Borrower and the Administrative Agent; provided that the Borrower shall be deemed to have satisfied the obligation to participate in such a conference call for any period with respect to which any public investor call is held by the Borrower.

6.11 Use of Proceeds. Use the proceeds of the Term A Loans to (i) repay existing indebtedness under the Existing Credit Agreement and (ii) to pay premiums, fees and expenses related to the transactions contemplated hereby, and (iii) for other general corporate purposes not in contravention of any Law or of any Loan Document. Use the proceeds of the Revolving Credit Facility to (i) provide ongoing working capital and (ii) for other general corporate purposes of the Borrower and its subsidiaries, including, without limitation, Permitted Acquisitions and permitted investments.

6.12 Additional Guarantors and Covenant to Give Security. With respect to any Person that is or becomes a Domestic Subsidiary (other than an Excluded Subsidiary) after the Closing Date or ceases to be an Excluded Subsidiary, notify the Administrative Agent promptly after any Person becomes a Domestic Subsidiary (other than an Excluded Subsidiary) or ceases to be an Excluded Subsidiary, and promptly thereafter (and in any event within 30 days (or, with respect to clause (c) hereof, within 90 days) after (i) the date such Person becomes a Domestic Subsidiary or (ii) the date the Borrower delivers to the Administrative Agent financial statements by which it is determined that such Person ceased to be an Excluded Subsidiary (or such later date as the Administrative Agent may agree)), cause such Person that is not an Excluded Subsidiary to (a) become a Guarantor by executing and delivering to the Administrative Agent a supplement or joinder to the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, (b) execute and deliver to the Administrative Agent a Perfection Certificate with respect to such Domestic Subsidiary and a Security Agreement Supplement or such other document (including as described in clause (iii) of Section 4.01(a) of the Existing Credit Agreement), and take such actions (other than any Excluded Perfection Action), as the Administrative Agent shall reasonably deem appropriate for such Person to grant a first and prior perfected Lien (subject only to Permitted Liens) in all assets (other than Excluded Collateral) of such Person to the Administrative Agent for the benefit of the Secured Parties, (c) to the extent that such Person owns Material Real Property, deliver to the Administrative Agent the items required by Section 6.14(e) on such Material Real Property, and (d) deliver to the Administrative Agent documents of the types referred to in clauses (iv) and (vi) of Section 4.01(a) of the Existing Credit Agreement and, if requested by the Administrative Agent favorable opinions of counsel to such Person reasonably satisfactory to the Administrative Agent.

6.13 [Reserved].

6.14 Collateral.

(a) The Borrower shall, and shall cause each Domestic Subsidiary (other than an Excluded Subsidiary) to, guarantee the Obligations as set forth in Section 6.12(a).

(b) [Reserved].

(c) The Borrower shall and shall cause each Domestic Subsidiary (other than any Excluded Subsidiaries) to (i) grant to the Administrative Agent for the benefit of the Secured Parties a Lien on all assets (other than Excluded Collateral), of all Loan Parties which shall be perfected (to the extent required by the Loan Documents) on all Collateral and (ii) take such action (other than any Excluded Perfection Action) as is necessary from time to time to cause all Liens in the Collateral granted to the Administrative Agent for the benefit of the Secured Parties to be first priority Liens subject to Permitted Liens. For the avoidance of doubt, all Equity Interests owned by the Borrower of any Loan Party (other than Excluded Collateral) will be fully pledged as Collateral.

(d) The Borrower shall and shall cause each Restricted Subsidiary (other than an Excluded Subsidiary) to do all things necessary or reasonably requested by the Administrative Agent to preserve and perfect the Liens of the Administrative Agent for the benefit of the Secured Parties, arising pursuant hereto and pursuant to the Security Agreements and the other Collateral Documents as first priority Liens, subject to Permitted Liens, and to insure that the Administrative Agent, for the benefit of the Secured Parties, has a perfected first priority Lien, subject to Permitted Liens, on all of the Collateral of the Loan Parties; provided that no Restricted Subsidiary shall be required to take any Excluded Perfection Action.

(e) The Borrower shall and shall cause each Loan Party to, within ninety (90) days of the acquisition of Material Real Property (or such longer period as may be reasonably acceptable to the Administrative Agent), deliver to the Administrative Agent the following:

(i) Mortgages; Fixture Filings. A Mortgage encumbering each such Material Real Property in favor of the Administrative Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that is the owner of any interest in such Material Real Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Material Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable requirements of law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent;

(ii) Consents and Approvals. With respect to each such Material Real Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall reasonably be deemed necessary by the Administrative Agent in order for the owner of the fee interest constituting such Material Real Property to grant the Lien contemplated by the Mortgage with respect to such Material Real Property;

(iii) Title Insurance Policies. With respect to each Mortgage, a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first mortgage Lien on the Material Real Property and fixtures described therein in the amount not less than the fair market value of such Material Real Property and fixtures, which fair market value is reasonably determined in good faith by the Borrower, which policy (or such marked-up commitment) (each, a “Title Policy”) shall (i) be issued by the Title Company, (ii) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Administrative Agent, (iii) contain a “tie-in” or “cluster” endorsement, if available under applicable law, (iv) have been supplemented by such endorsements as shall be reasonably requested by the Administrative Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot and so-called comprehensive coverage over covenants and restrictions), and (v) contain no exceptions to title other than exceptions acceptable to the Administrative Agent;

(iv) Affidavits and Other Information. With respect to each Material Real Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Company to issue the Title Policies and endorsements contemplated above;

(v) Payment of Title Fees and Premiums. Evidence reasonably acceptable to the Administrative Agent of payment by Borrower of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies contemplated above;

(vi) Opinions. If requested by the Administrative Agent, favorable written opinions, addressed to the Administrative Agent and the Secured Parties, of local counsel to the Loan Parties in each jurisdiction (i) where such Material Real Property is located and (ii) where the applicable Loan Party granting the Mortgage on said Material Real Property is organized, regarding the due execution and delivery and enforceability of each such Mortgage, the corporate formation, existence and good standing of the applicable Loan Party, and such other matters as may be reasonably requested by the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent;

(vii) Surveys. Surveys with respect to each such Material Real Property provided, however, that a Survey shall not be required to the extent that (i) an existing survey together with an “affidavit of no change” satisfactory to the Title Company is delivered to the Administrative Agent and the Title Company and (ii) the Title Company removes the standard survey exception and provides reasonable and customary survey related endorsements and other coverages in the applicable title insurance policy;

(viii) Flood Insurance Documentation. A completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each such Material Real Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each applicable Loan Party relating thereto) together with a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 6.07 (including without limitation, flood insurance policies) and the applicable provisions of the Collateral Documents, each of which (i) shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (ii) shall name the Administrative Agent, on behalf of the Secured Parties, as additional insured, (iii) in the case of flood insurance, shall (x) identify the address of each property located in a special flood hazard area, (y) indicate the applicable flood zone designation, the flood insurance coverage and the deductible relating thereto and (z) provide that the insurer will give the Administrative Agent 45 days written notice of cancellation or non-renewal and (iv) shall be otherwise in form and substance satisfactory to the Administrative Agent;

provided, however, that the Borrower or relevant Loan Party shall not be required to execute and deliver any Mortgage on any such Material Real Property until (x) at least 45 days from the date the Borrower provided the Administrative Agent and the Lenders with prior written notice of such acquisition of such Material Real Property and (y) the Borrower has received confirmation from the Administrative Agent that flood insurance due diligence and flood insurance compliance as required by Section 6.07 hereto has been completed. The Borrower or relevant Loan Party shall be required to provide the Administrative Agent and the Lenders with prior written notice of the acquisition of Material Real Property at least 45 days prior to acquiring such Material Real Property.

Notwithstanding anything to the contrary herein, if and for so long as the Administrative Agent and the Borrower reasonably determine that the cost of a filing or other action to perfect a security interest in a particular asset outweigh the benefit to the Lenders of the security afforded thereby such filing or action shall not be required to be taken or made by the applicable Loan Party.

6.15 Further Assurances. Promptly upon request by the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time (other than any Excluded Perfection Action) in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be created by any of the Collateral Documents to the extent agreed herein or therein to be Collateral, (iii) perfect and maintain the validity, effectiveness and priority of any of the security interests, Loan Documents and any of the Liens intended to be created thereunder, and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent on behalf of the Secured Parties the rights granted or now or hereafter intended to be granted to the Administrative Agent for the benefit of the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so. If requested by the Administrative Agent or any Lender, the Borrower will, and will cause each other Loan Party to cooperate with and provide any information necessary for the Administrative Agent or such Lender, as the case may be, to conduct its flood due diligence and flood insurance compliance.

6.16 [Reserved].

6.17 [Reserved].

6.18 Anti-Corruption Laws; Sanctions. Conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

6.19 Communications Authorizations. The Borrower and the License Subsidiaries shall operate their businesses in accordance with the Communications Laws and the terms and conditions of the Station Licenses. No

Loan Party shall fail to file any report or application or pay any regulatory, or application processing fee pertaining to the business of the Borrower and its License Subsidiaries which is required to be submitted or paid to the FCC. No Loan Party shall take any action that would or could cause the FCC to institute any proceedings seeking the cancellation, revocation, non-renewal, short-term renewal or materially adverse modification of any of the Station Licenses or take or permit to be taken any other action within its control that would or could result in material non-compliance with the requirements of the Communications Laws.

6.20 Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 6.20, in each case within the time limits specified on such schedule.

ARTICLE VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the ~~date hereof~~Restatement Effective Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b), or Liens to which the Required Lenders have consented in writing;

(c) Liens for taxes or assessments and similar charges, which are either not delinquent or being contested diligently and in good faith by appropriate proceedings, and as to which the applicable Loan Party has set aside any reserves required in accordance with GAAP on its books;

(d) statutory Liens, such as mechanic’s, materialmen’s, warehouseman’s, landlord’s, artisan’s, worker’s, contractor’s, carrier’s or other like Liens, (i) incurred in good faith in the ordinary course of business, (ii) which are either not delinquent or are being contested diligently and in good faith by appropriate proceedings and (iii) as to which the applicable Loan Party has set aside any reserves on its books required in accordance with GAAP or bonded satisfactorily to the Administrative Agent;

(e) encumbrances consisting of zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of real property or minor irregularities of title which were not incurred in connection with Indebtedness, provided that none of such encumbrances materially impairs the operation of the applicable Loan Party’s business;

(f) Liens in respect of judgments or awards with respect to which any Loan Party is, in good faith, prosecuting an appeal or proceeding for review and with respect to which a stay of execution upon such appeal or proceeding for review has been secured, and as to which judgments or awards such Loan Party has established any reserves on its books required in accordance with GAAP or has bonded in a manner satisfactory to the Administrative Agent;

(g) pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation, or to participate in any fund in connection with worker’s compensation, unemployment insurance, old-age pensions or other social security legislation, other than any lien imposed by ERISA;

(h) deposits granted to secure the performance of bids, tenders, contracts, leases, public or statutory obligations (other than obligations under ERISA), surety, customs, appeal and performance bonds and other similar obligations incurred in the ordinary course of business and not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of any property;

(i) so long as there exists no Default prior to and/or after giving effect to the incurrence of such Lien and the related Indebtedness, Liens of the Borrower and the Restricted Subsidiaries (except License Subsidiaries) securing Indebtedness in respect of capital leases and similar obligations, and purchase money obligations for fixed or capital assets permitted by Section 7.03(e); provided that (A) such Liens may only secure Indebtedness of the Borrower and the Restricted Subsidiaries in respect of capital leases and similar obligations and purchase money obligations for fixed or capital assets and (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and proceeds thereof;

(j) [reserved];

(k) so long as there exists no Default prior to and/or after giving effect to the incurrence of such Lien and the related Indebtedness, Liens of the Borrower or the Restricted Subsidiaries (other than the License Subsidiaries) securing Indebtedness permitted to be incurred under Section 7.03(i), provided that, to the extent such Indebtedness is incurred by a Loan Party, (i) such Liens shall be pari passu with the Lien securing the Obligations, (ii) such Liens shall not be secured by any assets that are not Collateral and (iii) in each case, the beneficiary of such Liens (or agent on their behalf) shall become party to an Intercreditor Agreement with the Administrative Agent;

(l) so long as there exists no Default prior to and/or after giving effect to the incurrence of such Lien and the related Indebtedness, Liens of the Borrower or the Restricted Subsidiaries (other than the License Subsidiaries) securing Indebtedness permitted to be incurred under Section 7.03(j), (i) such Liens shall rank junior and subordinate to the Lien securing the Obligations, (ii) to the extent such Indebtedness is incurred by a Loan Party, such Liens shall not be secured by any assets that are not Collateral and (iii) in each case, the beneficiary of such Liens (or agent on their behalf) shall become party to an Intercreditor Agreement with the Administrative Agent;

(m) Liens on assets of Restricted Subsidiaries that are not Guarantors securing Indebtedness of such Restricted Subsidiaries permitted to be incurred under Section 7.03;

(n) so long as there exists no Default prior to and/or after giving effect to the incurrence of such Lien and the related Indebtedness, other Liens in the aggregate securing up to an aggregate outstanding amount of Indebtedness and other obligations of the Borrower and the Restricted Subsidiaries (except License Subsidiaries) at any time not to exceed $10,000,000;

(o) Liens securing Incremental Equivalent Debt; provided that such Liens shall be subject to an Intercreditor Agreement.

(p) Liens securing Swap Contracts of the Borrower or the Restricted Subsidiaries (i) that are incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (ii) securing letters of credit that support such Swap Contracts;

(q) Liens arising from precautionary Uniform Commercial Code financing statements filed under any lease permitted by this Agreement;

(r) non-exclusive licenses and sublicenses granted by a Loan Party or any Restricted Subsidiary and leases and subleases (by a Loan Party or any Restricted Subsidiary as lessor or sublessor) to third parties in the ordinary course of business not interfering with the business of the Loan Parties or any of their Subsidiaries;

(s) Liens in favor of collecting banks arising under Section 4-210 of the Uniform Commercial Code or, with respect to collecting banks located in the State of New York, under Section 4-208 of the Uniform Commercial Code;

(t) Liens (including the right of set-off, revocation, refund or chargeback) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(u) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower or Restricted Subsidiary in the ordinary course of business;

(v) Liens securing Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt permitted by Section 7.03(n);

(w) Liens of franchisors in the ordinary course of business not securing Indebtedness;

(x) Liens granted in favor of a trustee in an indenture relating to Indebtedness permitted under Section 7.03 to the extent that such Liens secure only customary compensation and reimbursement obligations owing to such trustee;

(y) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Restricted Subsidiary of the Borrower in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 7.03, and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Restricted Subsidiaries; and any extensions, renewals and replacements thereof so long as the aggregate principal amount of the Indebtedness secured by such Liens does not increase from that amount outstanding at the time of any such extension, renewal or replacement, plus accrued and unpaid interest and cash fees and expenses (including premium) incurred in connection with such renewal, replacement or extension, and such extension, renewal or replacement does not encumber any asset or properties of the Borrower or any of its Restricted Subsidiaries other than the proceeds of the assets subject to such Lien;

(z) Liens on assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries permitted pursuant to Section 7.03;

(aa) any encumbrances or restrictions (including, without limitation, put and call agreements) with respect to the Equity Interests of any joint venture permitted by Section 7.02 arising pursuant to the agreement evidencing such joint venture;

(bb) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence or issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts or other cash management arrangements of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary; and

(cc) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Investment permitted hereunder.

7.02 Investments. Make any Investments, except:

(a) Investments held by the Borrower or such Subsidiary in the form of cash or Cash Equivalents;

(b) advances to officers, directors and employees of the Borrower and their Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes in accordance with past practices and as permitted by applicable Law;

(c) Investments of the Borrower in any Guarantors and Investments of any Restricted Subsidiary in the Borrower or in another Restricted Subsidiary that is a Guarantor;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in compromise of obligations of any trade creditor or customer that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any such Person;

(e) Guarantees in accordance with the terms of Section 7.03;

(f) so long as (i) there exists no Default prior to and/or after giving effect to each such Investment and (ii) after giving effect to each such Investment, the Total Net Leverage Ratio for the applicable Measurement Period is less than or equal to 2.50 to 1:00, the Borrower and its Restricted Subsidiaries may make other Investments (including Investments in Unrestricted Subsidiaries) in an amount not to exceed the Available Amount (calculated on the date of the making of such Investment);

(g) so long as (i) there exists no Default prior to and/or after giving effect to each such Investment and (ii) after giving effect to each such Investment, the Total Net Leverage Ratio for the applicable Measurement Period is less than or equal to 2.00 to 1:00 (with the Total Net Leverage Ratio for such purpose being calculated on a Pro Forma Basis (A) after giving effect to the making of such Investment and any Indebtedness incurred in connection therewith and (B) excluding the proceeds of such Indebtedness in the determination of unrestricted cash and Cash Equivalents), the Borrower and its Restricted Subsidiaries may make unlimited additional Investments (including Investments in Unrestricted Subsidiaries);

(h) stock, obligations or securities received in satisfaction of judgments, foreclosure of Liens or settlement of Indebtedness;

(i) Permitted Acquisitions not to exceed $25,000,000 in the aggregate (net of any returns of capital with respect thereto) after the Restatement Effective Date;

(j) so long as there exists no Default prior to and/or after giving effect to each such Investment, other Investments not to exceed $20,000,000 in the aggregate (net of any returns of capital with respect thereto) after the Restatement Effective Date;

(k) Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 7.05;

(l) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Borrower and endorsements for collection or deposit arising in the ordinary course of business;

(m) Investments (i) by Loan Parties in Subsidiaries that are not Loan Parties and (ii) by Subsidiaries that are not Loan Parties in other Subsidiaries that are not Loan Parties; provided, that, Investments permitted under this clause (m) in Unrestricted Subsidiaries made after the Restatement Effective Date shall not exceed $35,000,000 in the aggregate at any one time outstanding;

(n) commission, payroll, travel and similar advances to officers and employees of the Borrower or any Restricted Subsidiary that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(o) Asset Swaps, so long as (i) such Asset Swap is made on an arms-length basis and the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Swap at least equal to the fair market value of the assets or Stock issued or sold or otherwise disposed of and (ii) the Borrower or such Restricted Subsidiary complies with Section 6.14 with respect to any assets acquired;

(p) Swap Contracts that are designed solely to protect the Loan Parties and their Restricted Subsidiaries against fluctuations in interest rates, commodity prices or foreign currency exchange rates (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(q) Investments in connection with time brokerage and other similar agreements with independently owned broadcast properties, not to exceed $10,000,000 at any time; and

(r) loans to members of management of the Borrower or any Restricted Subsidiary, the proceeds of which are used for a concurrent purchase of Stock of the Borrower or a capital contribution to the Borrower, in an aggregate amount not in excess of $5,000,000.

Notwithstanding anything else in this Section 7.03 to the contrary, the aggregate principal amount of Investments in Subsidiaries that are not Loan Parties made after the Restatement Effective Date shall not exceed $35,000,000 at any time outstanding.

7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness outstanding on the Restatement Effective Date and listed on Schedule 7.03, and in each case, any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees, OID, and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension;

(c) Guarantees of (i) the Guarantors (other than the License Subsidiaries) in respect of Indebtedness otherwise permitted hereunder subordinated to the Obligations on terms acceptable to the Administrative Agent and (ii) the Borrower or any Guarantor (other than a License Subsidiary) in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Guarantor (other than Preferred Stock and Disqualified Stock);

(d) obligations (contingent or otherwise) of the Borrower or any Subsidiary (other than License Subsidiaries) existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, interest rate spreads, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”;

(e) so long as there exists no Event of Default or payment Default under Section 8.01(a) prior to and/or after giving effect to each such incurrence the Borrower and the Restricted Subsidiaries (other than License Subsidiaries) may incur Indebtedness in respect of capital leases and similar obligations, and purchase money obligations for fixed or capital assets in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

(f) [reserved];

(g) so long as there exists no Default or Event of Default prior to and/or after giving effect to each such incurrence, the Borrower may incur additional unsecured Indebtedness provided that (i) the Total Net Leverage Ratio is less than or equal to 3.00 to 1:00 (with the Total Net Leverage Ratio for such purpose being calculated on a Pro Forma Basis (x) after giving effect to the incurrence of such Indebtedness and (y) excluding the proceeds of such Indebtedness in the determination of unrestricted cash and Cash Equivalents), (ii) no such Indebtedness has a maturity earlier than six months after the latest Maturity Date, (iii) no such Indebtedness has any scheduled principal payments, prepayments, redemptions, retirements, acquisition of principal, cancellations, repurchases, sinking funds or other principal payments prior to the latest Maturity Date, (iv) such Indebtedness shall not be Guaranteed at any time by a Person that is not a Guarantor and (v) after giving effect to the incurrence of such Indebtedness, the maximum Aggregate Non-Loan Party Indebtedness shall not exceed $50,000,000;

(h) Indebtedness incurred in the ordinary course of business and arising from performance, statutory or appeal bonds, together with bank guarantees, letters of credit or similar instruments to support regulatory, solvency and tax disputes;

(i) so long as there exists no Default or Event of Default prior to and/or after giving effect to each such incurrence, the Borrower, and the Restricted Subsidiaries (other than License Subsidiaries) may incur unlimited additional Indebtedness secured on a pari passu basis with the Obligations from time to time provided that, (A) the First Lien Net Leverage Ratio is less than or equal to 2.25 to 1:00 (with the First Lien Net Leverage Ratio for such purpose being calculated on a Pro Forma Basis (x) after giving effect to the incurrence of such Indebtedness and (y) excluding the proceeds of such Indebtedness in the determination of unrestricted cash and Cash Equivalents), (B) no such Indebtedness has a maturity earlier than the latest Maturity Date, (C) the weighted average life to maturity of any such Indebtedness shall not be shorter than the weighted average life to maturity of the Term Loans, (D) such Indebtedness shall not have mandatory prepayment or redemption terms or offer to purchase events that are more onerous than or on a more than pro rata basis than those contained in this Agreement on the date of issuance, (E) all collateral provided by Loan Parties securing such Indebtedness shall constitute Collateral and, to the extent such Indebtedness is incurred by Loan Party, such Indebtedness shall not be Guaranteed at any time by a Person that is not a Guarantor, (F) after giving effect to the incurrence of such Indebtedness, the maximum Aggregate Non-Loan Party Indebtedness shall not exceed $50,000,000, (G) if such Indebtedness is being incurred by a Restricted Subsidiary, the Borrower shall have delivered to the Administrative Agent evidence in form reasonably satisfactory to the Administrative Agent of reasonably detailed calculations demonstrating compliance with clause (A) and (H) such Indebtedness shall be subject to an Intercreditor Agreement;

(j) so long as there exists no Default or Event of Default prior to and/or after giving effect to each such incurrence, the Borrower and the Restricted Subsidiaries (other than License Subsidiaries) may incur unlimited additional Indebtedness secured on a junior basis to the Obligations from time to time provided that (A) the Total Net Leverage Ratio is less than or equal to 3.00 to 1:00 (with the Total Net Leverage Ratio for such purpose being calculated on a Pro Forma Basis (x) after giving effect to the incurrence of such Indebtedness and (y) excluding the proceeds of such Indebtedness in the determination of unrestricted cash and Cash Equivalents), (B) no such Indebtedness has a maturity earlier than the latest Maturity Date, (C) the weighted average life to maturity of any such Indebtedness shall not be shorter than the weighted average life to maturity of the Term Loans, (D) such Indebtedness shall not have mandatory prepayment or redemption terms or offer to purchase events that are more onerous than or on a more than pro rata basis than those contained in this Agreement on the date of issuance, (E) all collateral provided by Loan Parties securing such Indebtedness shall constitute Collateral and, to the extent such Indebtedness is incurred by Loan Party, such Indebtedness shall not be Guaranteed at any time by a Person that is not a Guarantor, (F) after giving effect to the incurrence of such Indebtedness, the maximum Aggregate Non‑Loan Party Indebtedness shall not exceed $50,000,000, (G) if such Indebtedness is being incurred by a Restricted Subsidiary, the Borrower shall have delivered to the Administrative Agent evidence in form reasonably satisfactory to the Administrative Agent of reasonably detailed calculations demonstrating compliance with clause (A) and (H) such Indebtedness shall be subject to an Intercreditor Agreement;

(k) Indebtedness acquired in a Permitted Acquisition to the extent existing at the time of such Permitted Acquisition; provided, that (i) such Indebtedness shall not have been incurred in contemplation of such Permitted Acquisition and (ii) the aggregate principal amount of such Indebtedness shall not exceed $35,000,000 at any one time outstanding;

(l) so long as there exists no Default or Event of Default prior to and/or after giving effect to each such incurrence, the Borrower and the Restricted Subsidiaries (other than the License Subsidiaries) may incur other Indebtedness in an aggregate principal amount not to exceed $25,000,000 at any time outstanding; provided that after giving effect to the incurrence of such Indebtedness, the maximum Aggregate Non-Loan Party Indebtedness shall not exceed $50,000,000;

(m) so long as there exists no Default or Event of Default prior to and/or after giving effect to each such incurrence, the Borrower may incur (and the Guarantors may guarantee) from time to time, additional Indebtedness consisting of notes and/or loans secured on a pari passu basis with, or on a junior basis to, the Obligations, in each case, on terms and conditions that are customary as of the date of incurrence thereof (the “Incremental Equivalent Debt”); provided that, (A) the aggregate principal amount of all Incremental Equivalent Debt (together with all Incremental Facilities, Incremental Term Commitments and Incremental Revolving Commitments) shall not exceed the Permitted Incremental Amount (x) after giving effect to the incurrence of such Incremental Equivalent Debt and (y) excluding the proceeds of such Indebtedness in the determination of unrestricted cash and Cash Equivalents, (B) no such Indebtedness has a maturity earlier than the latest Maturity Date, (C) the weighted average life to maturity of any such Incremental Equivalent Debt shall not be shorter than the weighted average life to maturity of the Term Loans, (D) such Incremental Equivalent Debt shall not have mandatory prepayment or redemption terms or offer to purchase events that are more onerous than or on a more than pro rata basis than those contained in this Agreement on the date of issuance, (E) all collateral provided by Loan Parties securing such Incremental Equivalent Debt shall constitute Collateral and, to the extent such Incremental Equivalent Debt is incurred by Loan Party, such Incremental Equivalent Debt shall not be Guaranteed at any time by a Person that is not a Guarantor, (F) such Incremental Equivalent Debt will be subject to the “most favored nation” pricing protection set forth in Section 2.18(e) as if such Incremental Equivalent Debt were Incremental Term Loans referred to therein, (G) except as otherwise required or permitted in clauses (B) through (F) above, all terms and documentation with respect to any Incremental Equivalent Debt shall be no more restrictive than the terms applicable to any Term Loans, as applicable unless such terms are (1) applicable after the Maturity Date of the then existing Term Loans, or (2) offered to the existing Lenders for inclusion in the Loan Documents (but excluding any terms applicable after the final maturity date of the then existing Term Loans) and (H) to the extent secured, such Incremental Equivalent Debt shall be subject to an Intercreditor Agreement;

(n) Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt and Permitted Unsecured Refinancing Debt, in each case, incurred by the Borrower (and any guarantees thereof by the Guarantors) to the extent that 100% of the cash proceeds therefrom (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) are, substantially concurrently with the receipt thereof, applied solely to the prepayment of Term Loans being so refinanced in accordance with Section 2.20 on a dollar-for-dollar basis (including all accrued interest, fees and premiums (if any)); provided that (A) if any Term Loans remain outstanding after giving effect to the prepayment required under this clause, the aggregate principal amount of such outstanding Term Loans shall not be less than $100,000,000, (B) before and after giving effect to the incurrence of any Credit Agreement Refinancing Indebtedness in the form of Loans, each of the conditions set forth in Section 4.02 shall be satisfied, (C) Borrower shall deliver to the Administrative Agent at least ten Business Days prior to the incurrence of such Credit Agreement

Refinancing Indebtedness a certificate of a Responsible Officer, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating compliance with clauses (A) and (B) of this clause (provided that such certificate shall be conclusive evidence that such terms and conditions satisfy such requirements unless the Administrative Agent provides notice to Borrower of its objection during such ten Business Day period) and (D) if such Credit Agreement Refinancing Indebtedness is incurred under this Agreement or pursuant to any amendment, supplement or other modification hereof, (i) it shall be incurred pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower and (ii) Borrower shall deliver to the Administrative Agent on or prior to the date of the incurrence of such Credit Agreement Refinancing Indebtedness any customary legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements reasonably requested by the Administrative Agent;

(o) intercompany Indebtedness permitted pursuant to Section 7.02, provided, that, if the obligor thereof is the Borrower or another Loan Party, such Indebtedness shall be unsecured;

(p) Indebtedness of Foreign Subsidiaries not exceeding in the aggregate at any time outstanding $35,000,000 (exclusive of Indebtedness owed to the Borrower or another Loan Party);

(q) Indebtedness owing to and held by the Borrower or any other Loan Party; provided, however, that:

(i) if the Borrower or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated in right of payment to the prior payment in full in cash of the Obligations; and

(ii) any event that results in any such Indebtedness being held by a Person other than the Borrower or a Loan Party (except for any pledge of such Indebtedness constituting a Lien permitted under Section 7.01 until the pledgee commences actions to foreclose on such Indebtedness) will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Loan Party, as the case may be, that was not permitted by this clause (q);

(r) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Borrower or any other Loan Party pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Stock of a Loan Party (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Stock of a Loan Party for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Borrower or any other Loan Party in connection with such disposition;

(s) (i) Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections, employee credit card programs, automatic clearinghouse arrangements and other similar services in connection with cash management and deposit accounts and (ii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its incurrence; and

(t) Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims; provided that, upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence.

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists prior to and/or after giving effect thereto:

(a) any Subsidiary may merge with (x) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (y) any one or more other Restricted Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person, and provided, further that, in the case of both clause (x) and (y), any Subsidiary which is an Unrestricted Subsidiary at the time of the applicable merger (1) must meet the criteria set forth in the definition of “Restricted Subsidiary” for conversion to a Restricted Subsidiary immediately prior to the occurrence of the applicable merger and (2) shall be treated in all respects as a Restricted Subsidiary during all periods of determination for purposes of calculating Consolidated EBITDA;

(b) the Borrower or any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or dissolution or otherwise) to the Borrower or to another Restricted Subsidiary; provided that (i) if the transferor in such a transaction is the Borrower, then the transferee must be a Guarantor and (ii) if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor;

(c) Dispositions in accordance with the terms of Section 7.05; and

(d) any Permitted Acquisition permitted by Section 7.07 may be structured as a merger, consolidation or amalgamation, so long as the Borrower or a Loan Party is the surviving Person.

7.05 Dispositions. Make any Disposition of any material portion of the assets of the Borrower or any of its Restricted Subsidiaries, except:

(a) Dispositions of obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by (i) any Restricted Subsidiary to the Borrower or to another Restricted Subsidiary or (ii) the Borrower to any Restricted Subsidiary; provided that if the transferor of such property is the Borrower or a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

(e) Dispositions in accordance with the terms of Section 7.04(a), (b) and (d);

(f) in addition to subsection (g) following, so long as no Default exists prior to and/or after giving effect to any such Disposition, (A) Dispositions of property in connection with Like Kind Exchanges; provided, in each case, that to the extent the property being transferred constitutes Collateral, such replacement property shall constitute Collateral; and (B) Dispositions in connection with Station swaps or exchanges, in each case of Stations acquired in connection with a Permitted Acquisition in accordance with the terms of Section 7.07, provided that, notwithstanding the foregoing, if at any time in connection with a (I) Like Kind Exchange after a property has been Acquired or Disposed of by the Borrower or any of its Subsidiaries in connection with such Like Kind Exchange there shall exist a Default, such Loan Party shall be permitted to consummate the Like Kind Exchange despite the existence of such Default, and (II) swap or exchange described in subsection (B) preceding, after a property has been Acquired or Disposed of by the Borrower or any of its Subsidiaries in connection with such swap or exchange there shall exist a Default, and such Loan Party has entered into a contractual arrangement binding such Loan Party to consummate such swap or exchange with an unaffiliated third party prior to the existence of such Default, such Loan Party shall be permitted to consummate such swap or exchange despite the existence of such Default;

(g) in addition to subsection (f) preceding, so long as (A) no Default exists prior to and/or after giving effect to any such Disposition and (B) the Borrower has complied with the provisions of Section 2.05(b)(i) with respect to each such Disposition, the Borrower may make Dispositions of assets in any single transaction or series of related transactions in an amount not to exceed a fair market value of $35,000,000 in the aggregate during the term of this Agreement;

(h) (i) dispositions required by any Governmental Authority or applicable Law in connection with a Permitted Acquisition or other acquisition and (ii) any dispositions of any property acquired as part of a strategic Permitted Acquisition or other acquisition of other property in order to effect such strategic Permitted Acquisition or other acquisition and the property or assets to be disposed of were not part of the property or assets intended to be retained in the long term, as determined in good faith by the Borrower; provided that, in each case, (i) the Borrower (or the Restricted Subsidiary), as the case may be, receives consideration at the time of such disposition at least equal to the fair market value of the assets disposed of (as determined in good faith by the Borrower) and (ii) if the subject transaction involves aggregate consideration in excess of $2,500,000, at least 75% of the consideration for such disposition is in the form of cash or Cash Equivalents;

(i) any sale, lease, or modification of the broadcast spectrum licensed to Borrower or any License Subsidiary by the FCC that is undertaken pursuant to the Communications Laws and which does not curtail Borrower’s or such License Subsidiary’s continued broadcasting service to the public (e.g., changes in broadcast output channel, reductions in useable bandwidth, leasing of digital subchannels, or the sale, lease, or hybrid arrangement involving portions of the licensed spectrum or the bandwidth constituting that spectrum, resulting from the adoption of new or modified broadcast and communications technologies) in a manner which would reasonably be expected to have a Material Adverse Effect on Borrower’s or such License Subsidiary’s continued operation of the Business;

(j) dispositions of Cash Equivalents; and

(k) a non-exclusive grant of a license to use the Borrower’s or any Restricted Subsidiary’s patents, trade secrets, know-how or other intellectual property to the extent that such license does not limit the licensor’s use of the patent, trade secret, know-how or other intellectual property.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, provided that,

(a) each Subsidiary of the Borrower may make Restricted Payments to the Borrower, any other Subsidiary that is a Guarantor and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) each Restricted Subsidiary may declare and make dividend payments or other distributions payable to the Borrower or another Restricted Subsidiary that is a Guarantor solely in the common stock or other common Equity Interests of such Person and (y) the Borrower may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of the Borrower (other than Disqualified Stock);

(c) so long as there exists no Default prior to and/or after giving effect to each such Restricted Payment, the Restricted Subsidiaries may make Restricted Payments to the Borrower (and the Borrower may use such funds to make Restricted Payments to its stockholders) in an amount not to exceed the Available Amount; provided that, for purposes of this Section 7.06(c), if, after giving effect to such Restricted Payment, the Total Net Leverage Ratio for the applicable Measurement Period (with the Total Net Leverage Ratio for such purpose being calculated on a Pro Forma Basis (A) after giving effect to the making of such Restricted Payment and any Indebtedness incurred in connection therewith and (B) excluding the proceeds of such Indebtedness in the determination of unrestricted cash and Cash Equivalents) is less than or equal to 2.50 to 1.00;

(d) the Borrower may make any repurchase of Stock deemed to occur upon the exercise of options or warrants or similar rights to the extent that such Stock represents all or a portion of the exercise price thereof and applicable withholding Taxes, if any;

(e) the Restricted Subsidiaries may declare and pay dividends to Borrower to permit Borrower to (i) so long as there exists no Default prior to and/or after giving effect to such dividend, purchase Borrower’s stock from present or former directors, officers or employees of Borrower or any Subsidiary following the death, disability or termination of employment of such officer or employee, provided that the amount of payments made under this clause (e)(i) shall not exceed $3,000,000 in the aggregate in any fiscal year of the Borrower (with carryover of any unused amounts to subsequent years provided that the aggregate amount of such payments in any fiscal year shall not exceed $5,000,000 ), and (ii) pay amounts payable by the Borrower in connection with employee tax withholding related to the vesting of employee equity awards;

(f) so long as (i) there exists no Default prior to and/or after giving effect to each such Restricted Payment and (ii) after giving effect to such Restricted Payment, the Total Net Leverage Ratio for the applicable Measurement Period (with the Total Net Leverage Ratio for such purpose being calculated on a Pro Forma Basis (A) after giving effect to the making of such Restricted Payments and any Indebtedness incurred in connection therewith and (B) excluding the proceeds of such Indebtedness in the determination of unrestricted cash and Cash Equivalents), is less than or equal to 1.50 to 1.00, the Borrower and its Restricted Subsidiaries may make Restricted Payments in an unlimited amount;

(g) the Borrower may make any payment of cash in lieu of fractional Stock pursuant to the exchange or conversion of any exchangeable or convertible securities; provided, that such payment shall not be for the purpose of evading the limitations of this Section 7.06 (as determined by the Borrower in good faith);

(h) so long as no Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments, so long as, immediately after giving effect thereto, the aggregate amount of such Restricted Payments made in reliance on this clause (h) does not exceed an amount equal to $50,000,000 plus for each anniversary of the Restatement Effective Date that has occurred an additional $10,000,000, minus the amount of Indebtedness prepaid utilizing Section 7.18(d) hereof; and

(i) the Borrower may pay quarterly dividends in an amount not to exceed $0.05 per share of Equity Interests in the Borrower; provided that at the time of the declaration of such dividend, no Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing or would result therefrom.

7.07 Acquisitions. Make any Acquisitions, except, subject to Section 1.07(d), so long as there exists no Default prior to and/or after giving effect to each such Acquisition, the Borrower and its Restricted Subsidiaries may make Permitted Acquisitions, so long as:

(a) except with respect to Investments that are also Acquisitions of an Unrestricted Subsidiary, the Borrower shall have given the Administrative Agent prior written notice regarding each Permitted Acquisition with a cash consideration of $50,000,000 or more;

(b) except with respect to Investments that are also Acquisitions of an Unrestricted Subsidiary, with respect to each Permitted Acquisition with a cash consideration of $200,000,000 or more, the Borrower shall have delivered to the Administrative Agent:

(i) within five days prior to the consummation of any such Acquisition (or such lesser time as agreed to by the Administrative Agent), projections for the Borrower for a period of the lesser of five years and the maturity of the Loans hereunder after the closing of such Acquisition (giving effect to such Acquisition) and showing the source of financing for such Acquisition, all in such detail and in such form as is reasonably acceptable to the Administrative Agent; and

(c) except with respect to Investments that are also Acquisitions of an Unrestricted Subsidiary, with respect to each Permitted Acquisition consummated under this Section 7.07, the Borrower shall have complied with each of the following:

(i) except as permitted by Section 7.21, the FCC shall be requested to assign all FCC Licenses in connection with each Acquisition to a License Subsidiary as the holder of such FCC Licenses;

(ii) [reserved];

(iii) the Borrower or the applicable Loan Party shall have granted, or will grant in accordance with Section 6.12, a first priority Lien (subject to Permitted Liens) in, and pledged to the Administrative Agent on behalf of the Secured Parties, to the extent required by the Security Agreement, the Equity Interests of each such new Domestic Subsidiary (other than an Excluded Subsidiary) acquired in connection with a Permitted Acquisition hereunder as additional collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of the Security Agreement, and executed and delivered to the Administrative Agent all such documentation for such pledge (including, a supplement to the Security Agreement, original stock certificates and duly executed stock powers, as applicable) as, in the reasonable opinion of the Administrative Agent, is required to grant, perfect or protect such Lien to the extent required under the Security Agreement;

(iv) if a new Domestic Subsidiary which is not an Unrestricted Subsidiary or an Excluded Subsidiary is acquired or created in connection with such Acquisition, such newly created or acquired Domestic Subsidiary shall (or will) in accordance with Section 6.12 execute and deliver a supplement to the Guaranty and Security Agreement Supplement or such other document as requested by the Administrative Agent to evidence its Guaranty of the Obligations and to grant a Lien on and security interest in all assets constituting Collateral of such new Domestic Subsidiary as additional collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of the Security Agreement, and executed and delivered to the Administrative Agent all such documentation for such security interest as, in the reasonable opinion of the Administrative Agent, is required to grant, perfect or protect such Lien to the extent required under the Security Agreement; and

(v) to the extent requested by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent to the effect that all material approvals, consents or authorizations required in connection with such Acquisition (including with respect to the formation of any License Subsidiary and the issuance or assignment of FCC Licenses to a License Subsidiary) from any Licensing Authority or other Governmental Authority shall have been obtained, and such opinions as the Administrative Agent may reasonably request as to (i) the Liens granted to the Administrative Agent, for the benefit of the Secured Parties in the Equity Interest, as required pursuant to this Section, (ii) any required regulatory approvals for such Acquisition and (iii) such other matters as the Administrative Agent may reasonably request.

7.08 Change in Nature of Business. Engage in any material line of business substantially different from the Business.

7.09 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower (including any Unrestricted Subsidiary), whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable (or more favorable) to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (a) transactions between or among the Borrower and any of the Restricted Subsidiaries that are Guarantors, or (b) between and among Restricted Subsidiaries that are Guarantors, (c) [reserved], (d) Restricted Payments permitted by Section 7.06, (e) any issuance or sale of Stock (other than Disqualified Stock) of the Borrower, (f) transactions pursuant to agreements or arrangements in effect on the ~~date hereof~~Restatement Effective Date and set forth on Schedule 7.09, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, is no less favorable, taken as a whole, to the Loan Parties than the agreement or arrangement in existence on the ~~date hereof~~Restatement Effective Date, (g) payments by the Borrower (and any direct or indirect parent thereof) and its Restricted Subsidiaries pursuant to tax sharing agreements among the Borrower (and any such parent) and its Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Borrower and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local Taxes for such fiscal year were the Borrower and its Restricted Subsidiaries (to the extent described above) to pay such Taxes separately from any such parent entity, (h) payment of reasonable and customary fees to, and reasonable and customary indemnification arrangements and similar payments on behalf of, directors of the Borrower or any Restricted Subsidiary thereof, (i) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Borrower or any Restricted Subsidiary with officers and employees of the Borrower or any Restricted Subsidiary thereof and the payment of compensation to officers and employees of the Borrower or any Restricted Subsidiary thereof (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment have been approved by a majority of the disinterested members of the Borrower’s board of directors and (j) additional affiliation agreements and/or joint sale agreements with Univision, any purchase or sale by Univision of the Borrower’s Stock and/or any other agreements or arrangements entered into with Univision in connection with the conduct of the Borrower’s businesses; provided, that for any such other agreement or arrangement that (i) is outside of the Borrower’s ordinary course of conduct, including conduct that is not inconsistent with the Borrower’s past practice (and subject to Section 7.08), and (ii) involves aggregate consideration in excess of $25,000,000, Borrower will deliver to the Administrative Agent a resolution of the board of directors of the Borrower set forth in a certificate of an officer of the Borrower certifying that such transaction is fair and reasonable to the Borrower. For the avoidance of doubt, this Section 7.09 shall not apply to employment arrangements with, and payments of compensation or benefits to or for the benefit of, management.

7.10 Negative Pledge Clauses; Limitations on Subsidiary Distributions.

(a) Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits (other than a dollar limit, provided that such dollar limit is sufficient in amount to allow at all times the Liens to secure the Obligations) the ability of the Borrower and/or its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (i) this Agreement and the other Loan Documents, (ii) pursuant to applicable law, (iii) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and other similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets subject to such leases, licenses, or similar agreements, as the case may be), (iv) any prohibition or limitation that consists of customary restrictions and conditions contained in any agreement relating to the sale or sale leaseback of any property permitted under this Agreement limited to the property subject thereto, (v) customary restrictions in documents, agreements or constituent documents governing joint ventures, (vi) any agreement in effect at the time a Restricted Subsidiary becomes a Restricted Subsidiary (or applicable to assets or Equity Interests at the time of acquisition thereof) as long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary or the acquisition of such assets or Equity Interests, (vii) restrictions and conditions contained in the documents governing Indebtedness of Foreign Subsidiary that is permitted to be incurred pursuant to this Agreement, (viii) any document or instrument governing Indebtedness incurred pursuant to Section 7.03(e), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith and (ix) restrictions arising in connection with cash or other deposits permitted under Sections 7.01 and 7.02 and limited to such cash or deposits.

(b) Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of (a) any Restricted Subsidiary to Guarantee the Obligations, (b) any Restricted Subsidiary to (x) make Restricted Payments to the Borrower or any other Restricted Subsidiary in respect of any Equity Interest of such Subsidiary held by, or pay any Indebtedness owed to the Borrower or any other Restricted Subsidiary, (y) make loans or advances to, or other Investments in, the Borrower or any other Restricted Subsidiary or (z) transfer any of its property or assets to the Borrower or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) customary restrictions and conditions contained in agreements relating to any Disposition pending such Disposition provided, however, that such restrictions and conditions apply only to the Equity Interests or other asset that is to be Disposed, (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Equity Interest or Indebtedness incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Borrower and outstanding on such date as long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary, (iv) applicable law or imposed as a condition or term in any License, (v) restrictions in effect on the date of this Agreement contained in the agreements governing the Indebtedness in effect on the Restatement Effective Date and in any agreements governing any refinancing thereof if such restrictions are no more restrictive than those contained in the agreements as in effect on the date of this Agreement governing the Indebtedness being renewed, extended or refinanced, (vi) customary non assignment provisions with respect to contracts, leases, licensing or other agreements entered into by the Borrower or any of its Restricted Subsidiaries, in each case entered into in the ordinary course of business, (vii) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business, (viii) restrictions and conditions contained in the documents governing Indebtedness of any Subsidiary that is not a wholly-owned Subsidiary of the Borrower provided, however, that such restrictions and conditions apply only to such Subsidiary and its assets, or (ix) any restrictions under any Indebtedness permitted by Section 7.03 if either (A) (x) such restrictions will not affect the ability of the Borrower to make principal, interest or fee payments on the Obligations or any other Indebtedness of the Borrower and (y) such encumbrances or restrictions are not less favorable in any material respect to the Lenders than is customary in comparable financings or agreements or (B) such Indebtedness is incurred by a Subsidiary that is not a Loan Party.

7.11 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.12 Amendment of Material Documents and Agreements. Amend, modify or supplement:

(a) Organization Documents of any Loan Party or any other Significant Subsidiary, unless required by law, in any manner that is materially adverse to the interests of the Lenders, and other than amendments to provide for the issuance of Equity Interests not otherwise prohibited by this Agreement; or

(b) (i) any indenture, credit agreement or other document entered into evidence or govern the terms of any Indebtedness with an outstanding principal amount in excess of $10,000,000 permitted to be created, incurred or assumed pursuant to Section 7.03 and, in each case, any indenture, credit agreement or other document entered into with respect to any extension, renewal, replacement or refinancing thereof or (ii) any document entered into to evidence or govern the terms of any Preferred Stock, in each case except for any such amendment, modification or waiver that, (x) would not, in any material respect, adversely affect the interests of the Lenders and (y) would otherwise not be prohibited hereunder.

7.13 Financial Covenants.

(a) Total Net Leverage Ratio. Except with the written consent of the Required Lenders, permit the Total Net Leverage Ratio as of the last day of any fiscal quarter to be greater than ~~3.25~~4.00 to 1.00 (commencing with the Measurement Period ending on the last day of the fiscal quarter ending ~~March 31~~June 30, ~~2023~~2025).

(b) Interest Coverage Ratio. Except with the written consent of the Required Lenders, permit the Interest Coverage Ratio as of the last day of any fiscal quarter to be less than ~~3.00~~2.00 to 1.00 (commencing with the Measurement Period ending on the last day of the fiscal quarter ending ~~March 31~~June 30, ~~2023~~2025).

7.14 [Reserved].

7.15 Sale and Leaseback Transactions. Enter into any arrangement at any time on or after the Restatement Effective Date whereby the Borrower or any Restricted Subsidiary sells or transfers any of its assets, and thereafter rents or leases such assets, provided that, so long as the there exists no Default both before and after giving effect to this transaction and the Borrower is otherwise in compliance with the provisions of Section 7.05, the Borrower and its Restricted Subsidiaries may consummate sales and leasebacks aggregating not more than $30,000,000 in gross sales proceeds for all such transactions over the term of this Agreement commencing on the Restatement Effective Date.

7.16 [Reserved].

7.17 Change in Status of Subsidiaries.

(a) Unless approved by the Administrative Agent, designate any Subsidiary as an Unrestricted Subsidiary and subsequently redesignate such Subsidiary as a Restricted Subsidiary with respect to each such Subsidiary; provided that once an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, it may not be redesignated as an Unrestricted Subsidiary.

(b) Subject to Section 7.17(a), designate or convert any Restricted Subsidiary as an Unrestricted Subsidiary provided that, the Borrower may designate a Restricted Subsidiary as an Unrestricted Subsidiary, if (i) the Investment in such Subsidiary (determined as of the date designation) is permitted pursuant to Section 7.02 and (ii) after giving such designation on a Pro Forma Basis, the Borrower would be able to incur $1 of Indebtedness under Section 7.03(g); provided, further, (i) no Subsidiary may be designated as, or converted to, an Unrestricted Subsidiary if it is party to any agreement or contract with any other Restricted Subsidiary, unless the terms of such agreement are no less favorable to such Restricted Subsidiary than those that might be obtained from an unaffiliated third party, (ii) no Subsidiary may be designated as, or converted to, an Unrestricted Subsidiary if such Subsidiary is a Person with respect to which any Restricted Subsidiary has any direct or indirect obligation to make capital contributions or to maintain such Subsidiary’s financial condition unless at the time of such designation or conversion the amount of such obligation to make capital contributions or to maintain such Subsidiary’s financial condition, assuming it would constitute an Investment, would be permitted pursuant to Section 7.02 and (iii) no Loan Party may make any Investment of Material Intellectual Property in, Dispose of Material Intellectual Property to or otherwise transfer Material Intellectual Property to any Unrestricted Subsidiary.

(c) For the avoidance of doubt, the designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein, at the date of designation in an amount equal to the fair market value of the Borrower’s investment therein as determined in good faith by the Borrower.

(d) The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall, at the time of such designation, constitute the incurrence of any Indebtedness or Liens of such Subsidiary existing at such time.

7.18 Prepayments, Etc. of Indebtedness. Make any unscheduled payment or prepayment of principal or interest (or any comparable unscheduled reduction of principal or yield provision, or payment of fees) on any Subordinated Indebtedness (including, without limitation, any redemption, defeasance, setting aside of funds for a sinking, defeasance or another analogous fund, cancellation, forgiveness, repurchase, receive an assignment of, or otherwise cause any of the foregoing or enter into any other transaction which accomplishes a like result, including pursuant to any change of control, sale of assets, issuance of any equity or otherwise as may be set forth in the terms of or available to the Borrower or any of its Subsidiaries at its option), except:

(a) so long as there exists no Default prior to and/or after giving effect to each such payment or prepayment, the Borrower and the Restricted Subsidiaries may make such payment or prepayment in an amount not to exceed the Available Amount; provided that, for purposes of this Section 7.18(a), if, after giving effect to such payment or prepayment, the Total Net Leverage Ratio for the applicable Measurement Period (with the Total Net Leverage Ratio for such purpose being calculated on a Pro Forma Basis (A) after giving effect to the making of such payment or prepayment and any Indebtedness incurred in connection therewith and (B) excluding the proceeds of such Indebtedness in the determination of unrestricted cash and Cash Equivalents) is less than or equal to 2.50 to 1.00;

(b) so long as (i) there exists no Default prior to and/or after giving effect to each such payment or prepayment and (ii) after giving effect to such payment or prepayment, the Total Net Leverage Ratio for the applicable Measurement Period (with the Total Net Leverage Ratio for such purpose being calculated on a Pro Forma Basis (A) after giving effect to the making of such payment or prepayment and any Indebtedness incurred in connection therewith and (B) excluding the proceeds of such Indebtedness in the determination of unrestricted cash and Cash Equivalents), is less than or equal to 1.50 to 1.00, the Borrower and its Restricted Subsidiaries may make such payments or and prepayments in an unlimited amount;

(c) [reserved];

(d) prepayments of Indebtedness, so long as, immediately after giving effect thereto, the aggregate amount of such prepayments of Indebtedness made in reliance on this clause (d) does not exceed an amount equal to $50,000,000, minus the amount of Restricted Payments made utilizing Section 7.06(h) hereof;

(e) prepayments of Indebtedness owing by (i) any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary and (ii) the Borrower to any Restricted Subsidiary that is a Guarantor;

(f) prepayments of Indebtedness in connection with refinancings otherwise permitted under this Agreement; and

(g) so long as (i) there exists no Default prior to and/or after giving effect thereto and (ii) the proceeds from the sale of such Equity Interests of the Borrower (A) are not from the sale of Disqualified Stock, (B) have not been used, or are not being held for use, for another purpose, and (C) are not being added to the calculation of Available Amount through any mechanism of this Agreement, prepayments of Indebtedness solely to the extent such prepayments are made using the proceeds from the sale of such Equity Interests of the Borrower.

7.19 Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

7.20 Anti-Corruption Laws. Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other anti-corruption legislation in other applicable jurisdictions.

7.21 License Subsidiaries. No License Subsidiary shall (i) engage in any business (other than (x) the holding of the FCC Licenses, (y) actions required to maintain such FCC Licenses in full force and effect, and (z) actions required to maintain its separate corporate, company, partnership or other legal existence or to perform its obligations under any of the Loan Documents to which it is a party), (ii) own any assets (other than FCC Licenses), (iii) create or permit to exist any Liens on any of its assets except Liens granted in favor of the Administrative Agent for the benefit of the Secured Parties, or (iv) incur any obligations or incur any other Indebtedness or guaranteed Indebtedness (other than the Obligations). No Loan Party, other than a License Subsidiary, shall hold any FCC License material to the operation of the business of the Borrower and its Subsidiaries (other than any authorizations from the FCC related to delivering programming to a location in a foreign country, which authorizations may be held by Borrower).

7.22 [Reserved].

7.23 Fiscal Year. No Loan Party shall, nor will it permit any of its Subsidiaries to, change its fiscal year, or its accounting policies or reporting practices, except as required by GAAP or in addressing any changes required as a result of the adoption of GAAP. This Section 7.23 shall not be construed so as to prohibit the Borrower and its Subsidiaries from changing its taxable year for U.S. federal income tax purposes.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrower or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 6.03, 6.05(a), 6.18 or Article VII; or

(c) Other Defaults. (i) The Borrower or any Subsidiary fails to perform or observe any term, covenant or agreement contained in either Section 6.10 or 6.11 on its part to be performed or observed and such failure continues for 10 days after the earlier of actual knowledge by the Borrower of such Default or receipt by such Loan Party of written notice of the existence of such Default from any Lender, or (ii) any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a), (b) or (c)(i) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of actual knowledge by the Borrower of such Default or receipt by such Loan Party of written notice of the existence of such Default from any Lender; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) The Borrower or any Restricted Subsidiary (A) fails to make any payment when due (after giving effect to any applicable grace periods) (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Consolidated Funded Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $15,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Consolidated Funded Indebtedness, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event (including a change of control) occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Consolidated Funded Indebtedness, (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Consolidated Funded

Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Consolidated Funded Indebtedness to be made, prior to its stated maturity, to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than $15,000,000; or

(f) Insolvency Proceedings, Etc. The Borrower or any Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 90 calendar days, or the Borrower or such Significant Subsidiary has consented in writing to any of the foregoing; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 90 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) The Borrower or any Significant Subsidiary admits in writing its inability to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against the Borrower or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding $15,000,000 (to the extent not covered by independent third-party insurance or indemnity) and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which such judgment remains unpaid and a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any Subsidiary to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $15,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA which has resulted or could reasonably be expected to result in liability of the Borrower or any Subsidiary in an aggregate amount in excess of $15,000,000; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document; or

(k) Material Loss of License. (i) The FCC or any other Licensing Authority shall revoke, terminate, substantially and adversely modify or refuse by Final Order to renew any License relating to a Station or Stations or (ii) the Borrower or any License Subsidiary shall be required pursuant to a final non-appealable order to sell or otherwise dispose of any Station; so long as in each case of (i) and (ii) preceding such event or failure is reasonably expected to have a Material Adverse Effect; or

(l) Change of Control. There occurs any Change of Control; or

(m) Station Interruptions. The operations of any Station shall be interrupted or curtailed, except in the event of a Force Majeure Effect, at any time for a period in excess of 96 consecutive hours during any period of seven consecutive days, and such interruption or curtailment could reasonably be expected to have a Material Adverse Effect.

(n) Collateral Documents. The Collateral Documents shall for any reason (other than pursuant to the terms thereof) cease to create or any Lien of the Administrative Agent cease to be a valid and perfected first priority Lien (subject to Permitted Liens) on the Collateral purported to be covered thereby or shall be asserted by Borrower or any other Loan Party not to be a valid, perfected, first priority security interest in or Lien on the Collateral covered thereby.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligations of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and each Subsidiary;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Committed Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02(a)), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.15 and 2.16 be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest and Obligations relating to Secured Hedge Agreements and Secured Cash Management Agreements) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, except Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Section 2.03 or Section 2.15;

Sixth, to payment of remaining portion of the Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Sixth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto. Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

ARTICLE IX.
ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions (other than with respect to (x) consent rights contemplated by Section 9.06 and (y) the last paragraph of Section 9.10) and the provisions of this Article IX shall not impose any duties or obligations on any Loan Party or provide any benefits to the Administrative Agent, the Lenders or the L/C Issuer with respect to any Loan Party. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the collateral agent under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the collateral agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as collateral agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the collateral agent under the Loan Documents) as if set forth in full herein with respect thereto.

(c) Each of the Lenders and the L/C Issuer (i) consents to and authorizes the Administrative Agent, from time to time upon the reasonable request of the Borrower to execute and deliver any Intercreditor Agreement or subordination agreements in respect of Indebtedness permitted hereunder on customary terms on behalf of each such Lender and the L/C Issuer and all other holders of the Obligations and (ii) agrees to be bound by the terms and provisions thereof.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent or the Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arrangers, as applicable:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers (except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents)), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or the L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(d) shall not be liable for any action taken or not taken by it, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY SUCH ADMINISTRATIVE AGENT OR

ARRANGER (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer; and

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than the Administrative Agent’s duty to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower so long as there exists no Event of Default (such consent not to be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above (including the consent of the Borrower, if applicable), provided that in no event shall such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, with the consent of the Borrower so long as there exists no Event of Default (such consent not to be unreasonably withheld), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this Section) (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d) Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07 Non-Reliance on the Administrative Agent, the Arrangers and the Other Lenders. Each Lender and the L/C Issuer expressly acknowledges that none of the Administrative Agent nor the Arrangers has made any representation or warranty to it, and that no act by the Administrative Agent or the Arrangers hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender or the L/C Issuer as to any matter, including whether the Administrative Agent or the Arrangers have disclosed material information in their (or their Related Parties’) possession. Each Lender and the L/C Issuer represents to the Administrative Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the bookrunners, Arrangers, Documentation Agents, Administrative Agent or Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender and the L/C Issuer.

9.09 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered to, and if requested by the Required Lenders shall, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are due and owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations (as defined in the Collateral Documents) pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of foreclosure conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (j) of Section 10.01 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10 Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09, the Secured Parties, the Lenders and the L/C Issuer (in each case including in its capacities as a Cash Management Bank and a Hedge Bank, if applicable) irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is transferred, sold or conveyed or to be sold off as part of or in connection with any sale or conveyance permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) in the case of Equity Interests of a Foreign Subsidiary in connection with the liquidation or dissolution of such Foreign Subsidiary permitted hereunder, or (iv) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; and

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

(c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary or ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Loan Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

The parties hereto acknowledge and agree that the Administrative Agent may rely conclusively as to any of the matters described in this Section 9.10 (including as to its authority hereunder and thereunder) on a certificate or similar instrument provided to it by any Loan Party without further inquiry or investigation, which certificate shall be delivered to the Administrative Agent by the Loan Parties upon request.

9.11 Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty Agreements or any Collateral by virtue of the provisions hereof or of any Guaranty Agreement or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

9.12 No Fiduciary Relationships. Without limiting the foregoing, none of the Lenders shall have or be deemed to have a fiduciary relationship with any Lender. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as other set forth herein in the case of the Administrative Agent) authorized to act for, any other Lender.

9.13 Withholding Taxes. To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, within 10 days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other

Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), whether or not such Taxes are correctly or legally imposed or asserted. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement, any other Loan Document or otherwise against any amount due the Administrative Agent under this Section 9.13. The agreements in this Section 9.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 9.13, the term “Lender” includes any L/C Issuer and any Swing Line Lender.

9.14 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE X.
MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in the Restatement Agreement, Section 4.01 (other than Section 4.01(b) or (c)), or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;

(b) without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders, Required Term A Lenders or the Required Incremental Lenders with respect to such Facility, as the case may be;

(c) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of each such Lender directly and adversely affected thereby;

(d) postpone any date fixed by this Agreement or any other Loan Document for (i) any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment or (ii) any scheduled or mandatory reduction of any Facility hereunder or under any other Loan Document without the written consent of each Appropriate Lender directly and adversely affected thereby;

(e) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, in each case without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(f) change (i) Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any prepayment of Loans among the Facilities from the application thereof set forth in the provisions of Section 2.05(c) in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (x) if such Facility is the Term A Facility, the Required Term A Lenders, (y) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders and (z) if such Facility is an Incremental Facility, the Required Incremental Lenders with respect to such Facility;

(g) change (i) any provision of this Section 10.01 or the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Term A Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(g)), without the written consent of each Lender directly and adversely affected thereby, except as specifically set forth in Section 2.18 or (ii) the definition of “Required Term A Lenders,” “Required Revolving Lenders” or “Required Incremental Lenders” without the written consent of each Lender under the applicable Facility;

(h) release all of, or substantially all of, the value of the guaranties of the Obligations made by the Guarantors without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(i) release all of, or substantially all of, the Collateral without the written consent of each Lender; or

(j) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term A Facility, the Required Term A Lenders, (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders and (iii) if such Facility is an Incremental Facility, the Required Incremental Lenders with respect to such Facility;

and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.06(f) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (v) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (vi) the Letter of Credit Applications may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (vii) this Agreement and the other Loan Documents may be amended solely with the consent of the Administrative Agent to incorporate the terms of any Incremental Facility, Refinancing Term Loans,

Refinancing Term Loan Commitments or to establish an Extension permitted by Section 2.19; and (viii) any amendment, waiver or consent that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders.

Notwithstanding anything to the contrary herein, (A) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender and (B) except to the extent there shall then exist an Event of Default, any waiver, consent or other amendment to any term or provision of this Agreement necessary or advisable to effectuate the intent of Section 2.18 to provide an Incremental Facility or an increase in the Aggregate Commitment shall be effective when executed by the Borrower, the Administrative Agent and each Lender or other approved financial institution making such Incremental Facility or increase in the Aggregate Commitment. For the avoidance of doubt, it is understood and agreed that (1) all mandatory prepayments hereunder may be waived by the Required Lenders and (2) all mandatory prepayment provisions hereunder may be amended with the consent of the Required Lenders and the Borrower.

In addition, subject to Section 2.05(c)(ii) and Section 2.17, this Agreement and the other Loan Documents may be amended (or amended and restated) with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans and/or the Replacement Commitments, as applicable, to permit (a) the refinancing of all or a portion of the outstanding Term Loans (the “Refinanced Term Loans”) or the replacement of the Revolving Credit Facility (the “Refinanced Commitment”) with one or more replacement term loan tranches hereunder which shall be Loans hereunder (“Replacement Term Loans”) or (b) the replacement of the Refinanced Commitments with a new tranche of revolving commitments (the “Replacement Commitments”); provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans or Refinanced Commitment, as applicable plus any OID with respect thereto, accrued cash interest payable thereon, premium (if any) thereon, other amounts necessary to accomplish such refinancing or replacement, and fees and reasonable expenses incurred in connection therewith, (b) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans, respectively, at the time of such refinancing, (c) the aggregate amount of the Replacement Commitment shall not exceed the Refinanced Commitment plus any OID with respect thereto, accrued cash interest payable thereon, premium (if any) thereon, other amounts necessary to accomplish such refinancing or replacement, and fees and reasonable expenses incurred in connection therewith, (d) the borrower of such Replacement Term Loans or Replacement Commitment shall be the Borrower and (e) all other terms applicable to such Replacement Term Loans (exclusive of pricing) shall be (x) substantially identical to, or not materially more favorable to the Lenders providing such Replacement Term Loans or Replacement Commitments than those applicable to such Refinanced Term Loans or Refinanced Commitments, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Refinanced Term Loans or Refinanced Commitments, in effect immediately prior to such refinancing or (y) reasonably satisfactory to the Administrative Agent (it being understood that no consent shall be required from the Administrative Agent for terms and conditions that are more restrictive than the terms of the Refinanced Term Loans or the Refinanced Commitments if the Lenders under the Refinanced Term Loans or the Refinanced Commitments also receive the benefit of such more restrictive terms).

Notwithstanding anything to the contrary contained in this Section 10.01, (a) if the Administrative Agent and the Borrower have jointly identified an obvious error or any error or omission, in each case, in any Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision without the input or consent of the Lenders and (b) any guarantees, collateral security documents, Intercreditor Agreements and related documents executed by any Loan Party in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local

Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

No amendment, waiver or consent shall without the prior written consent of each Lender directly affected thereby, (i) modify Sections 2.05 or 2.13 or any other provision hereof in a manner that would have the effect of altering the ratable reduction of Commitments or the pro rata sharing of payments otherwise required hereunder, (ii) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation, (iii) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness or other obligation, (iv) release, or have the effect of releasing, all or substantially all of the Collateral securing the Obligations, or (v) release, or have the effect of releasing, all or substantially all of the value of the Guarantees of the Obligations.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, any Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or as otherwise noticed to the Administrative Agent; and

(ii) ~~(~~if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent if a confirmation from the sender’s facsimile has been generated (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent, the Syndication Agents, the Documentation Agents or any of their Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY SUCH AGENT PARTY, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, Term Loan Notices, Swing Line Loan Notices, Notice of Loan Prepayment and Letter of Credit Applications) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all reasonable out-of-pocket losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF SUCH PERSON, absent gross negligence, bad faith or willful misconduct of such Person. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) (A) all reasonable out-of-pocket expenses incurred by each Agent and its Affiliates (but only including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent, one local counsel in each relevant jurisdiction (if applicable) and one specialty counsel), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents through the Closing Date, and (B) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent, one local counsel in each relevant jurisdiction (if applicable) and one specialty counsel), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by each Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for each Agent, any Lender or the L/C Issuer), in connection with the enforcement of its rights after the occurrence of an Event of Default (or, during the continuance of an Event of Default, protection of its rights) (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Without limiting the provisions of Section 3.01(c) or Section 3.04(a), this Section 10.04(a) shall not apply to Taxes, other than any Taxes attributable to non-Tax out-of-pocket expenses.

(b) Indemnification by the Borrower. The Borrower shall indemnify each Agent (and any sub-agent thereof), each Lender, the L/C Issuer and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including without limitation, the

Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, in each case whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY SUCH INDEMNITEE, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment in its favor to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or any Related Party of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c) or Section 3.04(a), this Section 10.04(b) shall not apply to Taxes, other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to an Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing but without affecting the Borrower’s obligations to pay such amounts, each Lender severally agrees to pay to such Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Outstanding Amount of all Loans at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the parties hereto shall not assert, and hereby waives, and the Borrower acknowledges that neither it nor any Subsidiary shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by others of any information or other materials distributed to such party by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than 30 Business Days after demand therefor after receipt of a reasonably detailed written invoice therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender or Agent, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not, nor may any other Loan Party (except to the extent such Loan Party is permitted in a transaction permitted by the terms of this Agreement) assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(e), or (iv) to an SPC in accordance with the provisions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. Notwithstanding the foregoing or anything to the contrary herein, Bank of America, N.A. may, without notice to the Loan Parties, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participation in L/C Obligations and in Swing Line Loans)) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts. Except with respect to an assignment pursuant to Section 9.09,

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the applicable Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than (i) in the case of Revolving Commitments or a Revolving Credit Facility, $5,000,000 and (ii) in the case of Term Loans or Term A Commitments, $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among the separate Classes and any separate revolving credit or term loan facilities provided pursuant to the penultimate paragraph of Section 10.01 on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Sections 8.01(a), (f) or (g) has occurred and is continuing at the time of such assignment, (2) such assignment is made pursuant to Section 9.09 or (3) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Facilities with respect to assignments to Lenders previously consented to by the Borrower;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any unfunded commitment in respect of any Term Loans or Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund, unless in the case of this clause (2), such assignment is pursuant to Section 10.06(g) below; and

(C) the consent of the L/C Issuer and the Swing Line Lender shall be required for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption. Except with respect to an assignment pursuant to Section 9.09, the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 and any documentation required under Section 3.01(e); provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. Other than in the case of assignment pursuant to Section 10.06(g) below, the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower other than pursuant to Section 10.06(g) or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned or operated for the primary benefit of a natural person).

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be presumptively correct, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned or operated for the primary benefit of a natural Person, a Defaulting Lender, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each

Lender shall be responsible for the indemnity under Section 10.04(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections, provided that the documentation required under Section 3.01(e) shall be delivered solely to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) shall be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent that the entitlement to a greater payment results from a Change in Law after the Participant became a Participant. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant shall be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or to the extent such disclosure is necessary to comply with other requirements under applicable Laws governing Taxes. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01 and 3.04) except to the extent the entitlement to a greater payment under Section 3.01 or 3.04 results from a Change in Law after the Participant became a Participant, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. Each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) subject to Section 10.07, disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(g) Assignment to Borrower. Any Lender may, so long as no Default has occurred and is continuing and no proceeds of any Credit Extension under the Revolving Credit Facility are applied to fund the consideration for such assignment, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to the Borrower through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with the procedures of the type described in Section 2.17 or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchase on a non-pro rata basis; provided that in connection with assignments pursuant to clauses (x) and (y) above, (i) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such assignment or transfer, (ii) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishment of the Term Loans then held by the Borrower and (iii) the Borrower shall promptly provide notice to the Administrative Agent of such assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.

(h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Committed Loans pursuant to Section 10.06(b), Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates’, its auditors and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required by or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.18 or Section 10.01; or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Restricted Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the a Loan Party. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any person.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or any Subsidiary of either thereof, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency (but not trust accounts)) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/ C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf, and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower or the new assignee Lender shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, (A) if such Non-Consenting Lender refused to consent to a transaction that would have resulted in a prepayment premium pursuant to Section 2.05(c)(ii), the Borrower shall have paid the Non-Consenting Lender such prepayment premium and (B) the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE BORROWER, EACH OTHER LOAN PARTY AND EACH OTHER PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, THE L/C ISSUER, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN CONNECTION WITH ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION RELATING TO TAKING ENFORCEMENT ACTIONS AGAINST THE COLLATERAL.

(c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST

EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

10.17 Time of the Essence. Time is of the essence of the Loan Documents.

10.18 Designation as Senior Indebtedness. All Obligations shall (i) be “Designated Senior Indebtedness” or any similar designation (with respect to indebtedness having the maximum rights as “senior debt”) under any agreement or indenture evidencing other Indebtedness of the Borrower and its Restricted Subsidiaries (ii) be treated as senior indebtedness at least pari passu with respect to all other indentures and other Indebtedness of the Borrower and its Restricted Subsidiaries.

10.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Syndication Agents, the Documentation Agents, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower and their respective Affiliates, on the one hand, and the Administrative Agent, the Syndication Agents, the Documentation Agents, the Arrangers and the Lenders, on the other hand, (B) each of the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Syndication Agents, the Documentation Agents, the Arrangers and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its respective Affiliates, or any other Person and (B) none of the Administrative Agent, any Syndication Agent, any Documentation Agent, any Arranger or any Lender has any obligation to the Borrower or any of its respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Syndication Agents, the Documentation Agents, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and none of the Administrative Agent, the Syndication Agents, the Documentation Agents, the Arrangers and the Lenders has any obligation to disclose any of such interests to the Borrower or any of its respective Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Syndication Agents, the Documentation Agents, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.20 Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent, the L/C Issuer, the Swing Line Lender, and each Lender (collectively, each a “Credit Party”) agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, L/C Issuer nor Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Issuer and/or Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Credit Party without further verification and regardless of the appearance or form of such Electronic Signature, and (b) upon the request of the Administrative Agent or any Credit Party, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed counterpart.

Neither the Administrative Agent, L/C Issuer nor Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, L/C Issuer’s or Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, L/C Issuer and Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any other Loan Document based solely on the lack of paper original copies of this Agreement and/or such other Loan Document, and (ii) any claim against the Administrative Agent, each Credit Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

10.21 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY

EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

10.22 Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 10.22 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

10.23 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

10.24 ERISA.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

10.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the

Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.25, the following terms have the following meanings:

(i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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